As filed with the Securities and Exchange Commission on May 29, 2018
Registration No. 333-218371

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ellington Financial LLC
(Exact name of registrant as specified in its governing instruments)

Delaware	26-0489289
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

53 Forest Avenue
Old Greenwich, Connecticut 06870
(203) 409-3575
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Laurence Penn
Chief Executive Officer
53 Forest Avenue
Old Greenwich, Connecticut 06870
(203) 409-3575
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Daniel M. LeBey
Christopher C. Green
Vinson & Elkins L.L.P.
Riverfront Plaza, West Tower
901 E. Byrd Street, Suite 1500
Richmond, Virginia 23219
(804) 327-6300
(713) 758-2346 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨ ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
As a consequence of changes in the rules and regulations of the U.S. Commodity Futures Trading Commission (the “CFTC”) implemented under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd Frank Act"), effective as of January 1, 2013, Ellington Financial LLC (the “Company”) has been operated pursuant to a commodity pool operator operational exemption from certain regulatory requirements under the U.S. Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the regulations of the CFTC. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-218371) of the Company is being filed solely to update certain disclosures required pursuant to such rules and regulations. In addition, we are generally updating the Registration Statement for factual information regarding the Company.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 29, 2018
Prospectus
Ellington Financial LLC
$500,000,000
Common Shares Representing Limited Liability Company Interests
Preferred Shares Representing Limited Liability Company Interests
Shareholder Rights to Purchase Common or Preferred Shares Representing
Limited Liability Company Interests
Warrants to Purchase Common or Preferred Shares Representing Limited
Liability Company Interests
Debt Securities

We may offer, issue and sell, from time to time, up to an aggregate of $500,000,000 of common shares representing limited liability company interests, which we refer to as “common shares,” preferred shares representing limited liability company interests, which we refer to as “preferred shares,” shareholder rights to purchase common or preferred shares, which we refer to as “shareholder rights,” warrants to purchase common or preferred shares, which we refer to as “warrants” and debt securities, which may consist of debentures, notes, or other types of debt, in one or more offerings. We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. You should read this prospectus and any supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.
Ellington Financial LLC is a specialty finance company that invests in a diverse array of financial assets, including residential and commercial mortgage-backed securities, residential and commercial mortgage loans, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, corporate equity and debt securities (including distressed debt), non-mortgage and mortgage-related derivatives, equity investments in mortgage-related entities, and other strategic investments. We are externally managed and advised by Ellington Financial Management LLC, or our “Manager,” an affiliate of Ellington Management Group, L.L.C.
Our common shares are listed on the New York Stock Exchange, or “NYSE,” under the symbol “EFC.” The last reported sale price of our common shares on the NYSE on May 25, 2018 was $16.26 per share.

Investing in these securities involves risks. You should carefully read and consider the information referred to under “Risk Factors” on page 17 of this prospectus and any prospectus supplement before making a decision to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
The date of this prospectus is , 2018

RISK DISCLOSURE STATEMENT PURSUANT TO SECTION 4.24
OF THE COMMODITY EXCHANGE ACT
YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 15 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 15.
THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 17.
YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.
SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.
HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.
IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

REGULATORY NOTICE
MONTHLY ACCOUNT STATEMENTS, THE ANNUAL REPORT AND THE DISCLOSURE DOCUMENT FOR THE COMPANY CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE MANAGER’S WEBSITE AT http://ir.ellingtonfinancial.com/phoenix.zhtml?c=214142&p=irol-CFTCReg. ADDITIONAL REPORTS ARE POSTED ON THE MANAGER’S WEBSITE IN THE DISCRETION OF THE MANAGER OR AS REQUIRED BY REGULATORY AUTHORITIES.

ELLINGTON FINANCIAL LLC
TABLE OF CONTENTS
PART ONE
DISCLOSURE DOCUMENT

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement, any free writing prospectus prepared by us or on our behalf or information to which we have referred you. We have not authorized any other person to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by us or on our behalf. If anyone provides you with different or inconsistent information, you should not rely on it. We are not soliciting an offer to buy or making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or any prospectus supplement or the documents incorporated by reference herein and therein is current only as of the date on the front of those documents.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC.” Under this shelf registration statement, we may offer and sell any combination of our common shares, preferred shares, shareholder rights, warrants and debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information.” This prospectus (also referred to as a “disclosure document” for commodities law purposes) is also available at http://ir.ellingtonfinancial.com/phoenix.zhtml?c=214142&p=irol-CFTCReg. Our internet website, and the information contained therein or connected thereto does not constitute part of this prospectus.
The SEC allows us to incorporate by reference information that is contained in certain reports and other documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information.
Except where the context suggests otherwise, “Company,” “we,” “us” and “our” refer to Ellington Financial LLC and its consolidated subsidiaries, including Ellington Financial Operating Partnership LLC, our operating partnership subsidiary, which we refer to as our “Operating Partnership.” We conduct all of our operations and business activities through our Operating Partnership. Our “Manager” refers to Ellington Financial Management LLC, our external manager, “Ellington” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager, and “Manager Group” refers collectively to Ellington and its principals (including family trusts established by its principals) and entities in which 100% of the interests are beneficially owned by the foregoing. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by Ellington and its other affiliates from time to time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assured future results of our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek,” or similar expressions or their negative forms, or refer to strategies, plans, or intentions, we intend to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and as such, may involve known and unknown risks, uncertainties, and assumptions.
Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward- looking statements. You should carefully consider these risks before you invest in our securities. The following factors are examples of those that could cause actual results to vary materially from our forward-looking statements:

•	difficult conditions in the mortgage and residential real estate markets;

•
the effect of the U.S. Federal Reserve’s, or "Federal Reserve," and the U.S. Treasury’s actions and programs on the liquidity of the capital markets and the impact and timing of any further programs or regulations implemented by the U.S. government or its agencies;

•
the federal conservatorship of the Federal National Mortgage Association, or "Fannie Mae," and the Federal Home Loan Mortgage Corporation, or "Freddie Mac," and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and the Government National Mortgage Association, within the U.S. Department of Housing and Urban Development, or "Ginnie Mae," and the U.S. government;

•
the impact of the downgrade of the long-term credit ratings of the United States, Fannie Mae, Freddie Mac and Ginnie Mae; increased prepayments of the mortgages and other loans underlying our Agency RMBS (as defined below);

•	the volatility of our target markets and of the market value of our securities;

•	increased rates of default and/or decreased recovery rates on our assets;

•	mortgage loan modification programs and future legislative action;

•	the degree to which our hedging strategies may or may not protect us from, or expose us to, credit or interest rate risk;

•	changes in our business and strategy;

•	availability, terms and deployment of capital;

•	our projected financial and operating results;

•	changes in interest rates and the market value of the securities in our portfolio;

•	our ability to maintain existing financing agreements, obtain future financing arrangements and the terms of such arrangements;

•	changes in economic conditions generally and the real estate and debt securities markets specifically;

•	legislative or regulatory changes (including tax law changes and changes to laws governing the regulation of investment companies);

•	availability of qualified personnel;

•	changes in our industry;

•	availability of investment opportunities;

•	our estimated book value per common share;

•	the degree and nature of our competition;

•	changes to generally accepted accounting principles in the United States, or “U.S. GAAP”;

•	market volatility;

•	changes in government regulations affecting our business;

•	our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended, or “Investment Company Act”; and

•	risks associated with investing in real estate assets, including changes in business conditions and the general economy.
These and other risks, uncertainties and other important factors identified, or incorporated by reference in this prospectus, including, but not limited to, those described under the caption “Risk Factors” in this prospectus, as well as those described under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in our most recent Annual Report on Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Q and in the other documents incorporated by reference in this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See “Where You Can Find More Information” below.

ELLINGTON FINANCIAL LLC
Our Company
Ellington Financial LLC is a specialty finance company formed as a Delaware limited liability company in 2007 that acquires and manages mortgage-related, consumer-related, corporate-related, and other financial assets. Our primary objective is to generate attractive, risk-adjusted total returns for our shareholders by making investments that we believe compensate us appropriately for the risks associated with them. We seek to attain this objective by utilizing an opportunistic strategy. Our targeted assets currently include investments in the U.S. and Europe (as applicable) in the following categories:

•
residential mortgage-backed securities, or "RMBS," backed by loans for which the principal and interest payments are not guaranteed by a U.S. government agency or a U.S. government-sponsored entity, collectively referred to as "non-Agency RMBS";

•	RMBS for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored entity, or "Agency RMBS";

•	commercial mortgage-backed securities, or "CMBS," commercial mortgage loans and other commercial real estate debt;

•
residential mortgage loans, including mortgage loans that are not deemed "qualified mortgage," or "QM," loans under the rules of the Consumer Financial Protection Bureau, or "non-QM loans," and non-performing and re-performing residential mortgage loans, or "residential NPLs," including "legacy" (i.e. issued before the 2008 financial crisis) NPLs;

•	consumer loans and asset-backed securities, or "ABS," backed by consumer loans;

•	collateralized loan obligations, or "CLOs";

•	corporate debt and equity securities, including distressed debt and equity;

•	mortgage-related and non-mortgage-related derivatives; and

•	other investments, including strategic investments in companies from which we purchase, or may in the future purchase, targeted assets.
We opportunistically utilize derivatives and other hedging instruments to hedge our credit, interest rate, and foreign currency risk.
Our investments in residential and commercial mortgage loans may consist of performing, non-performing, or sub-performing loans. In addition, we may from time to time acquire real property. We also have made, and may in the future make, investments in the debt and/or equity of other entities engaged in mortgage-related businesses, such as mortgage originators and other mortgage-related entities. In connection with investments in mortgage originators, we may also enter into flow agreements that will allow us to purchase new loans from the mortgage originators in which we invest in accordance with the parameters set forth in the applicable flow agreement. We also opportunistically engage in relative value trading strategies, whereby we seek to identify and capitalize on short-term pricing disparities in various equity and/or fixed-income markets, such as corporate credit. We may also opportunistically acquire and manage other types of mortgage-related and financial assets not listed above, such as mortgage servicing rights, or "MSRs," and credit risk transfer securities, or "CRTs."
Our Credit portfolio, which includes all of our assets other than Agency RMBS, has been the primary driver of our risk and return, and we expect that this will continue in the near to medium term. We also maintain a highly leveraged portfolio of Agency RMBS to take advantage of opportunities in that market sector and to maintain our exclusion from registration as an investment company under the Investment Company Act. Unless we acquire very substantial amounts of whole mortgage loans or there are changes to the rules and regulations applicable to us under the Investment Company Act, we expect that we will maintain a core amount of Agency RMBS. For more information on our targeted assets, see “Our Investment Program" below.
We believe that we have been organized and have operated so that we have qualified to be treated for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation.
Certain performance data with respect to the Company can be found on page 16.
Our Corporate Information
We were formed as a Delaware limited liability company in 2007. Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, CT 06870. Our telephone number is (203) 409-3575. Our internet address is www.ellingtonfinancial.com. Our internet website, and the information contained therein or connected thereto, does not constitute part of this prospectus. The books and records of our company and our Manager are maintained and made available for inspection at our principal executive offices.

Our Manager and Ellington
We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of Ellington to perform its obligations to us. Ellington is an investment management firm and registered investment advisor with a 23-year history of investing in a broad spectrum of mortgage-backed securities, or "MBS," and related derivatives.
The members of our management team include Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer and a member of our board of directors ("Board of Directors"); Laurence Penn, Vice Chairman and Chief Operating Officer of Ellington, who serves as our Chief Executive Officer and President and a member of our Board of Directors; Mark Tecotzky, a Managing Director of Ellington, who serves as our Co-Chief Investment Officer; JR Herlihy, who serves as our Chief Financial Officer; Christopher Smernoff, who serves as our Chief Accounting Officer; Daniel Margolis, General Counsel of Ellington, who serves as our General Counsel; and Jason Frank, Associate General Counsel of Ellington, who serves as our Secretary. Each of these individuals is an officer of our Manager.
Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. Ellington has well-established portfolio management resources for each of our targeted asset classes and an established infrastructure supporting those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance database, and operational expertise. For example, Ellington’s analytic approach to the investment process involves collection of substantial amounts of data regarding historical performance of MBS and their underlying collateral, as well as MBS market transactions. Ellington analyzes this data to identify possible relationships and trends, and develops financial models used to support our investment and risk management process. In addition, throughout Ellington’s 23-year investing history, it has developed strong relationships with a wide range of dealers and other market participants that provide Ellington access to a broad range of trading opportunities and market information. As a result, Ellington is able to provide us with access to a wide variety of asset acquisition and disposition opportunities and information that assist us in making asset management decisions across our targeted asset classes, which we believe provides us with a significant competitive advantage. We also benefit from Ellington’s finance, accounting, operational, legal, compliance, and administrative functions.
As of March 31, 2018, Ellington employed over 160 employees and had $7.3 billion in assets under management, including $0.7 billion in Ellington-managed CLOs. For these purposes, the Ellington-managed CLO figure represents the aggregate outstanding balance of CLO notes and market value of CLO equity, excluding any notes and equity held by other Ellington-managed funds and accounts.
Our Manager, which was formed as a Delaware limited liability company in 2007, serves as our commodity pool operator (“CPO”) and has been registered with the CFTC as a CPO and been a member of the NFA in such capacity since October 10, 2012. Our Manager’s principal place of business is 53 Forest Avenue, Old Greenwich, Connecticut 06870, telephone number (203) 409-3575. The owners of our Manager are VC Investments L.L.C. (“VC”) and EMG Holdings L.P. (“EMGH”). VC and EMGH have been listed with the NFA as principals of our Manager since October 3, 2012. VC has been listed with the NFA as a principal of Ellington since March 14, 1996, and EMGH has been listed with the NFA as a principal of Ellington since May 6, 2008. The books and records of our Manager are maintained and made available for inspection at our Manager’s principal executive offices.
Our Manager is currently operating the Company pursuant to the CPO operational exemption in CFTC Regulation 4.12(c).
As of March 31, 2018, the Manager and its principals own 0.0% and 9.2% of our common shares, respectively. As of March 31, 2018, Ellington Management Group, L.L.C. and its principals own 0.0% and 9.2% of our common shares, respectively.

Ellington serves as our commodity trading advisor (“CTA”) and has been registered with the CFTC as a CTA and been a member of the NFA in such capacity since March 14, 1996. Ellington has also been registered with the CFTC as a CPO and a swap firm in such capacities since July 18, 1996 and October 10, 2012, respectively. Ellington’s principal place of business is 53 Forest Avenue, Old Greenwich, Connecticut 06870, telephone number (203) 698-1200.
Performance information with respect to the offered pool starts on page 16.
Michael W. Vranos, Laurence Penn, Mark Tecotzky, and JR Herlihy are listed with the NFA as principals of our Manager. Michael W. Vranos, Laurence Penn, and Paul Asaro are listed with the NFA as principals of Ellington. Michael W. Vranos, Laurence Penn and Mark Tecotzky make trading and investment decisions on behalf of the Company. Richard Brounstein, Robert Kinderman, and David Rice are listed with the NFA as principals of our Manager and Ellington.

Our Manager and Ellington have certain other CFTC registered affiliates that are not involved in the Company’s operations. CII GP LLC (“CIIGP”) has been registered with the CFTC as a CPO and a swap firm and has been a member of the NFA in such capacities since January 1, 2013. CIIGP’s main business is to serve as the general partner to a private fund advised by Ellington. ECOP GP LLC (“ECOPGP”) has been registered with the CFTC as a CPO since September 1, 2010 and as a swap firm since March 1, 2013 and has been a member of the NFA since September 1, 2010. ECOP GP’s main business is to serve as the general partner to a private fund advised by Ellington. Ellington Capital Holdings Quant I GP LLC (“ECHQ”) was registered with the CFTC as a CPO and a swap firm and was a member of the NFA between January 1, 2013 and May 26, 2017. ECHQ’s main business was to serve as the general partner to a private fund advised by Ellington. ESO MM LLC (“ESOMM”) has been registered with the CFTC as a CPO and swap firm and has been a member of the NFA since September 24, 2013. ESOMM’s main business is to serve as the managing member of a private fund advised by Ellington. EQMP MM LLC (“EQMPMM”) has been registered with the CFTC as a CPO and swap firm and has been a member of the NFA since November 14, 2014. EQMPMM’s main business is to serve as the managing member of a private fund advised by Ellington. Ellington Global Asset Management, LLC (“EGAM”) has been registered with the CFTC as a CTA and swap firm and has been a member of the NFA since April 28, 2015. EGAM's status as a CPO is pending as of May 14, 2018. EGAM’s main business is to advise private funds and institutional managed accounts primarily with respect to investments in mortgage-backed and asset-backed securities and related instruments. Ellington Capital Management, L.L.C. (“ECM”) was registered with the CFTC as a CPO and was a member of the NFA between August 24, 1995 and October 19, 2012. ECM’s main business was to serve as the managing member or general partner of private funds advised by Ellington. HJS MM LLC (“HJSMM”) was registered with the CFTC as a CPO and swap firm and was a member of the NFA between October 8, 2013 and October 23, 2014. HJSMM’s primary business was to serve as the managing member of a proposed private fund to be advised by Ellington. Ellington Residential Mortgage Management LLC (“ERMM”) was registered with the CFTC as a CPO and swap firm and was a member of the NFA between December 31, 2012 and August 7, 2013. ERMM’s primary business is to manage a publicly traded agency REIT.
The following persons serve in the capacities indicated on behalf of our Manager and/or Ellington:

Name/position at Ellington/our Manager	Age	Background summary
Michael W. Vranos Founder & Chief Executive Officer of Ellington Chief Executive Officer and President of our Manager	56
Mr. Vranos is the founder and Chief Executive Officer of Ellington, a position he has held since March 1995. Mr. Vranos is also the Chief Executive Officer and President of our Manager, positions he has held since August 2007, and serves on our Manager’s investment and risk management committee. Mr. Vranos has been our Co-Chief Investment Officer since June 2009. Mr. Vranos has served as a member of our Board of Directors since August 2007, and from August 2007 until October 2009, Mr. Vranos served as our Chairman. Mr. Vranos also serves as Co-Chief Investment Officer and as a member of the Board of Trustees of Ellington Residential Mortgage REIT. Mr. Vranos founded Ellington in December of 1994 to capitalize on distressed conditions in the MBS derivatives market. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.
Mr. Vranos has been listed with the NFA as a principal of our Manager since October 3, 2012 and has been registered with the CFTC as an associated person and swap associated person of our Manager and been a member of the NFA in such capacities since October 10, 2012. He has been listed with the NFA as a principal of Ellington and has been registered with the CFTC as an associated person of Ellington and been a member of the NFA in such capacity since March 14, 1996. He has been registered with the CFTC as a swap associated person of Ellington since October 10, 2012.
Additionally, Mr. Vranos has been listed with the NFA as a principal of CIIGP since December 19, 2012 and has been registered with the CFTC as an associated person and swap associated person of CIIGP and has been a member of the NFA with respect to CIIGP since January 1, 2013; Mr. Vranos has been listed with the NFA as a principal of ECOPGP since September 20, 2010 and has been registered with the CFTC as an associated person since September 20, 2010 and swap associated person of ECOPGP since March 1, 2013 and been a member of the NFA with respect to ECOPGP since September 20, 2010; Mr. Vranos was listed with the NFA as a principal of ECHQ between December 19, 2012 and May 26, 2017 and was registered with the CFTC as an associated person and swap associated person of ECHQ and was a member of the NFA with respect to ECHQ between January 1, 2013 and May 26, 2017; Mr. Vranos has been listed with the NFA as a principal of ESOMM and has been registered with the CFTC as an associated person and swap associated person of ESOMM since September 24, 2013, and has been a member of the NFA with respect to ESOMM since September 11, 2013; Mr. Vranos has been listed with the NFA as a principal of EQMPMM since October 27, 2014 and has been registered with the CFTC as an associated person and swap associated person of EQMPMM and has been a member of the NFA with respect to EQMPMM since November 14, 2014; Mr. Vranos has been listed with the NFA as a principal of EGAM since April 21, 2015 and has been registered with the CFTC as an associated person and swap associated person of EGAM and has been a member of the NFA with respect to EGAM since April 28, 2015; and Mr. Vranos was listed with the NFA as a principal of ERMM between December 19, 2012 and August 7, 2013 and was registered with the CFTC as an associated person and swap associated person of ERMM and was a member of the NFA with respect to ERMM between December 31, 2012 and August 7, 2013; Mr. Vranos was listed with the NFA as a principal of HJSMM between October 2, 2013 and October 23, 2014 and was registered with the CFTC as an associated person and swap associated person of HJSMM and was a member of the NFA with respect to HJSMM between October 8, 2013 and October 23, 2014; and Mr. Vranos was listed with the NFA as a principal of ECM between August 24, 1995 and October 19, 2012 and was registered with the CFTC as an associated person of ECM and was a member of the NFA with respect to ECM between August 24, 1995 and October 19, 2012.

Name/position at Ellington/our Manager	Age	Background summary
Laurence Penn Vice Chairman of Ellington Executive Vice President of our Manager	56
Mr. Penn has been our Chief Executive Officer and President and has served as a member of our Board of Directors since August 2007. Mr. Penn is also a Vice Chairman of Ellington, a position he has held since March 1995, where he helps oversee many functions of the firm. Mr. Penn is also the Executive Vice President of our Manager, a position he has held since August 2007, and serves on Ellington’s Investment and Risk Management Committee. Mr. Penn also serves as President and Chief Executive Officer and as a member of the Board of Trustees of Ellington Residential Mortgage REIT. In Ellington’s earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS. Mr. Penn received a Master of Advanced Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation and Winston Churchill Scholar. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University in 1983. He was one of five winners nationwide in the 1980 Putnam collegiate mathematics problem solving competition, and represented the United States in the 21st International Mathematics Olympiad held in London, England.
Mr. Penn has been listed with the NFA as a principal of our Manager since October 3, 2012 and has been registered with the CFTC as an associated person and swap associated person of our Manager and been a member of the NFA in such capacities since October 10, 2012. He has been listed with the NFA as a principal of Ellington and has been registered with the CFTC as an associated person of Ellington and been a member of the NFA in such capacity since March 14, 1996. He has been registered with the CFTC as a swap associated person of Ellington since October 10, 2012.
Additionally, Mr. Penn has been listed with the NFA as a principal of CIIGP since December 19, 2012 and has been registered with the CFTC as an associated person and swap associated person of CIIGP and has been a member of the NFA with respect to CIIGP since January 1, 2013; Mr. Penn has been listed with the NFA as a principal of ECOPGP since September 20, 2010 and has been registered with the CFTC as an associated person since September 20, 2010 and swap associated person of ECOPGP since March 1, 2013 and been a member of the NFA with respect to ECOPGP since September 20, 2010; Mr. Penn was listed with the NFA as a principal of ECHQ between December 19, 2012 and May 26, 2017 and was registered with the CFTC as an associated person and swap associated person of ECHQ and was a member of the NFA with respect to ECHQ between January 1, 2013 and May 26, 2017; Mr. Penn has been listed with the NFA as a principal of ESOMM and has been registered with the CFTC as an associated person and swap associated person of ESOMM and has been a member of the NFA with respect to ESOMM since October 2, 2013; Mr. Penn has been listed with the NFA as a principal of EQMPMM and has been registered with the CFTC as an associated person and swap associated person of EQMPMM and has been a member of the NFA with respect to EQMPMM since November 17, 2014; Mr. Penn has been listed with the NFA as a principal of EGAM since April 21, 2015 and has been registered with the CFTC as an associated person and swap associated person of EGAM and has been a member of the NFA with respect to EGAM since April 28, 2015; and Mr. Penn was listed with the NFA as a principal of ERMM between December 19, 2012 and August 7, 2013 and was registered with the CFTC as an associated person and swap associated person of ERMM and was a member of the NFA with respect to ERMM between December 31, 2012 and August 7, 2013; Mr. Penn was listed with the NFA as a principal of HJSMM between October 2, 2013 and October 23, 2014 and was registered with the CFTC as an associated person and swap associated person of HJSMM and was a member of the NFA with respect to HJSMM between October 8, 2013 and October 23, 2014; and Mr. Penn was listed with the NFA as a principal of ECM between August 24, 1995 and October 19, 2012 and was registered with the CFTC as an associated person of ECM and was a member of the NFA with respect to ECM between August 24, 1995 and October 19, 2012.

Name/position at Ellington/our Manager	Age	Background summary
Mark Tecotzky Managing Director of Ellington Co-Chief Investment Officer of our Manager	56
Mr. Tecotzky is a Managing Director of Ellington, and head portfolio manager for all MBS/ABS credit, reporting directly to Mr. Vranos, positions he has held since July 2006. Mr. Tecotzky also serves as the Co-Chief Investment Officer of our Manager, a position he has held since March 2008, and serves on Ellington’s Investment and Risk Management Committee. Mr. Tecotzky has been our Co-Chief Investment Officer since March 2008. Mr. Tecotzky also serves as Co-Chief Investment Officer of Ellington Residential Mortgage REIT. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.
Mr. Tecotzky has been listed with the NFA as a principal of our Manager since October 18, 2012 and has been registered with the CFTC as an associated person and swap associated person of our Manager and been a member of the NFA in such capacities since October 18, 2012. He has been registered with the CFTC as an associated person of Ellington since November 30, 2009 and been a member of the NFA in such capacity since November 12, 2009.
Additionally, Mr. Tecotzky has been registered with the CFTC as an associated person and swap associated person of CIIGP and has been a member of the NFA with respect to CIIGP since January 1, 2013; Mr. Tecotzky has been registered with the CFTC as an associated person of ECOGP since September 1, 2010 and swap associated person of ECOPGP since March 1, 2013 and been a member of the NFA with respect to ECOPGP since September 1, 2010; Mr. Tecotzky has been registered with the CFTC as an associated person and swap associated person of ESOMM and has been a member of the NFA with respect to ESOMM since October 2, 2013; Mr. Tecotzky has been registered with the CFTC as an associated person and swap associated person of EGAM and has been a member of the NFA with respect to EGAM since April 28, 2015; Mr. Tecotzky was registered with the CFTC as an associated person and swap associated person of ERMM and was a member of the NFA with respect to ERMM between December 31, 2012 and August 7, 2013; Mr. Tecotzky was registered with the CFTC as an associated person and swap associated person of HJSMM and was a member of the NFA with respect to HJSMM between October 8, 2013 and October 23, 2014; and Mr. Tecotzky was registered with the CFTC as an associated person of ECM between November 30, 2009 and October 19, 2012 and was a member of the NFA with respect to ECM between November 16, 2009 and October 19, 2012.

JR Herlihy Chief Financial Officer of our Manager	37
Mr. Herlihy was appointed as our Chief Financial Officer and as the Chief Financial Officer of our Manager in March 2018. Mr. Herlihy also serves as the Chief Operating Officer of Ellington Residential Mortgage REIT, a position he has held since March 2018. Mr. Herlihy has been a director at Ellington since April 2011, where he has served in various capacities, including serving as Co-Chief Investment Officer of the Company’s former affiliate, Ellington Housing Inc. (“EHR”), a real estate investment trust that was focused on single- and multi-family residential real estate assets, from EHR’s inception in September 2012 through December 2016. Mr. Herlihy also served as EHR’s Interim Chief Financial Officer from March 2015 through January 2016. Mr. Herlihy holds a B.A. in Economics and History from Dartmouth College, summa cum laude and Phi Beta Kappa.
Mr. Herlihy has been listed with the NFA as a principal of our Manager and has been registered with the CFTC as an associated person and swap associated person of our Manager and been a member of the NFA in such capacities since April 6, 2018. He has been registered with the CFTC as an associated person of Ellington since March 28, 2018 and as a swap associated person of Ellington since March 13, 2018, and has been a member of the NFA with respect to Ellington since March 13, 2018.

Name/position at Ellington/our Manager	Age	Background summary
Daniel Margolis General Counsel of Ellington Secretary of our Manager	44
Mr. Margolis has been our General Counsel since August 2013 and also served as our Secretary and Secretary of our Manager from July 2010 to August 2013. Mr. Margolis is also General Counsel of Ellington Residential Mortgage REIT and Ellington’s General Counsel, a position he has held since July 2010. He is responsible for advising Ellington on all legal, regulatory, compliance, documentation and litigation matters. In July 2004, he received the John Marshall Award, the Department of Justice’s highest award for excellence in legal performance. He has a J.D. from New York University Law School, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.
Mr. Margolis is neither registered nor required to be registered with the CFTC and is not a member of the NFA in any capacity.

Richard Brounstein Vice Chairman and Director of Investor Relations at Ellington	58
Mr. Brounstein is a Vice Chairman and the Director of Investor Relations at Ellington, positions he has held since March 2001. Mr. Brounstein received a M.A. from Columbia University and a B.A. from Fairleigh Dickinson University.
Mr. Brounstein has been listed with the NFA as a principal of our Manager since October 3, 2012 and has been registered with the CFTC as an associated person and swap associated person of our Manager and been a member of the NFA in such capacity since October 10, 2012. He has been listed with the NFA as a principal of Ellington and has been registered with the CFTC as an associated person of Ellington since April 15, 2004 and has been a member of the NFA in such capacities since April 13, 2004.
Additionally, Mr. Brounstein has been listed with the NFA as a principal of CIIGP since September 1, 2017 and has been registered with the CFTC as an associated person and swap associated person of CIIGP and has been a member of the NFA with respect to CIIGP since January 1, 2013; Mr. Brounstein has been listed with the NFA as a principal of ECOPGP since August 25, 2010 and has been registered with the CFTC as an associated person since September 1, 2010 and swap associated person of ECOPGP since March 1, 2013 and been a member of the NFA with respect to ECOPGP since September 1, 2010; Mr. Brounstein was listed with the NFA as a principal of ECHQ between December 19, 2012 and May 26, 2017 and was registered with the CFTC as an associated person and swap associated person of ECHQ and was a member of the NFA with respect to ECHQ between January 1, 2013 and May 26, 2017; Mr. Brounstein has been listed with the NFA as a principal of ESOMM and has been registered with the CFTC as an associated person and swap associated person of ESOMM and has been a member of the NFA with respect to ESOMM since October 2, 2013; Mr. Brounstein has been listed with the NFA as a principal of EQMPMM since September 1, 2017 and has been registered with the CFTC as an associated person and swap associated person of EQMPMM and has been a member of the NFA with respect to EQMPMM since November 14, 2014; Mr. Brounstein has been listed with the NFA as a principal of EGAM since April 22, 2015 and has been registered with the CFTC as an associated person and swap associated person of EGAM and has been a member of the NFA with respect to EGAM since April 28, 2015; and Mr. Brounstein was listed with the NFA as a principal of ERMM between December 19, 2012 and August 7, 2013 and was registered with the CFTC as an associated person and swap associated person of ERMM and was a member of the NFA with respect to ERMM between December 31, 2012 and August 7, 2013; Mr. Brounstein was listed with the NFA as a principal of HJSMM between October 2, 2013 and October 23, 2014 and was registered with the CFTC as an associated person and swap associated person of HJSMM and was a member of the NFA with respect to HJSMM between October 8, 2013 and October 23, 2014; and Mr. Brounstein was listed with the NFA as a principal of ECM and was registered with the CFTC as an associated person of ECM between April 15, 2004 and October 19, 2012 and was a member of the NFA with respect to ECM between April 13, 2004 and October 19, 2012.

Name/position at Ellington/our Manager	Age	Background summary
John Geanakoplos Managing Director of Ellington	63
Professor Geanakoplos is a Managing Director at Ellington where he is the head of Research and Development, a position that he has held since March 1995, and is responsible for the design of computer models to evaluate and hedge the firm’s portfolio. Professor Geanakoplos is largely responsible for the theoretical framework of Ellington’s proprietary prepayment model and interest rate model. He became a full Professor at Yale University in 1986, at the age of 30, and is currently the James Tobin Professor of Economics and Director of the Cowles Foundation for Research in Economics. He was elected a fellow of the Econometric Society in 1990 and of the American Academy of Arts and Sciences in 1999. He was awarded the Samuelson Prize in 1999, and was awarded the first Bodossaki Prize in economics in 1995. In 1990 and again in 2000, he directed the economics program at the Santa Fe Institute, where he remains an external professor. Professor Geanakoplos graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Yale University and received a M.A. in Mathematics and a Ph.D. in economics from Harvard University.
Professor Geanakoplos is neither registered nor required to be registered with the CFTC and is not a member of the NFA in any capacity.

Peter Green Managing Director of Ellington	39
Mr. Green is a Managing Director at Ellington, a position he has held since January 2010. Mr. Green heads Ellington’s Risk Management department, which helps monitor, measure, and manage liquidity, market, credit, operational, and other risks. Mr. Green also serves on Ellington’s Investment and Risk Management Committee. At Ellington, Mr. Green oversees the development of the firm’s many risk management tools adapted to the particular needs of Ellington’s investment strategies. Mr. Green began his career at Ellington in June 2005. Over his career at Ellington, Mr. Green has performed a wide variety of roles at the firm, including assisting in the development of Ellington’s interest rate and RMBS credit models, formulating hedging strategies, supporting new business initiatives, and helping design many of the computer systems that support the firm’s specific portfolio management and operational needs. Mr. Green holds a Ph.D. in Pure Mathematics from Harvard University and a B.Sc. from McGill University.
Mr. Green is neither registered nor required to be registered with the CFTC and is not a member of the NFA in any capacity.

Vassilios Nikos Nicopoulos Managing Director of Ellington	56
Mr. Nicopoulos is a Managing Director at Ellington, a position he has held since January 2001, and is responsible for the mathematical modeling and computer implementation of Ellington’s interest rate and hedging models, and their use in valuing, hedging, and managing the risk of MBS. Mr. Nicopoulos graduated magna cum laude, Phi Beta Kappa with a B.A. in Physics from Harvard University, and also holds M.A. and Ph.D. degrees in Theoretical Physics from Princeton University.
Mr. Nicopoulos is neither registered nor required to be registered with the CFTC and is not a member of the NFA in any capacity.

Name/position at Ellington/our Manager	Age	Background summary
David Rice Chief Compliance Officer of Ellington and our Manager	49
Mr. Rice is Ellington’s Chief Compliance Officer, a position he has held since July 2008, and chairs the firm’s Compliance Committee. He is responsible for implementation of Ellington’s compliance program. Mr. Rice is also Chief Compliance Officer of our Manager, a position he has held since October 2009. He has a J.D. from Yale Law School, a Ph.D. in English from the University of California, Irvine, and graduated Phi Beta Kappa, summa cum laude, with a B.A. in English and Philosophy from the University of Southern California.
Mr. Rice has been listed with the NFA as a principal of our Manager since October 10, 2012. He has been listed with the NFA as a principal of Ellington since October 11, 2012.
Additionally, Mr. Rice has been listed with the NFA as a principal of CIIGP since May 31, 2013; Mr. Rice has been listed with the NFA as a principal of ECOPGP since October 18, 2012; Mr. Rice was listed with the NFA as a principal of ECHQ between December 19, 2012 and May 26, 2017; Mr. Rice has been listed with the NFA as a principal of ESOMM since September 11, 2013; Mr. Rice has been listed with the NFA as a principal of EQMPMM since October 27, 2014; Mr. Rice has been listed with the NFA as a principal of EGAM since April 21, 2015; and Mr. Rice was listed with the NFA as a principal of ERMM between December 19, 2012 and August 7, 2013; and Mr. Rice was listed with the NFA as a principal of HJSMM between October 2, 2013 and October 23, 2014.

Nikolay Stoytchev Managing Director of Ellington	44
Mr. Stoytchev is a Managing Director and Senior Portfolio Manager of Ellington, positions he has held since January 2003, specializing in the trading and risk management of both Agency and non-Agency IOs, POs, IIOs and specified pools. Mr. Stoytchev started his career at Ellington by developing, together with Professor Geanakoplos, many of the firm’s proprietary models, most notably Ellington’s proprietary mortgage prepayment models. Mr. Stoytchev graduated summa cum laude from Yale University with a Bachelor of Arts in Applied Mathematics and Economics, “With Distinction” in both majors. His senior thesis, Value of Mortgage-Backed Securities, was written under the guidance of Professor Geanakoplos.
Mr. Stoytchev has been registered with the CFTC as an associated person of our Manager and been a member of the NFA in such capacity since December 21, 2012. He has been registered with the CFTC as an associated person of Ellington and been a member of the NFA in such capacity since December 14, 2009.

Name/position at Ellington/our Manager	Age	Background summary
Robert Kinderman Managing Director of Ellington	42
Mr. Kinderman is a Managing Director at Ellington, a position he has held since June 2006, where he is responsible for trading credit-sensitive securities, including CMBS, ABS, and subordinated RMBS. Mr. Kinderman also serves on Ellington’s Investment and Risk Management Committee. He started full-time with Ellington in June 1996, developing credit models as well as pieces of Ellington’s proprietary portfolio management systems, and is currently the head trader for all credit-sensitive mortgage-backed and asset-backed investments at Ellington. He also helps direct the development of research, modeling and systems for credit-sensitive products. Mr. Kinderman earned a B.A. from Yale with distinction in Economics and in Mathematics.
Mr. Kinderman has been registered with the CFTC as an associated person and swap associated person of our Manager and been a member of the NFA in such capacities since December 21, 2012, and has been listed with the NFA as a principal of our Manager since May 19, 2017. He has been registered with the CFTC as an associated person of Ellington since December 4, 2009 and been a member of the NFA in such capacity since December 4, 2009, and has been listed with the NFA as a principal of Ellington since May 19, 2017.
Additionally, Mr. Kinderman has been registered with the CFTC as an associated person and swap associated person of CIIGP, has been a member of the NFA with respect to CIIGP since January 1, 2013, and has been listed with the NFA as a principal of CIIGP since May 19, 2017; Mr. Kinderman has been registered with the CFTC as an associated person ECOPGP and has been a member of the NFA with respect to ECOPGP since September 1, 2010, has been a swap associated person of ECOPGP since March 1, 2013, and has been listed with the NFA as a principal of ECOPGP since May 19, 2017; Mr. Kinderman has been registered with the CFTC as an associated person and swap associated person of EGAM and has been a member of the NFA with respect to EGAM since April 28, 2015, and has been listed with the NFA as a principal of EGAM since May 19, 2017; Mr. Kinderman has been registered with the CFTC as an associated person and swap associated person of ESOMM and has been a member of the NFA with respect to ESOMM since October 2, 2013, and has been listed with the NFA as a principal of ESOMM since May 19, 2017; Mr. Kinderman was registered with the CFTC as an associated person and swap associated person of ERMM and was a member of the NFA with respect to ERMM between December 31, 2012 and August 7, 2013; Mr. Kinderman was registered with the CFTC as an associated person and swap associated person of HJSMM and was a member of the NFA with respect to HJSMM between October 2, 2013 and October 23, 2014; and Mr. Kinderman was registered with the CFTC as an associated person of ECM and was a member of the NFA with respect to ECM between December 4, 2009 and October 19, 2012. Mr. Kinderman has been listed with the NFA as a principal of EQMPMM since May 19, 2017.

Paul Asaro Chief Financial Officer of Ellington	66
Mr. Asaro is the Chief Financial Officer of Ellington, a position he has held since February 2004, and as such is responsible for all accounting and financial reporting. Mr. Asaro has been with Ellington since June 1997. Mr. Asaro received his MBA in Finance from the University of Connecticut and his B.S. in Accounting from Manhattan College. He became a Certified Public Accountant in 1977 and is a member of the American Institute of Certified Public Accountants, or CPAs, and the Connecticut Society of CPAs.
Mr. Asaro has been listed with the NFA as a principal of Ellington since May 6, 2004.
Additionally, Mr. Asaro has been listed with the NFA as a principal of ECOPGP since August 25, 2010; Mr. Asaro was listed with the NFA as a principal of ECHQ between December 19, 2012 and May 26, 2017; Mr. Asaro has been listed with the NFA as a principal of ESOMM since September 11, 2013; Mr. Asaro has been listed with the NFA as a principal of EGAM since April 21, 2015; and Mr. Asaro was listed with the NFA as a principal of ERMM between December 19, 2012 and August 7, 2013; Mr. Asaro has been listed with the NFA as a principal of CIIGP since May 17, 2016; Mr. Asaro was listed with the NFA as a principal of HJSMM between October 2, 2013 and October 23, 2014; and Mr. Asaro was listed with the NFA as a principal of ECM between May 6, 2004 and October 19, 2012.

Name/position at Ellington/our Manager	Age	Background summary
Olivier Cojot-Goldberg Vice Chairman of Ellington	54
Mr. Cojot-Goldberg is a Vice Chairman of Ellington, a position he has held since March 1995, where he helped develop Ellington’s MBS/ABS credit capabilities and Ellington’s structured products businesses. He currently focuses on business development efforts across the organization. Throughout his career, Mr. Cojot- Goldberg has specialized in structured products and in sectors that have fallen out of favor, and in newer, less well-understood asset classes. Mr. Cojot-Goldberg graduated seventh in his class from the California Institute of Technology in 1987 and received his Master of Science degree in Electrical Engineering from the same institution the following year.
Mr. Cojot-Goldberg has been registered with the CFTC as an associated person and swap associated person of our Manager and been a member of the NFA in such capacities since December 21, 2012. He has been registered with the CFTC as an associated person of Ellington and been a member of the NFA in such capacities since March 14, 1996. Additionally, Mr. Cojot-Goldberg has been listed with the NFA as a principal of CIIGP since January 14, 2015, and was listed with the NFA as a principal of ECM between August 24, 1995 and October 19, 2012.

BREAK-EVEN ANALYSIS PURSUANT TO SECTION 4.24 OF THE COMMODITY EXCHANGE ACT
The following “break-even” table indicates the approximate percentage and dollar returns required for the value of an initial $18.85 investment in a common share of our company to equal the amount originally invested twelve months after purchase. The initial investment in a common share of our company represents our diluted book value per share as of December 31, 2017. Diluted book value takes into account securities convertible into our common shares.
The “break-even” table, as presented, is an approximation only.

	Expenses of the Company
	Dollar Amount	Percentage
Expense(1)
Base management fee(2)	$0.28	1.5%
Incentive fee(3)	—	0.0%
Interest expense(4)	0.95	5.0%
Other investment related expenses(5)	0.30	1.6%
Other operating expenses(6)	0.27	1.4%

12-Month Break-Even	$1.80	9.5%

(1)
The dollar amounts in the above break-even analysis are representative of actual expenses incurred by the Company, with the exception of incentive fees, based upon average common shares and convertible securities outstanding for the year ended December 31, 2017 and assumes comparable expenses for the year ending December 31, 2018. The Company earns interest on cash held in interest bearing overnight accounts, money market funds, and on margin deposits held with dealers as collateral. The Company currently expects that such interest income on cash deposits would have a de minimis impact on the break-even analysis provided above.

(2)
The Company pays its Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of equity as of the end of each fiscal quarter before deductions for base management fees and incentive fees payable with respect to such fiscal quarter.

(3)
In addition to the base management fee, the Company’s Manager is also entitled to a quarterly incentive fee that is only payable if the Company generates income in excess of a prescribed rate of return. See pages 79 and 80 for a description of the calculation of the incentive fee.

(4)
The Company pays interest on funds borrowed under reverse repurchase agreements, or “reverse repos,” other secured borrowings, other secured borrowings, at fair value, its senior unsecured notes (each, as described in the Notes to the Company's consolidated financial statements incorporated by reference herein), coupon interest on securities sold short, and interest on counterparties’ cash collateral held by the Company. These amounts may vary depending upon the cost and amount of reverse repurchase agreements outstanding.

(5)
Other investment related expenses consist of expenses directly related to specific financial instruments. Such expenses generally include dividend expense on common stock sold short, servicing fees and corporate and escrow advances on mortgage and consumer loans, and various other expenses and fees related directly to the Company's financial instruments.

(6)
The Company incurs other operating expenses, including, but not limited to, all brokerage fees and commissions, including interest income paid to futures commission merchants, clearance fees and fees paid to national futures exchanges and self-regulatory organizations, compensation expense for dedicated and partially dedicated employees of our Manager, administrative fees and professional fees to its independent accountants and external legal counsel.

HISTORICAL PERFORMANCE OF THE COMPANY PURSUANT TO SECTION 4.24 OF THE
COMMODITY EXCHANGE ACT
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CPO:	Ellington Financial Management LLC
Name of Commodity Pool:	Ellington Financial LLC
Type of Pool:	Public, Exchange-listed
Inception of Trading:	8/17/2007
Aggregate Gross Capital Subscriptions as of 3/31/18 ($ in 000s)(1):	$755,878
Current Shareholders’ Equity as of 3/31/18 ($ in 000s):	$594,474
Cumulative Dividends as of 3/31/18 ($ in 000s):	$549,283
Largest monthly draw-down(2):	-2.77% 3/31/2016
Worst peak-to-valley draw-down(3):	-3.17% 12/31/2015 through 3/31/2016

	Rate of Return(4)
Month	2018	2017	2016	2015	2014	2013
January	1.96%	1.03%	-0.24%	0.61%	1.91%	5.76%
February	1.27%	0.69%	-0.17%	0.66%	0.54%	1.23%
March	1.02%	0.74%	-2.77%	1.19%	1.07%	0.76%
April		-0.04%	0.46%	0.87%	1.00%	0.83%
May		0.47%	0.51%	0.63%	1.23%	1.52%
June		0.38%	-0.16%	0.16%	1.09%	-0.77%
July		0.30%	-0.37%	0.81%	1.02%	0.09%
August		0.09%	-0.06%	-0.08%	-0.05%	1.01%
September		0.65%	0.57%	-0.23%	0.34%	0.71%
October		0.65%	0.48%	-1.45%	-0.01%	1.74%
November		0.24%	-0.03%	1.36%	0.15%	-0.01%
December		0.77%	-0.02%	0.53%	0.16%	0.61%
Year	4.30%	6.14%	-1.83%	5.14%	8.77%	14.19%

(1)
Aggregate gross capital subscriptions represent the proceeds from the Company’s private and public offerings and are gross of placement fees, underwriters’ discounts, and other offering related costs as well as shares repurchased by the Company.

(2)	Largest monthly draw-down represents the Company’s largest negative monthly return on book value per share for any calendar month reported in the table above.

(3)
Worst peak-to-valley draw-down represents the Company’s largest percentage decline in book value per share for any multi- month interval contained in the period reported in the table above. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns.

(4)	Returns based on book value per share as of the end of each month reported above.

RISK FACTORS
Investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risks discussed below and those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” below. If any of the risks described in this prospectus or any prospectus supplement hereto or incorporated by reference in this prospectus or any prospectus supplement hereto occurs, our business, financial condition or results of operations could be materially and adversely affected. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance.
Risks Related To Our Business
Difficult conditions in the mortgage and residential real estate markets as well as general market concerns may adversely affect the value of the assets in which we invest and such conditions may persist for the foreseeable future.
Our business is materially affected by conditions in the residential mortgage market, the residential real estate market, the financial markets, and the economy, including inflation, energy costs, unemployment, geopolitical issues, concerns over the creditworthiness of governments worldwide and the stability of the global banking system. In particular, the residential mortgage markets in the U.S. and Europe have experienced a variety of difficulties and challenging economic conditions in the past, including defaults, credit losses, and liquidity concerns. Certain commercial banks, investment banks, insurance companies, and mortgage-related investment vehicles incurred extensive losses from exposure to the residential mortgage market as a result of these difficulties and conditions. These factors have impacted, and may in the future impact, investor perception of the risks associated with RMBS, other real estate-related securities and various other asset classes in which we may invest. As a result, values for RMBS, other real estate-related securities and various other asset classes in which we may invest have experienced, and may in the future experience, significant volatility. Any deterioration of the mortgage market and investor perception of the risks associated with RMBS, residential mortgage loans, real estate-related securities, and various other assets that we acquire could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac, and Ginnie Mae and the U.S. Government, may materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
The payments we receive on our Agency RMBS depend upon a steady stream of payments on the underlying mortgages and such payments are guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association, or "Fannie Mae," the Federal Home Loan Mortgage Corporation, or "Freddie Mac," or the Government National Mortgage Association, within the U.S. Department of Housing and Urban Development, or "Ginnie Mae." Fannie Mae and Freddie Mac are government-sponsored enterprises, or “GSEs,” but their guarantees are not backed by the full faith and credit of the United States. Ginnie Mae, which guarantees MBS backed by federally insured or guaranteed loans primarily consisting of loans insured by the Federal Housing Administration, or “FHA,” or guaranteed by the Department of Veterans Affairs, or “VA,” is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States.

In September 2008, in response to the deteriorating financial condition of Fannie Mae and Freddie Mac, the U.S. Government placed Fannie Mae and Freddie Mac into the conservatorship of the Federal Housing Finance Agency, or “FHFA,” their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008. Under this conservatorship, Fannie Mae and Freddie Mac are required to reduce the amount of mortgage loans they own or for which they provide guarantees on Agency RMBS.
Shortly after Fannie Mae and Freddie Mac were placed in federal conservatorship, the Secretary of the U.S. Treasury noted that the guarantee structure of Fannie Mae and Freddie Mac required examination and that changes in the structures of the entities were necessary to reduce risk to the financial system. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements or even eliminated. The substantial financial assistance provided by the U.S. Government to Fannie Mae and Freddie Mac, especially in the course of their being placed into conservatorship and thereafter, together with the substantial financial assistance provided by the U.S. Government to the mortgage-related operations of other GSEs and government agencies, such as the FHA, VA, and Ginnie Mae, stirred debate among many federal policymakers over the continued role of the U.S. Government in providing such financial support for the mortgage-related GSEs in particular, and for the mortgage and housing markets in general. To date, no definitive legislation has been enacted with respect to a possible unwinding of the GSEs or a material reduction in their roles in the U.S. mortgage market, and it is not possible at this time to predict the scope and nature of the actions that the U.S. Government will ultimately take with respect to these GSEs.
Fannie Mae, Freddie Mac, and Ginnie Mae could each be dissolved and the U.S. Government could determine to stop providing liquidity support of any kind to the mortgage market. If Fannie Mae, Freddie Mac, or Ginnie Mae were eliminated, or their structures were to change radically or the U.S. Government significantly reduced its support for any or all of them, we may be unable or significantly limited in our ability to acquire Agency RMBS, which would drastically reduce the amount and type of Agency RMBS available for purchase which, in turn, could materially adversely affect our ability to maintain our exclusion from registration as an investment company under the Investment Company Act. Moreover, any changes to the nature of the guarantees provided by, or laws affecting, Fannie Mae, Freddie Mac, and Ginnie Mae could materially adversely affect the credit quality of the guarantees, increase the risk of loss on purchases of Agency RMBS issued by these GSEs, and have broad adverse market implications for the Agency RMBS they currently guarantee. Any action that affects the credit quality of the guarantees provided by Fannie Mae, Freddie Mac, and Ginnie Mae could materially adversely affect the value of our Agency RMBS. In addition, any market uncertainty that arises from such proposed changes could have a similar impact on us and our Agency RMBS.

In addition, we rely on our Agency RMBS as collateral for our financings under the reverse repos that we enter into. Any decline in their value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on our Agency RMBS on acceptable terms or at all, or to maintain compliance with the terms of any financing transactions.
Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, our targeted assets.
The U.S. Government, through the U.S. Treasury, FHA, and the Federal Deposit Insurance Corporation, or “FDIC,” commenced implementation of programs designed to provide homeowners with assistance in avoiding mortgage loan foreclosures, including the Home Affordable Refinance Program, or “HARP,” which allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments at loan-to-value ratios up to 125% without new mortgage insurance. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans.
Loan modification and refinance programs may adversely affect the performance of Agency and non-Agency RMBS, and residential mortgage loans. In the case of non-Agency RMBS, a significant number of loan modifications with respect to a given security, including those related to principal forgiveness and coupon reduction, could negatively impact the realized yields and cash flows on such security. Similarly, principal forgiveness and/or coupon reduction could negatively impact the performance of any residential mortgage loans we own. In addition, it is also likely that loan modifications would result in increased prepayments on some RMBS. See “—Prepayment rates can change, adversely affecting the performance of our assets,” below.
The U.S. Congress and various state and local legislatures are considering, and in the future may consider, mortgage-related legislation that would affect our business, including legislation that would permit limited assignee liability for certain violations in the mortgage loan origination process, and legislation that would allow judicial modification of loan principal in the event of personal bankruptcy. We cannot predict whether or in what form Congress or the various state and local legislatures may enact legislation affecting our business or whether any such legislation will require us to change our practices or make changes in our portfolio in the future. These changes, if required, could materially adversely affect our business, results of operations and financial condition, and our ability to pay dividends to our shareholders, particularly if we make such changes in response to new or amended laws, regulations or ordinances in any state where we acquire a significant portion of our mortgage loans, or if such changes result in us being held responsible for any violations in the mortgage loan origination process.
The existing loan modification programs, together with future legislative or regulatory actions, including possible amendments to the bankruptcy laws, which result in the modification of outstanding residential mortgage loans and/or changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac, or Ginnie Mae, may adversely affect the value of, and the returns on, our assets, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
The principal and interest payments on our non-Agency RMBS are not guaranteed by any entity, including any government entity or GSE, and therefore are subject to increased risks, including credit risk.
Our portfolio includes non-Agency RMBS which are backed by residential mortgage loans that do not conform to the Fannie Mae or Freddie Mac underwriting guidelines, including subprime, manufactured housing, Alt-A, and prime jumbo mortgage loans. Consequently, the principal and interest on non-Agency RMBS, unlike those on Agency RMBS, are not guaranteed by GSEs such as Fannie Mae and Freddie Mac or, in the case of Ginnie Mae, the U.S. Government.

Non-Agency RMBS are subject to many of the risks of the respective underlying mortgage loans. A residential mortgage loan is typically secured by single-family residential property and is subject to risks of delinquency and foreclosure and risk of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, unemployment, acts of God, terrorism, social unrest, and civil disturbances, may impair borrowers’ abilities to repay their mortgage loans. In periods following home price declines, “strategic defaults” (decisions by borrowers to default on their mortgage loans despite having the ability to pay) also may become more prevalent.
In the event of defaults under mortgage loans backing any of our non-Agency RMBS, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. The recently enacted law informally known as the Tax Cuts and Jobs Act, or "TCJA," reduced the mortgage interest deduction and the state and local income and property tax deduction. These changes could adversely impact housing prices in markets to which we have exposure.
Additionally, in the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. If borrowers default on the mortgage loans backing our non-Agency RMBS and we are unable to recover any resulting loss through the foreclosure process, our business, financial condition and results of operations, and our ability to pay dividends to our shareholders, could be materially adversely affected.
Less stringent underwriting guidelines and the resultant potential for delinquencies or defaults on certain mortgage loans could lead to losses on many of the non-Agency RMBS we hold.
Many of the non-Agency RMBS in which we invest are collateralized by Alt-A and subprime mortgage loans, which are mortgage loans that were originated using less stringent underwriting guidelines than those used in underwriting prime mortgage loans (mortgage loans that generally conform to Fannie Mae or Freddie Mac underwriting guidelines). These underwriting guidelines were more permissive as to borrower credit history or credit score, borrower debt-to-income ratio, loan-to-value ratio, and/or as to documentation (such as whether and to what extent borrower income was required to be disclosed or verified). In addition, even when specific underwriting guidelines were represented by loan originators as having been used in connection with the origination of mortgage loans, these guidelines were in many cases not followed as a result of aggressive lending practices, fraud (including borrower or appraisal fraud), or other factors. Mortgage loans that were underwritten pursuant to less stringent or looser underwriting guidelines, or that were poorly underwritten to their stated guidelines, have experienced, and should be expected to experience in the future, substantially higher rates of delinquencies, defaults, and foreclosures than those experienced by mortgage loans that were underwritten in a manner more consistent with Fannie Mae or Freddie Mac guidelines. Thus, because of the higher delinquency rates and losses associated with Alt-A and subprime mortgage loans, the performance of RMBS backed by Alt-A and subprime mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.
Our Manager relies on the analytical models (both proprietary and third-party models) of Ellington and information and data supplied by third parties. These models and data may be used to value assets or potential asset acquisitions and dispositions and also in connection with our asset management activities. If Ellington’s models and data prove to be incorrect, misleading, or incomplete, any decisions made in reliance thereon could expose us to potential risks. Our Manager’s reliance on Ellington’s models and data may induce it to purchase certain assets at prices that are too high, to sell certain other assets at prices that are too low, or to miss favorable opportunities altogether. Similarly, any hedging activities that are based on faulty models and data may prove to be unsuccessful.
Some of the risks of relying on analytical models and third-party data include the following:

•	collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors;

•	information about assets or the underlying collateral may be incorrect, incomplete, or misleading;

•
asset, collateral, or MBS historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g., different MBS issuers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); and

•	asset, collateral, or MBS information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.
Some models, such as prepayment models or default models, may be predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses. In addition, the predictive models used by our Manager may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain assets than actual market prices. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data, and, in the case of predicting performance in scenarios with little or no historical precedent (such as extreme broad-based declines in home prices, or deep economic recessions or depressions), such models must employ greater degrees of extrapolation and are therefore more speculative and of more limited reliability.
All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is input correctly, “model prices” will often differ substantially from market prices, especially for securities with complex characteristics or whose values are particularly sensitive to various factors. If our market data inputs are incorrect or our model prices differ substantially from market prices, our business, financial condition and results of operations, and our ability to pay dividends to our shareholders could be materially adversely affected.
Valuations of some of our assets are inherently uncertain, may be based on estimates, may fluctuate over short periods of time, and may differ from the values that would have been used if a ready market for these assets existed.
The values of some of the assets in our portfolio are not readily determinable. We value these assets monthly at fair value, as determined in good faith by our Manager, subject to the oversight of our Manager’s valuation committee. Because such valuations are inherently uncertain, may fluctuate over short periods of time, and may be based on estimates, our Manager’s determinations of fair value may differ from the values that would have been used if a ready market for these assets existed or from the prices at which trades occur. Furthermore, we may not obtain third-party valuations for all of our assets. Changes in the fair value of our assets directly impact our net income through recording unrealized appreciation or depreciation of our investments and derivative instruments, and so our Manager’s determination of fair value has a material impact on our net income.
While in many cases our Manager’s determination of the fair value of our assets is based on valuations provided by third-party dealers and pricing services, our Manager can and does value assets based upon its judgment and such valuations may differ from those provided by third-party dealers and pricing services. Valuations of certain assets are often difficult to obtain or are unreliable. In general, dealers and pricing services heavily disclaim their valuations. Additionally, dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Higher valuations of our assets have the effect of increasing the amount of base management fees and incentive fees we pay to our Manager. Therefore, conflicts of interest exist because our Manager is involved in the determination of the fair value of our assets.
Our business, financial condition and results of operations, and our ability to pay dividends to our shareholders could be materially adversely affected if our Manager’s fair value determinations of these assets were materially different from the values that would exist if a ready market existed for these assets.
We depend on third-party service providers, including mortgage servicers, for a variety of services related to our non-Agency RMBS, European assets, securitizations, and whole mortgage loans and loan pools. We are, therefore, subject to the risks associated with third-party service providers.
We depend on a variety of services provided by third-party service providers related to our non-Agency RMBS, European assets, securitizations, and whole mortgage loans and loan pools. We rely on the mortgage servicers who service the mortgage loans backing our non-Agency RMBS, our European assets, our securitizations, as well as the mortgage loans and loan pools that we own directly, to, among other things, collect principal and interest payments on the underlying mortgages and perform loss mitigation services. These mortgage servicers and other service providers to our non-Agency RMBS, European assets, and securitizations, such as trustees, bond insurance providers, due diligence vendors, and custodians, may not perform in a manner that promotes our interests.

In addition, legislation that has been enacted or that may be enacted in order to reduce or prevent foreclosures through, among other things, loan modifications, may reduce the value of mortgage loans backing our non-Agency RMBS, whole mortgage loans, or loan pools that we acquire. Mortgage servicers may be incentivized by the U.S. federal, state, or local governments to pursue such loan modifications, as well as forbearance plans and other actions intended to prevent foreclosure, even if such loan modifications and other actions are not in the best interests of the beneficial owners of the mortgage loans. In addition to legislation that creates financial incentives for mortgage loan servicers to modify loans and take other actions that are intended to prevent foreclosures, legislation has also been adopted that creates a safe harbor from liability to creditors for servicers that undertake loan modifications and other actions that are intended to prevent foreclosures. Finally, legislation has been adopted that delays the initiation or completion of foreclosure proceedings on specified types of residential mortgage loans or otherwise limit the ability of mortgage servicers to take actions that may be essential to preserve the value of the mortgage loans underlying the mortgage servicing rights. Any such limitations are likely to cause delayed or reduced collections from mortgagors and generally increase servicing costs. As a result of these legislative actions, the mortgage loan servicers on which we rely may not perform in our best interests or up to our expectations. If our third-party service providers, including mortgage servicers, do not perform as expected, our business, financial condition and results of operations, and ability to pay dividends to our shareholders may be materially adversely affected.
We rely on mortgage servicers for our loss mitigation efforts, and we also may engage in our own loss mitigation efforts with respect to whole mortgage loans that we own directly. Such loss mitigation efforts may be unsuccessful or not cost effective.
Both default frequency and default severity of mortgage loans are highly dependent on the quality of the mortgage servicer. We depend on the loss mitigation efforts of mortgage servicers and in some cases “special servicers,” which are mortgage servicers who specialize in servicing non-performing loans. If mortgage servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers are far less likely to make those payments. In addition, for the whole mortgage loans that we own directly, we may engage in our own loss mitigation efforts over and beyond the efforts of the mortgage servicers, including more hands-on mortgage servicer oversight and management, borrower refinancing solicitations, as well as other efforts. Our and our mortgage servicers’ loss mitigation efforts may be unsuccessful in limiting delinquencies, defaults, and losses, or may not be cost effective, which may materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders. In addition, our ability to accomplish such loss mitigation may be limited by the tax rules governing publicly traded partnerships.
We may be affected by deficiencies in foreclosure practices of third parties, as well as related delays in the foreclosure process.
One of the biggest risks overhanging the RMBS market has been uncertainty around the timing and ability of servicers to foreclose on defaulted loans, so that they can liquidate the underlying properties and ultimately pass the liquidation proceeds through to RMBS holders. Given the magnitude of the housing crisis, and in response to the well-publicized failures of many servicers to follow proper foreclosure procedures, mortgage servicers are being held to much higher foreclosure-related documentation standards than they previously were. However, because many mortgages have been transferred and assigned multiple times (and by means of varying assignment procedures) throughout the origination, warehouse, and securitization processes, mortgage servicers are generally having much more difficulty furnishing the requisite documentation to initiate or complete foreclosures. This leads to stalled or suspended foreclosure proceedings, and ultimately additional foreclosure-related costs. Foreclosure-related delays also tend to increase ultimate loan loss severities as a result of property deterioration, amplified legal and other costs, and other factors. Many factors delaying foreclosure, such as borrower lawsuits and judicial backlog and scrutiny, are outside of a servicer’s control and have delayed, and will likely continue to delay, foreclosure processing in both judicial states (where foreclosures require court involvement) and non-judicial states. The concerns about deficiencies in foreclosure practices of servicers and related delays in the foreclosure process may impact our loss assumptions and affect the values of, and our returns on, our investments in RMBS and residential whole loans.
To the extent that due diligence is conducted on potential assets, such due diligence may not reveal all of the risks associated with such assets and may not reveal other weaknesses in such assets, which could lead to losses.
Before making an investment, our Manager may decide to conduct (either directly or using third parties) certain due diligence. There can be no assurance that our Manager will conduct any specific level of due diligence, or that, among other things, our Manager’s due diligence processes will uncover all relevant facts or that any purchase will be successful, which could result in losses on these assets, which, in turn, could adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.

Sellers of the mortgage loans that we acquire, or that underlie the non-Agency RMBS in which we invest, may be unable to repurchase defective mortgage loans, which could have a material adverse effect on the value of our loans, or the loans held by the trust that issued the RMBS, and could cause shortfalls in the payments due on the RMBS or losses on the mortgage loans.
Sellers of mortgage loans that we acquire or that are sold to the trusts that issued the non-Agency RMBS in which we invest made various representations and warranties related to the mortgage loans sold by them to us or the trusts that issued the RMBS. If a seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then we, or the trustee or the servicer of the loans, may have the right to require that the seller repurchase the defective mortgage loan (or in some cases substitute a performing mortgage loan). It is possible, however, that for financial or other reasons, the seller either may not be capable of repurchasing defective mortgage loans, or may dispute the validity of or otherwise resist its obligation to repurchase defective mortgage loans. The inability or unwillingness of a seller to repurchase defective mortgage loans from us or from a non-Agency RMBS trust in which we invest would likely cause higher rates of delinquencies, defaults, and losses for the mortgage loans we hold, or the mortgage loans backing such non-Agency RMBS, and ultimately greater losses for our investment in such assets.

Our assets include subordinated and lower-rated securities that generally have greater risk of loss than senior and higher-rated securities.
Certain securities that we acquire are deemed by rating agencies to have substantial vulnerability to default in payment of interest and/or principal. Other securities we acquire have the lowest quality ratings or are unrated. Many securities that we acquire are subordinated in cash flow priority to other more “senior” securities of the same securitization. The exposure to defaults on the underlying mortgages is severely magnified in subordinated securities. Certain subordinated securities (“first loss securities”) absorb all losses from default before any other class of securities is at risk. Such securities therefore are considered to be highly speculative investments. Also, the risk of declining real estate values, in particular, is amplified in subordinated RMBS, as are the risks associated with possible changes in the market’s perception of the entity issuing or guaranteeing them, or by changes in government regulations and tax policies. Accordingly, the subordinated and lower-rated (or unrated) securities in which we invest may experience significant price and performance volatility relative to more senior or higher-rated securities, and they are subject to greater risk of loss than more senior or higher-rated securities which, if realized, could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Investments in second lien mortgage loans could subject us to increased risk of losses.
We may invest in second-lien mortgage loans or RMBS backed by such loans. If a borrower defaults on a second-lien mortgage loan or on its senior debt (i.e., a first-lien loan, in the case of a residential mortgage loan), or in the event of a borrower bankruptcy, such loan will be satisfied only after all senior debt is paid in full. As a result, if we invest in second-lien mortgage loans and the borrower defaults, we may lose all or a significant part of our investment.
Prepayment rates can change, adversely affecting the performance of our assets.
The frequency at which prepayments (including both voluntary prepayments by borrowers and liquidations due to defaults and foreclosures) occur on mortgage loans, including those underlying our RMBS, is affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal, and other factors. Generally, borrowers tend to prepay their mortgages when prevailing mortgage rates fall below the interest rates on their mortgage loans. When borrowers prepay their mortgage loans at rates that are faster or slower than expected, it results in prepayments that are faster or slower than expected on such loans or the related RMBS. These faster or slower than expected payments may adversely affect our profitability.
We may purchase securities or loans that have a higher interest rate than the then-prevailing market interest rate. In exchange for this higher interest rate, we may pay a premium to par value to acquire the security or loan. In accordance with U.S. GAAP, we amortize this premium as an expense over the expected term of the security or loan based on our prepayment assumptions. If a security or loan is prepaid in whole or in part at a faster than expected rate, however, we must expense all or a part of the remaining unamortized portion of the premium that was paid at the time of the purchase, which will adversely affect our profitability.
We also may purchase securities or loans that have a lower interest rate than the then-prevailing market interest rate. In exchange for this lower interest rate, we may pay a discount to par value to acquire the security or loan. We accrete this discount as income over the expected term of the security or loan based on our prepayment assumptions. If a security or loan is prepaid at a slower than expected rate, however, we must accrete the remaining portion of the discount at a slower than expected rate. This will extend the expected life of investment portfolio and result in a lower than expected yield on securities and loans purchased at a discount to par.
Prepayment rates generally increase when interest rates fall and decrease when interest rates rise. Since many RMBS, especially fixed rate RMBS, will be discount securities when interest rates are high, and will be premium securities when interest rates are low, these RMBS may be adversely affected by changes in prepayments in any interest rate environment. Prepayment rates are also affected by factors not directly tied to interest rates, and are difficult to predict. Prepayments can also occur when borrowers sell their properties or when borrowers default on their mortgages and the mortgages are prepaid from the proceeds of a foreclosure sale of the underlying property and/or from the proceeds of a mortgage insurance policy or other guarantee. Fannie Mae and Freddie Mac will generally, among other conditions, purchase mortgages that are 120 days or more delinquent from the Agency RMBS pools that they have issued when the cost of guaranteed payments to security holders, including advances of interest at the security coupon rate, exceeds the cost of holding the non-performing loans in their portfolios. Consequently, prepayment rates also may be affected by conditions in the housing and financial markets, which may result in increased delinquencies on mortgage loans. Prepayment rates can also be affected by actions of the GSEs and their cost of capital, general economic conditions, and the relative interest rates on fixed and adjustable rate loans. Additionally, changes in the GSEs’ decisions as to when to repurchase delinquent loans can materially impact prepayment rates on Agency RMBS.
The adverse effects of prepayments may impact us in various ways. First, particular investments may experience outright losses, as in the case of interest only securities, or “IOs,” and inverse interest only securities, or “IIOs,” in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to any hedges that our Manager may have constructed for these assets, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many RMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. Furthermore, to the extent that faster prepayment rates are due to lower interest rates, the principal payments received from prepayments will tend to be reinvested in lower-yielding assets, which may reduce our income in the long run. Therefore, if actual prepayment rates differ from anticipated prepayment rates our business, financial condition and results of operations, and ability to pay dividends to our shareholders could be materially adversely affected.
Increases in interest rates could negatively affect the value of our assets and increase the risk of default on our assets.
Our fixed rate investments, especially most fixed rate mortgage loans, fixed rate MBS, and most MBS backed by fixed rate mortgage loans, decline in value when long-term interest rates increase. Even in the case of Agency RMBS, the guarantees provided by GSEs do not protect us from declines in market value caused by changes in interest rates. In the case of RMBS backed by adjustable-rate residential mortgage loans, or “ARMs,” increases in interest rates can lead to increases in delinquencies and defaults as borrowers become less able to make their mortgage payments following interest payment resets. Additionally, an increase in short-term interest rates would increase the amount of interest owed on our reverse repo borrowings. See "—Interest rate mismatches between our assets and our borrowings may reduce our income during periods of changing interest rates, and increases in interest rates could adversely affect the value of our assets" below.
An increase in interest rates may cause a decrease in the issuance volumes of certain of our targeted assets, which could adversely affect our ability to acquire targeted assets that satisfy our investment objectives and to generate income and pay dividends.
Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of targeted assets available to us, which could adversely affect our ability to acquire assets that satisfy our investment objectives. If rising interest rates cause us to be unable to acquire a sufficient volume of our targeted assets with a yield that is above our borrowing cost, our ability to satisfy our investment objectives and to generate income and pay dividends to our shareholders may be materially and adversely affected.
Interest rate caps on the ARMs and hybrid ARMs that back our RMBS may reduce our net interest margin during periods of rising or high interest rates.
ARMs and hybrid ARMs (i.e., residential mortgage loans that have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to a fixed increment over a specified interest rate index) are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase through the maturity of the loan. Our borrowings typically are not subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, our financing costs could increase without limitation while caps could limit the interest we earn on our RMBS backed by ARMs and hybrid ARMs. This problem is magnified for ARMs and hybrid ARMs that are not fully indexed because such periodic interest rate caps prevent the coupon on the security from fully reaching the specified rate in one reset. Further, some ARMs and hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on RMBS backed by ARMs and hybrid ARMs than necessary to pay interest on our related borrowings. Interest rate caps on RMBS backed by ARMs and hybrid ARMs could reduce our net interest margin if interest rates were to increase beyond the level of the caps, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.

Residential mortgage loans, including non-performing and re-performing residential mortgage loans, or ("residential NPLs") and mortgage loans that are not deemed qualified mortgage ("QM") loans under the rules of the Consumer Financial Protection Bureau ("QM loans") are subject to increased risks.
We acquire and manage residential mortgage loans. Residential mortgage loans, including residential NPLs and non-QM loans, are subject to increased risk of loss. Unlike Agency RMBS, residential mortgage loans generally are not guaranteed by the U.S. Government or any GSE, though in some cases they may benefit from private mortgage insurance. Additionally, by directly acquiring residential mortgage loans, we do not receive the structural credit enhancements that benefit senior tranches of RMBS. A residential whole mortgage loan is directly exposed to losses resulting from default. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower, and the priority and enforceability of the lien will significantly impact the value of such mortgage loan. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses.
Residential mortgage loans are also subject to property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies, or “special hazard risk,” and to reduction in a borrower’s mortgage debt by a bankruptcy court, or “bankruptcy risk.” In addition, claims may be assessed against us on account of our position as a mortgage holder or property owner, including assignee liability, environmental hazards, and other liabilities. We could also be responsible for property taxes. In some cases, these liabilities may be “recourse liabilities” or may otherwise lead to losses in excess of the purchase price of the related mortgage or property.
If we subsequently resell any whole mortgage loans that we acquire, we may be required to repurchase such loans or indemnify purchasers if we breach representations and warranties.
If we subsequently resell any whole mortgage loans that we acquire, we would generally be required to make customary representations and warranties about such loans to the loan purchaser. Our residential mortgage loan sale agreements and terms of any securitizations into which we sell loans will generally require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against an originating broker or correspondent. Repurchased loans are typically worth only a fraction of the original price. Significant repurchase activity could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.

The commercial mortgage loans that we acquire or originate, and the mortgage loans underlying our CMBS investments are subject to the ability of the commercial property owner to generate net income from operating the property as well as to the risks of delinquency and foreclosure.
Commercial mortgage loans are secured by multi-family or commercial property and are subject to risks of delinquency and foreclosure, and risk of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things,

•	tenant mix;

•	declines in tenant income and/or changes to tenant businesses;

•	property management decisions;

•	property location, condition, and design;

•	new construction of competitive properties;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	changes in national, regional, or local economic conditions and/or specific industry segments, including the credit and securitization markets;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates, real estate tax rates, and other operating expenses;

•	costs of remediation and liabilities associated with environmental conditions;

•	the potential for uninsured or underinsured property losses;

•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation, and the related costs of compliance; and

•	acts of God, terrorist attacks, social unrest, and civil disturbances.
In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss to the extent of any deficiency between the value of the collateral and our cost basis in the outstanding principal and accrued interest of the mortgage loan, and any such losses could have a material adverse effect on our cash flow from operations and our ability to pay dividends to our shareholders.
In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.
CMBS are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the CMBS we invest in are subject to all of the risks of the respective underlying commercial mortgage loans.
Our investments in CMBS are at risk of loss.
Our investments in CMBS are at risk of loss. In general, losses on real estate securing a mortgage loan included in a securitization will be borne first by the owner of the property, then by the holder of a mezzanine loan or a subordinated participation interest in a bifurcated first lien loan, or "B-Note," if any, then by the "first loss" subordinated security holder, and finally by the holder of a higher-rated security. The first loss component is commonly referred to as the "B-piece," which is the most subordinated (and therefore highest yielding and riskiest) tranche of a CMBS securitization. In the event of losses on mortgage loans included in a securitization and the subsequent exhaustion of any applicable reserve fund, letter of credit, or classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if any of the real estate underlying the securitization mortgage portfolio has been overvalued by the originator, or if real estate values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related CMBS, we may incur losses. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.
We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.
With respect to the CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is generally appointed by the holders of the most subordinate class of CMBS in such series. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests. For further discussion of the risks of our reliance on special servicers, see “—We rely on mortgage servicers for our loss mitigation efforts, and we also may engage in our own loss mitigation efforts with respect to whole mortgage loans that we own directly. Such loss mitigation efforts may be unsuccessful or not cost effective” above.
A portion of our investments currently are, and in the future may be, in the form of non-performing and sub-performing commercial and residential mortgage loans, or loans that may become non-performing or sub-performing, which are subject to increased risks relative to performing loans.
A portion of our investments currently are, and in the future may be, in the form of commercial and residential whole mortgage loans, including subprime mortgage loans and non-performing and sub-performing mortgage loans, which are subject to increased risks of loss. Such loans may already be, or may become, non-performing or sub-performing for a variety of reasons, including because the underlying property is too highly leveraged or the borrower falls upon financial distress. Such non-performing or sub-performing loans may require a substantial amount of workout negotiations and/or restructuring, which may divert the attention of our Manager from other activities and entail, among other things, a substantial reduction in the interest rate, capitalization of interest payments, and a substantial write-down of the principal of the loan. However, even if such restructuring were successfully accomplished, a risk exists that the borrower will not be able or willing to maintain the restructured payments or refinance the restructured mortgage upon maturity. In addition, our ability to accomplish such restructuring may be limited by the tax rules governing publicly traded partnerships.

In addition, certain non-performing or sub-performing loans that we acquire may have been originated by financial institutions that are or may become insolvent, suffer from serious financial stress, or are no longer in existence. As a result, the standards by which such loans were originated, the recourse to the selling institution, and/or the standards by which such loans are being serviced or operated may be adversely affected. Further, loans on properties operating under the close supervision of a mortgage lender are, in certain circumstances, subject to certain additional potential liabilities that may exceed the value of our investment.
In the future, it is possible that we may find it necessary or desirable to foreclose on some, if not many, of the loans we acquire, and the foreclosure process may be lengthy and expensive. Borrowers or junior lenders may resist mortgage foreclosure actions by asserting numerous claims, counterclaims, and defenses against us including, without limitation, numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force the lender into a modification of the loan or capital structure or a favorable buy-out of the borrower’s or junior lender’s position. In some states, foreclosure actions can sometimes take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file, or a junior lender may cause the borrower to file, for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure and associated litigation may create a negative public perception of the related mortgaged property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us, and the borrower or junior lenders may continue to challenge whether the foreclosure process was commercially reasonable, which could result in additional costs and potential liability. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property, or defending challenges brought after the completion of a foreclosure, will further reduce the liquidation proceeds and thus increase the loss. Any such reductions could materially and adversely affect the value we realize from the loans in which we invest.
Whether or not our Manager has participated in the negotiation of the terms of any such mortgage loans, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.
Commercial whole mortgage loans are also subject to special hazard risk and to bankruptcy risk. In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including assignee liability, responsibility for tax payments, environmental hazards and other liabilities. In some cases, these liabilities may be “recourse liabilities” or may otherwise lead to losses in excess of the purchase price of the related mortgage or property.
Our real estate assets and our real estate-related assets (including mortgage loans and MBS) are subject to the risks associated with real property.
We own assets secured by real estate, we own real estate directly, and may acquire additional real estate directly in the future, either through direct acquisitions or upon a default of mortgage loans. Real estate assets are subject to various risks, including:

•	continued declines in the value of real estate;

•	acts of God, including earthquakes, floods, and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and zoning ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold;

•	potential liabilities for other legal actions related to property ownership including tort claims; and

•	the potential for uninsured or under-insured property losses.
The occurrence of any of the foregoing or similar events may reduce our return from an affected property or asset and, consequently, materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.

We engage in short selling transactions, which may subject us to additional risks.
Many of our hedging transactions, and occasionally our investment transactions, are short sales. Short selling may involve selling securities that are not owned and typically borrowing the same securities for delivery to the purchaser, with an obligation to repurchase the borrowed securities at a later date. Short selling allows the investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale may create the risk of an unlimited loss, in that the price of the underlying security might theoretically increase without limit, thus increasing the cost of repurchasing the securities. There can be no assurance that securities sold short will be available for repurchase or borrowing. Repurchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.
We use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our shareholders, as well as increase losses when economic conditions are unfavorable.
We use leverage to finance our investment activities and to enhance our financial returns. Most of our leverage is in the form of short-term reverse repos for our Agency RMBS assets and Credit portfolio. Other forms of leverage include our term secured bank facilities, our securitizations, our Senior Notes, and may in the future include credit facilities, including term loans and revolving credit facilities.
Through the use of leverage, we may acquire positions with market exposure significantly greater than the amount of capital committed to the transaction. For example, by entering into reverse repos with advance rates, or haircut levels, of 5%, we could theoretically leverage capital allocated to Agency RMBS by a debt-to-equity ratio of as much as 20 to 1. A haircut is the percentage discount that a reverse repo lender applies to the market value of an asset serving as collateral for a reverse repo borrowing, for the purpose of determining whether such reverse repo borrowing is adequately collateralized.
Although we may from time to time enter into certain contracts with third parties, such as certain financing arrangements with lenders, that may limit our leverage, our operating agreement does not specifically limit the amount of leverage that we may use. Leverage can enhance our potential returns but can also exacerbate losses. Even if an asset increases in value, if the asset fails to earn a return that equals or exceeds our cost of borrowing, the leverage will diminish our returns.
Leverage also increases the risk of our being forced to precipitously liquidate our assets. See “—Our lenders and derivative counterparties may require us to post additional collateral, which may force us to liquidate assets, and if we fail to post sufficient collateral our debts may be accelerated and/or our derivative contracts terminated on unfavorable terms” below.
Our access to financing sources, which may not be available on favorable terms, or at all, may be limited, and this may materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We depend upon the availability of adequate capital and financing sources to fund our operations. Our lenders are primarily large global financial institutions, with exposures both to global financial markets and to more localized conditions. In addition to borrowing from large banks, we borrow from smaller non-bank financial institutions as well. Whether because of a subsequent global or local financial crisis or other circumstances, if one or more of our lenders experiences severe financial difficulties, they or other lenders could become unwilling or unable to provide us with financing, could increase the costs of that financing or become insolvent, as was the case with Lehman Brothers. Moreover, we are currently party to short-term borrowings (in the form of reverse repos) and there can be no assurance that we will be able to replace these borrowings, or “roll” them, as they mature on a continuous basis and it may be more difficult for us to obtain debt financing on favorable terms, or at all. In addition, if regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, the financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. Consequently, depending on market conditions at the relevant time, we may have to rely on additional equity issuances to meet our capital and financing needs, which may be dilutive to our shareholders, or we may have to rely on less efficient forms of debt financing that consume a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash dividends to our shareholders, and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
A failure to comply with restrictive covenants in our financing arrangements would have a material adverse effect on us, and any future financings may require us to provide additional collateral or pay down debt.
We are subject to various restrictive covenants contained in our existing financing arrangements and may become subject to additional covenants in connection with future financings. For example, the indenture governing our Senior Notes contains covenants that, subject to a number of exceptions and adjustments, among other things: limit our ability to incur additional indebtedness; require us to maintain a minimum Net Asset Value (as defined in the indenture governing the Senior Notes); require us to maintain a ratio of Consolidated Unencumbered Assets (as defined in indenture governing the Senior Notes) to the aggregate principal amount of the outstanding Senior Notes at or above a specified threshold, and impose certain conditions on our merger or consolidation with another person.
The covenants in our financing arrangements may limit our flexibility to pursue certain investments or incur additional debt. If we fail to meet or satisfy any of these covenants, subject to certain cure provisions, as applicable, we would be in default under these agreements and our indebtedness could be declared due and payable. In addition, our lenders could terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights under our financing arrangements, whereby a default (such as a failure to comply with a covenant) under one financing arrangement can trigger a default under other financing arrangements.
Our securitizations may expose us to additional risks.
In order to generate additional cash for funding new investments, we have securitized, and may in the future seek to securitize, certain of our assets, especially our loan assets. Some securitizations are treated as financing transactions for U.S. GAAP, while others are treated as sales. In a typical securitization, we convey assets to a special purpose vehicle, the issuer, which then issues one or more classes of notes secured by the assets pursuant to the terms of an indenture. To the extent that we retain the most subordinated economic interests in the issuer, we would continue to be exposed to losses on the assets for as long as those retained interests remained outstanding and therefore able to absorb such losses. Furthermore, our retained interests in a securitization could be less liquid than the underlying assets themselves, and may be subject to U.S. Risk Retention Rules (defined below). Moreover, even though we might accumulate assets with a view towards possible securitization, we cannot be assured that we will be able to access the securitization market, or be able to do so under favorable terms. The inability to securitize certain segments of our portfolio, especially certain of our loan assets, could hurt our performance and our ability to grow our business.
In addition, in anticipation of a securitization transaction, we (either alone or in conjunction with other investors, including other Ellington affiliates) may provide capital to a vehicle accumulating assets for the securitization. If the securitization is not ultimately completed, or if the assets do not perform as expected during the accumulation period, we could lose all or a portion of the capital that we provided to the vehicle. Furthermore, because we may enter into these types of transactions along with investors, including other Ellington affiliates, there may be conflicts between us, on the one hand, and the other investors, including other Ellington affiliates, on the other hand. These accumulation vehicles typically enter into warehouse financing facilities to facilitate their accumulation of assets, and so such vehicles carry with them the additional risks associated with financial leverage and covenant compliance.
In connection with our securitizations, we generally are required to prepare disclosure documentation for investors, including term sheets and offering memorandums, which contain information regarding the securitization generally, the securities being issued, and the assets being securitized. If our disclosure documentation for a securitization is alleged or found to contain material inaccuracies or omissions, we may be liable under federal securities laws, state securities laws or other applicable laws for damages to the investors in such securitization, we may be required to indemnify the underwriters of the securitization or other parties, or we may incur other expenses and costs in connection with disputing these allegations or settling claims. Such liabilities, expenses, and/or losses could be significant.
We will typically be required to make representations and warranties in connection with our securitizations regarding, among other things, certain characteristics of the assets being securitized. If any of the representations and warranties that we have made concerning the assets are alleged or found to be inaccurate, we may incur expenses disputing the allegations, and we may be obligated to repurchase certain assets, which may result in losses. Even if we previously obtained representations and warranties from loan originators or other parties from whom we originally acquired the assets, such representations and warranties may not align with those that we have made for the benefit of the securitization, or may otherwise not protect us from losses (e.g., because of a deterioration in the financial condition of the party that provided representations and warranties to us).
Interest rate mismatches between our assets and our borrowings may reduce our income during periods of changing interest rates, and increases in interest rates could adversely affect the value of our assets.
Some of our assets are fixed rate or have a fixed rate component (such as RMBS backed by hybrid ARMs). This means that the interest we earn on these assets will not vary over time based upon changes in a short-term interest rate index. Although the interest we earn on our ARM loans and our RMBS backed by ARMs generally will adjust for changing interest rates, such interest rate adjustments may not occur as quickly as the interest rate adjustments to any related borrowings, and such interest rate adjustments will generally be subject to interest rate caps, which potentially could cause such RMBS to acquire many of the characteristics of fixed rate assets if interest rates were to rise above the cap levels. We generally fund our targeted assets with borrowings whose interest rates reset frequently, and as a result we generally have an interest rate mismatch between our assets and liabilities. While our interest rate hedges are intended to mitigate a portion of this mismatch, the use of interest rate hedges also introduces the risk of other interest rate mismatches and exposures, as will the use of other financing techniques. Additionally, to the extent cash flows from RMBS we hold are reinvested in new RMBS, the spread between the yields of the new RMBS and available borrowing rates may decline, which could reduce our net interest margin or result in losses.
Fixed income assets, including many RMBS, typically decline in value if interest rates increase. If long-term rates were to increase significantly, not only would the market value of these assets be expected to decline, but these assets could lengthen in duration because borrowers would be less likely to prepay their mortgages.
Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. In addition, the Federal Reserve has been increasing the target range for the federal funds rate since December 2015, and has indicated that further interest rate increases may occur in the near future.
While we opportunistically hedge our exposure to changes in interest rates, there can be no assurance that our hedges will be successful, or that we will be able to enter into or maintain such hedges. As a result, interest rate fluctuations can cause significant losses, reductions in income, and can limit the cash available to pay dividends to our shareholders.
Our investments that are denominated in foreign currencies subject us to foreign currency risk, which may adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Our investments that are denominated in foreign currencies subject us to foreign currency risk arising from fluctuations in exchange rates between such foreign currencies and the U.S. dollar. While we currently attempt to hedge the vast majority of our foreign currency exposure, we may not always choose to hedge such exposure, or we may not be able to hedge such exposure. To the extent that we are exposed to foreign currency risk, changes in exchange rates of such foreign currencies to the U.S. dollar may adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Our lenders and derivative counterparties may require us to post additional collateral, which may force us to liquidate assets, and if we fail to post sufficient collateral our debts may be accelerated and/or our derivative contracts terminated on unfavorable terms.
Most of our reverse repo agreements and our derivative contracts allow, to varying degrees, our lenders and derivative counterparties (including clearinghouses) to determine an updated market value of our collateral and derivative contracts to reflect current market conditions. If the market value of our collateral or our derivative contracts with a particular lender or derivative counterparty declines in value, we generally will be required by the lender or derivative counterparty to provide additional collateral or repay a portion of the funds advanced on minimal notice, which is known as a margin call. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets. Additionally, in order to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations, financial condition, and may impair our ability to pay dividends to our shareholders. We receive margin calls from our lenders and derivative counterparties from time to time in the ordinary course of business similar to other entities in the specialty finance business. In the event we default on our obligation to satisfy these margin calls, our lenders or derivative counterparties can accelerate our indebtedness, terminate our derivative contracts (potentially on unfavorable terms requiring additional payments, including additional fees and costs), increase our borrowing rates, liquidate our collateral, and terminate our ability to borrow. In certain cases, a default on one reverse repo agreement or derivative contract (whether caused by a failure to satisfy margin calls or another event of default) can trigger “cross defaults” on other such agreements. A significant increase in margin calls could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders, and could increase our risk of insolvency.
Hedging against credit events, interest rate changes, foreign currency fluctuations, and other risks may materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We opportunistically pursue various hedging strategies to seek to reduce our exposure to losses from adverse credit events, interest rate changes, foreign currency fluctuations, and other risks. Hedging against a decline in the values of our portfolio positions does not prevent losses if the values of such positions decline, or eliminate the possibility of fluctuations in the value of our portfolio. Hedging transactions generally will limit the opportunity for gain should the values of our other portfolio positions increase. Further, certain hedging transactions could result in our experiencing significant losses. Moreover, at any point in time we may choose not to hedge all or a portion of our risks, and we generally will not hedge those risks that we believe are appropriate for us to take at such time, or that we believe would be impractical or prohibitively expensive to hedge. Even if we do choose to hedge certain risks, for a variety of reasons we generally will not seek to establish a perfect correlation between our hedging instruments and the risks being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. Our hedging activity will vary in scope based on the composition of our portfolio, our market views, and changing market conditions, including the level and volatility of interest rates. When we do choose to hedge, hedging may fail to protect or could materially adversely affect us because, among other things:

•	our Manager may fail to correctly assess the degree of correlation between the hedging instruments and the assets being hedged;

•	our Manager may fail to recalculate, re-adjust, and execute hedges in an efficient and timely manner;

•	the hedging transactions may actually result in poorer overall performance for us than if we had not engaged in the hedging transactions;

•	credit hedging can be expensive, particularly when the market is forecasting future credit deterioration and when markets are more illiquid;

•	interest rate hedging can be expensive, particularly during periods of volatile interest rates;

•	available hedges may not correspond directly with the risks for which protection is sought;

•	the durations of the hedges may not match the durations of the related assets or liabilities being hedged;

•
many hedges are structured as over-the-counter contracts with counterparties whose creditworthiness is not guaranteed, raising the possibility that the hedging counterparty may default on their payment obligations;

•	to the extent that the creditworthiness of a hedging counterparty deteriorates, it may be difficult or impossible to terminate or assign any hedging transactions with such counterparty; and

•
our hedging instruments are generally structured as derivative contracts, and so are subject to additional risks such as those described above under “—Our lenders and derivative counterparties may require us to post additional collateral, which may force us to liquidate assets, and if we fail to post sufficient collateral our debts may be accelerated and/or our derivative contracts terminated on unfavorable terms” and below under “—Our use of derivatives may expose us to counterparty risk.”

For these and other reasons, our hedging activity may materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Hedging instruments and other derivatives, including some credit default swaps ("CDS"), may not, in many cases, be traded on exchanges, or may not be guaranteed or regulated by any U.S. or foreign governmental authority and involve risks and costs that could result in material losses.
Hedging instruments and other derivatives, including certain types of CDS, involve risk because they may not, in many cases, be traded on exchanges and may not be guaranteed or regulated by any U.S. or foreign governmental authorities. Consequently, for these instruments there may be less stringent requirements with respect to record keeping and compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. To the extent we invest in commodity interests, we and our brokers and counterparties will be subject to the applicable customer protection rules (e.g., segregated and secured amounts) with respect to the margin and collateral requirements. Our Manager is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. Furthermore, our Manager has only a limited internal credit function to evaluate the creditworthiness of its counterparties, mainly relying on its experience with such counterparties and their general reputation as participants in these markets. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default under the agreement governing the hedging arrangement. Default by a party with whom we enter into a hedging transaction, such as occurred with Lehman Brothers in 2008, may result in losses and may force us to re-initiate similar hedges with other counterparties at the then-prevailing market levels. Generally we will seek to reserve the right to terminate our hedging transactions upon a counterparty’s insolvency, but absent an actual insolvency, we may not be able to terminate a hedging transaction without the consent of the hedging counterparty, and we may not be able to assign or otherwise dispose of a hedging transaction to another counterparty without the consent of both the original hedging counterparty and the potential assignee. If we terminate a hedging transaction, we may not be able to enter into a replacement contract in order to cover our risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and therefore we may be required to maintain any hedging position until exercise or expiration, which could adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
In addition, some portion of our hedges are cleared through a central counterparty clearinghouse, or “CCP," which we access through a futures commission merchant, or “FCM.”  If an FCM that holds our cleared futures account were to become insolvent, the CCP will make an effort to move our futures positions to an alternate FCM, though it is possible that such transfer would fail resulting in a total loss of our positions in the account, and we would be required to re-initiate our hedging positions with an alternate FCM.  In the event of the insolvency of an FCM that holds our cleared over-the-counter derivatives, the rules of the CCP require that its direct members submit bids to take over the portfolio of the FCM, and would further require the CCP to move our existing positions and related margin to an alternate FCM. If this were to occur, we believe that our risk of loss would be limited to the excess equity in the account at the insolvent FCM due to the “legal segregation/operationally comingled” treatment of client assets under the rules governing FCMs in respect of cleared over-the-counter derivatives. In addition, in the case of both futures and cleared over-the-counter derivatives, there could be knock-on effects of our FCM’s insolvency, such as the failure of co-customers of the FCM or other FCMs of the same CCP.  In such cases, there could be a shortfall in the funds available to the CCP due to such additional insolvencies and/or exhaustion of the CCP’s guaranty fund that could lead to total loss of our positions in the FCM account.  Finally, we face a risk of loss (including total loss) of positions in the account in the event of fraud by our FCM or other FCMs of the CCP, where ordinary course remedies would not apply.
The CFTC and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
In addition, changes to regulations promulgated under the Dodd-Frank Act pursuant to which swaps are viewed as commodities for purposes of determining whether an entity is a “commodity pool” for purposes of the Commodity Exchange Act, have required our Manager to decide whether to limit our swap activity in order to meet certain exemptions from registration with the CFTC or to register as a “commodity pool operator” with the CFTC. Our Manager is currently registered as a “commodity pool operator” operating pursuant to an exemption under CFTC Regulation 4.12. If, in the future, we do not meet the conditions set forth in CFTC Regulation 4.12, such exemption becomes unavailable for any other reason, or our Manager pursues our derivative activities in another manner, we may need to seek another exemption from registration or we and our Manager may become subject to additional disclosure, recordkeeping, and reporting requirements, which may increase our expenses.

Certain of our hedging instruments are regulated by the CFTC and such regulations may adversely impact our ability to enter into such hedging instruments and cause us to incur increased costs.
We enter into interest rate swaps and credit default swaps on corporations or corporate indices, or "CDX," to hedge risks associated with our portfolio. Entities entering into such swaps are exposed to credit losses in the event of non-performance by counterparties to these transactions. Effective October 12, 2012, the CFTC issued rules regarding such swaps under the authority granted to it pursuant to the Dodd-Frank Act.
The rules primarily impact our trading of these instruments in two ways. First, beginning on June 10, 2013, certain newly executed swaps, including many interest rate and CDS, became subject to mandatory clearing through a CCP. It is the intent of the Dodd-Frank Act that, by mandating the clearing of swaps in this manner, swap counterparty risk would not become overly concentrated in any single entity, but rather would be spread and centralized among the CCP and its members. We are not a direct member of any CCP, so we must access the CCPs through an FCM, which acts as an intermediary between us and the CCP with respect to all facets of the transaction, including the posting and receipt of required collateral. If we lost access to our FCMs or CCPs, we could potentially be unable to use interest rate swaps and CDS to hedge our risks.
The second way that the rules impact our trading of these instruments is the Swap Execution Facility, or “SEF,” mandate, which came into effect on October 2, 2013, and requires that we execute most interest rate swaps and CDX on an electronic platform, rather than over the phone or in some other manner. If we were to lose access to our selected SEFs or were otherwise unable to communicate with them, this would prevent us from being able to trade these instruments. If we were unable to execute our hedging trades in a timely manner, particularly in a volatile market environment, we may not be able to execute our strategies in the most advantageous manner.
In addition to subjecting our swap transactions to greater initial margin requirements and additional transaction fees charged by CCPs, FCMs, and SEFs, our swap transactions are now subjected to greater regulation by both the CFTC and the SEC. These additional fees, costs, margin requirements, documentation, and regulation could adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Additionally, for all interest rate swaps and CDX entered into prior to June 10, 2013, we were not required to clear them through a CCP and as a result these swaps are still subject to the risks of nonperformance by any of the individual counterparties with whom we entered into these transactions described above in “—Hedging instruments and other derivatives, including some credit default swaps, may not, in many cases, be traded on regulated exchanges, or may not be guaranteed or regulated by any U.S. or foreign governmental authority and involve risks and costs that could result in material losses.”

Our use of derivatives may expose us to counterparty risk.
We enter into interest rate swaps and other derivatives that have not been cleared by a CCP. If a derivative counterparty cannot perform under the terms of the derivative contract, we would not receive payments due under that agreement, we may lose any unrealized gain associated with the derivative, and the hedged liability would cease to be hedged by such instrument. If a derivative counterparty becomes insolvent or files for bankruptcy, we may also be at risk for any collateral we have pledged to such counterparty to secure our obligations under derivative contracts, and we may incur significant costs in attempting to recover such collateral.

Our rights under our reverse repos are subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders.
In the event of our insolvency or bankruptcy, certain reverse repos may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on and/or liquidate the collateral pledged under such agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repo, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a reverse repo or to be compensated for any damages resulting from the lenders’ insolvency may be further limited by those statutes. These claims would be subject to significant delay and costs to us and, if and when received, may be substantially less than the damages we actually incur.
Certain actions by the Federal Reserve could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
In September 2012, the Federal Reserve announced a third round of quantitative easing, or “QE3,” which was an open-ended program designed to expand the Federal Reserve’s holdings of long-term securities by purchasing, at the time, an additional $40 billion of Agency RMBS per month until key economic indicators showed sufficient signs of improvement.
Since December 2013, the Federal Reserve announced and completed eight incremental reductions in its purchases of Agency RMBS and U.S. Treasury securities under its accommodative monetary policies, and concluded its QE3 asset buying program at the end of October 2014. While the Federal Reserve continues to reinvest principal payments from its U.S. Treasury security and Agency RMBS holdings, in October 2017, the Federal Reserve initiated its balance sheet normalization program, whereby it began tapering asset purchases of both U.S. Treasury securities and Agency RMBS. In addition, the Federal Reserve has been increasing the target range for the federal funds rate since December 2015, and has indicated that further interest rate increases may occur in the near future. See “—Increases in interest rates could negatively affect the value of our assets and increase the risk of default on our assets” above. Should the U.S. economy begin to deteriorate, the Federal Reserve could decide to reinstate its asset purchase program or institute other measures designed to reduce interest rates. These measures could lead to a flattening in the yield curve, increased prepayment rates (resulting from lower long-term interest rates, including mortgage rates), and a narrowing of our net interest margin.
We may change our investment strategy, investment guidelines, hedging strategy, and asset allocation, operational, and management policies without notice or shareholder consent, which may materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We may change our investment strategy, investment guidelines, hedging strategy, and asset allocation, operational, and management policies at any time without notice to or consent from our shareholders. As a result, the types or mix of, assets, liabilities, or hedging transactions in our portfolio may be different from, and possibly riskier than, the types or mix of assets, liabilities, and hedging transactions that we have historically held, or that are otherwise described in this report. A change in our strategy may increase our exposure to real estate values, interest rates, and other factors. Our Board of Directors determines our investment guidelines and our operational policies, and may amend or revise our policies, including those with respect to our acquisitions, growth, operations, indebtedness, capitalization, and dividends or approve transactions that deviate from these policies without a vote of, or notice to, our shareholders. Policy changes could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We, Ellington, or its affiliates may be subject to adverse legislative or regulatory changes.
At any time, U.S. federal, state, local, or foreign laws or regulations that impact our business, or the administrative interpretations of those laws or regulations, may be enacted or amended. For example, on July 21, 2010 the Dodd-Frank Act was enacted, which significantly revised many financial regulations. Certain portions of the Dodd-Frank Act were effective immediately, while other portions have become or will become effective following rulemaking and transition periods, but many of these changes could materially impact the profitability of our business or the business of our Manager or Ellington, our access to financing or capital, the value of the assets that we hold, expose us to additional costs, require changes to business practices, or adversely affect our ability to pay dividends. For example, the Dodd-Frank Act alters the regulation of commodity interests, imposes regulation on the over-the-counter derivatives market, places restrictions on residential mortgage loan originations, and reforms the asset-backed securitization markets most notably by imposing credit requirements. While there continues to be uncertainty about the exact impact of all of these changes, we do know that we and our Manager are subject to a more complex regulatory framework, and are incurring and will in the future incur costs to comply with new requirements as well as to monitor compliance in the future.
In addition, certain U.S. and European regulations implementing credit risk retention requirements for debt securitizations may adversely affect us. The impact of these risk retention rules on the securitization market are uncertain, and such rules may prevent us from completing any future securitization transactions or from purchasing the B-pieces of CMBS securitizations. In October 2014, the U.S. Risk Retention Rules, or the "U.S. Risk Retention Rules," adopted pursuant to Section 941 of the Dodd-Frank Act, were issued. The U.S. Risk Retention Rules require the sponsor of a debt securitization subject to such rules, in the absence of an exemption, to retain (directly or through a majority-owned affiliate) a 5% economic interest in the credit risk of the assets being securitized. The retained economic interest may take the form of an eligible horizontal residual interest (retention of the most subordinated tranches of the securitization), an eligible vertical interest (retention of 5% of every tranche of the securitization), or a combination thereof, in accordance with the requirements of the U.S. Risk Retention Rules. The U.S. Risk Retention Rules became effective December 24, 2016.
We cannot predict when or if any new law, regulation, or administrative interpretation, including those related to the Dodd-Frank Act, or any amendment to or repeal of any existing law, regulation, or administrative interpretation, will be adopted or promulgated or will become effective. Additionally, the adoption or implementation of any new law, regulation, or administrative interpretation, or any revisions in or repeals of these laws, regulations, or administrative interpretations, including those related to the Dodd-Frank Act, could cause us to change our portfolio, could constrain our strategy, or increase our costs. We could be adversely affected by any change in or any promulgation of new law, regulation, or administrative interpretation.
We or Ellington or its affiliates may be subject to regulatory inquiries or proceedings.
At any time, industry-wide or company-specific regulatory inquiries or proceedings can be initiated and we cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve us or Ellington or its affiliates, including our Manager. For example, over the years, we and Ellington and its affiliates have received, and we expect in the future that we and they may receive, inquiries and requests for documents and information from various federal, state, and foreign regulators, including those identified under the caption Legal Proceedings.
We can give no assurances that regulatory inquiries will not result in investigations of us or Ellington or its affiliates, or in enforcement actions, fines or penalties, or the assertion of private litigation claims against us or, Ellington or its affiliates. We believe that the heightened scrutiny of the financial services industry increases the risk of additional inquiries and requests from regulatory or enforcement agencies. In the event regulatory inquiries were to result in investigations, enforcement actions, fines, penalties, or the assertion of private litigation claims against us or Ellington or its affiliates, we, or our Manager's ability to perform its obligations to us under the management agreement between us and our Manager, or Ellington's ability to perform its obligations to our Manager under the services agreement between Ellington and our Manager, could be adversely impacted, which could in turn have a material adverse effect on our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We operate in a highly competitive market.
Our profitability depends, in large part, on our ability to acquire targeted assets at favorable prices. We compete with a number of entities when acquiring our targeted assets, including mortgage REITs, financial companies, public and private funds, commercial and investment banks, and residential and commercial finance companies. We may also compete with (i) the Federal Reserve and the U.S. Treasury to the extent they purchase assets in our targeted asset classes and (ii) companies that partner with and/or receive financing from the U.S. Government. Many of our competitors are substantially larger and have considerably more favorable access to capital and other resources than we do. Furthermore, new companies with significant amounts of capital have been formed or have raised additional capital, and may continue to be formed and raise additional capital in the future, and these companies may have objectives that overlap with ours, which may create competition for assets we wish to acquire. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as funding from the U.S. Government. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets to acquire, or pay higher prices than we can. We also may have different operating constraints from those of our competitors including, among others, (i) tax-driven constraints such as those arising from maintenance of our publicly traded partnership status and the status of our REIT subsidiary as a REIT for tax purposes and, in some cases, to avoid adverse tax consequences to our shareholders, (ii) restraints imposed on us by our attempt to comply with certain exclusions from the definition of an “investment company” or other exemptions under the Investment Company Act, and (iii) restraints and additional costs arising from our status as a public company. Furthermore, competition for assets in our targeted asset classes may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We are highly dependent on information systems and system failures could significantly disrupt our business, which may, in turn, materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Our business is highly dependent on communications and information systems. Any failure or interruption of our systems or cyber-attacks or security breaches of our networks or systems could cause delays or other problems in our securities trading activities, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders. In addition, we also face the risk of operational failure, termination or capacity constraints of any of the third parties with which we do business or that facilitate our business activities, including clearing agents or other financial intermediaries we use to facilitate our securities transactions, if their respective systems experience failure, interruption, cyber-attacks, or security breaches.
Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in the financial services industry and may occur on our systems in the future. We rely heavily on our financial, accounting and other data processing systems. Although we have not detected a breach to date, financial services institutions have reported breaches of their systems, some of which have been significant. Even with all reasonable security efforts, not every breach can be prevented or even detected. It is possible that we have experienced an undetected breach, and it is likely that other financial institutions have experienced more breaches than have been detected and reported. There is no assurance that we, or the third parties that facilitate our business activities, have not or will not experience a breach. It is difficult to determine what, if any, negative impact may directly result from any specific interruption or cyber-attacks or security breaches of our networks or systems (or the networks or systems of third parties that facilitate our business activities) or any failure to maintain performance, reliability and security of our technical infrastructure, but such computer malware, viruses, and computer hacking and phishing attacks may negatively affect our operations.
Lack of diversification in the number of assets we acquire would increase our dependence on relatively few individual assets.
Our management objectives and policies do not place a limit on the amount of capital used to support, or the exposure to (by any other measure), any individual asset or any group of assets with similar characteristics or risks. As a result, our portfolio may be concentrated in a small number of assets or may be otherwise undiversified, increasing the risk of loss and the magnitude of potential losses to us and our shareholders if one or more of these assets perform poorly.

For example, our portfolio of mortgage-related assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security, downturns or other significant events or developments relating generally to such region or type of security may result in defaults on a number of our assets within a short time period, which may materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
The lack of liquidity in our assets may materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We acquire assets and other instruments that are not publicly traded, including privately placed RMBS, residential and commercial mortgage loans, CLOs, consumer loans, ABS backed by consumer and commercial assets, distressed corporate debt, and other private investments. As such, these assets may be subject to legal and other restrictions on resale, transfer, pledge or other disposition, or will otherwise be less liquid than publicly traded securities. Other assets that we acquire, while publicly traded, have limited liquidity on account of their complexity, turbulent market conditions, or other factors. In addition, mortgage-related assets from time to time have experienced extended periods of illiquidity, including during times of financial stress (such as during the 2008 financial crisis), which is often the time that liquidity is most needed. Illiquid assets typically experience greater price volatility, because a ready market does not exist, and they can be more difficult to value or sell if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. We may also face other restrictions on our ability to liquidate any assets for which we or our Manager has or could be attributed with material non-public information. Furthermore, assets that are illiquid are more difficult to finance, and to the extent that we finance assets that are or become illiquid, we may lose that financing or have it reduced. If we are unable to sell our assets at favorable prices or at all, it could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.

We could be subject to liability for potential violations of predatory lending laws, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Loan originators and servicers are required to comply with various federal, state and local laws and regulations, including anti-predatory lending laws and laws and regulations imposing certain restrictions on requirements on high cost loans. Failure of loan originators or servicers to comply with these laws, to the extent any of their loans become part of our assets, could subject us, as an assignee or purchaser of the related loans, to monetary penalties and could result in the borrowers rescinding the affected loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included assignees or purchasers of certain types of loans we invest in. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We may be exposed to environmental liabilities with respect to properties in which we have an interest.
In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, the presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may materially adversely affect the value of the relevant mortgage-related assets held by us.

Consumer loans are subject to delinquency and loss, which could have a negative impact on our financial results.
We are exposed to the performance of consumer loans both through the consumer loans that we own directly, and through those consumer loans to which we are exposed indirectly through our ownership of consumer-loan-backed ABS. The ability of borrowers to repay consumer loans may be adversely affected by numerous borrower-specific factors, including unemployment, divorce, major medical expenses, or personal bankruptcy. General factors, including an economic downturn, high energy costs, or acts of God or terrorism, may also affect the financial stability of borrowers and impair their ability or willingness to repay their loans. Whenever any of our consumer loans defaults, we are at risk of loss to the extent of any deficiency between the liquidation value of the collateral, if any, securing the loan, and the principal and accrued interest of the loan. Many of our consumer loans are unsecured, or are secured by collateral (such as an automobile) that depreciates rapidly; as a result, these loans may be at greater risk of loss than residential real estate loans. Pursuing any remaining deficiency following a default is often difficult or impractical, especially when the borrower has a low credit score, making further substantial collection efforts unwarranted. In addition, repossessing personal property securing a consumer loan can present additional challenges, including locating and taking physical possession of the collateral. We rely on servicers who service these consumer loans, to, among other things, collect principal and interest payments on the loans and perform loss mitigation services, and these servicers may not perform in a manner that promotes our interests. Since we purchase some of our consumer loans and our consumer-loan-backed ABS at a premium to the remaining unpaid principal balance, we may incur a loss when such loans are voluntarily prepaid. There can be no guarantee that we will not suffer unexpected losses on our investments as a result of the factors set out above, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Increased regulatory attention and potential regulatory action on certain areas within the consumer credit business could have a negative impact on our reputation, or cause losses on our investments in consumer loans.
Certain consumer advocacy groups, media reports, and federal and state legislators have asserted that laws and regulations should be tightened to severely limit, if not eliminate, the availability of certain consumer loan products. The consumer advocacy groups and media reports generally focus on higher cost consumer loans, which are typically made to less creditworthy borrowers, and which bear interest rates that are higher than the interest rates typically charged by lending institutions to more creditworthy consumers. These consumer advocacy groups and media reports have characterized these consumer loans as predatory or abusive. If the negative characterization of these types of loans becomes increasingly accepted by consumers, legislators or regulators, our reputation, as a purchaser of such loans, could be negatively impacted. Furthermore, if legislators or regulators take action against originators of consumer loans or provide for payment relief for borrowers, we could incur additional losses on the consumer loans we have purchased.
Our investments in distressed debt have significant risk of loss, and our efforts to protect our distressed debt investments may involve large costs and may not be successful.
Our investments in distressed debt have significant risk of loss, and our efforts to protect our distressed debt investments may involve large costs and may not be successful. We also will be subject to significant uncertainty as to when and in what manner and for what value the distressed debt in which we invest will eventually be satisfied (e.g., through liquidation of the obligor’s assets, an exchange offer or plan of reorganization involving the distressed debt securities or a payment of some amount in satisfaction of the obligation). In addition, even if an exchange offer is made or plan of reorganization is adopted with respect to distressed debt we hold, there can be no assurance that the securities or other assets received by us in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made. Moreover, any securities received by us upon completion of an exchange offer or plan of reorganization may be restricted as to resale. If we participate in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of distressed debt, we may be restricted from disposing of such securities. In addition, our ability to participate in such negotiations may be limited by the tax rules governing publicly traded partnerships.

We may hold the debt securities and loans of companies that are more likely to enter into bankruptcy proceedings.
We may hold the debt securities and loans of companies that are more likely to experience bankruptcy or similar financial distress, such as companies that are thinly capitalized, employ a high degree of financial leverage, are in highly competitive or risky businesses, are in a start-up phase, or are experiencing losses. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversarial proceedings and are beyond the control of the creditors. A bankruptcy filing by a company whose debt we have purchased may adversely and permanently affect such company. If the proceeding results in liquidation, the liquidation value of the company may have deteriorated significantly from what we believed to be the case at the time of our initial investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until a plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial, eroding the value of any recovery by holders of other securities of the bankrupt entity.
A bankruptcy court may also re-characterize our debt investment as equity, and subordinate all or a portion of our claim to that of other creditors. This could occur even if our investment had initially been structured as senior debt.
We may be subject to risks associated with syndicated loans.
Under the documentation for syndicated loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a majority or two-thirds in commitments and/or principal amount of the associated indebtedness. In most cases for our syndicated loan investments, we do not expect to hold a sufficient amount of the indebtedness to be able to compel any actions by the agent. Consequently, we would only be able to direct such actions if instructions from us were made in conjunction with other holders of associated indebtedness that together with us compose the requisite percentage of the related indebtedness then entitled to take action. Conversely, if holders of the required amount of the associated indebtedness other than us desire to take certain actions, such actions may be taken even if we did not support such actions. Furthermore, if a syndicated loan is subordinated to one or more senior loans made to the applicable obligor, the ability of us to exercise such rights may be subordinated to the exercise of such rights by the senior lenders. Whenever we are unable to direct such actions, the parties taking such actions may not have interests that are aligned with us, and the actions taken may not be in our best interests. In addition, our ability to participate in such negotiations may be limited by the tax rules governing publicly traded partnerships.
If an investment is a syndicated revolving loan or delayed drawdown loan, other lenders may fail to satisfy their full contractual funding commitments for such loan, which could create a breach of contract, result in a lawsuit by the obligor against the lenders and adversely affect the fair market value of our investment.
There is a risk that a loan agent may become bankrupt or insolvent. Such an event would delay, and possibly impair, any enforcement actions undertaken by holders of the associated indebtedness, including attempts to realize upon the collateral securing the associated indebtedness and/or direct the agent to take actions against the related obligor or the collateral securing the associated indebtedness and actions to realize on proceeds of payments made by obligors that are in the possession or control of any other financial institution. In addition, we may be unable to remove the agent in circumstances in which removal would be in our best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice, and we may not find a replacement agent on a timely basis, or at all, in order to protect our investment.

We have made and may in the future make investments in companies that we do not control.
Some of our investments in mortgage originators and other mortgage-related entities include debt instruments and/or equity securities of companies that we do not control. Those investments will be subject to the risk that the company in which the investment is made may make business, financial, or management decisions with which we do not agree or that the majority stakeholders or the management of such company may take risks or otherwise act in a manner that does not serve our interests. The entities in which we invest could be thinly capitalized, highly leveraged, dependent on a small number of key individuals, subject to regulatory concerns, or face other obstacles that could adversely affect the business and results of operations of any such entity. If any of the foregoing were to occur, our investments in these operating entities could be lost in their entirety, and our financial condition, results of operations and cash flow could suffer as a result.
We may invest in securities in the developing CRT sector that are subject to mortgage credit risk.
We may invest in credit risk transfer securities, or "CRTs." CRTs are designed to transfer a portion of the mortgage credit risk on a pool of insured or guaranteed mortgage loans from the insurer or guarantor of such loans to CRT investors. In a CRT transaction, interest and/or principal of the CRT is written off following certain credit events, such as delinquencies, defaults, and/or realized losses, on the underlying mortgage pool. To date, the vast majority of CRTs consist of risk sharing transactions issued by the GSEs, namely Fannie Mae's Connecticut Avenue Securities program, or "CAS," and Freddie Mac's Structured Agency Credit Risk program, or "STACR." These securities have historically been structured as unsecured debt of the related GSE, but where the principal payments and principal write-offs are determined by the prepayments, delinquencies, and/or realized losses on a reference pool of mortgage loans guaranteed by such GSE. However, it is anticipated that in the future Fannie Mae and Freddie Mac will issue CRTs with a variety of other structures.
Risks Related to our Relationship with our Manager and Ellington
We are dependent on our Manager and certain key personnel of Ellington that are provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.
We do not have any employees of our own. Our officers are employees of Ellington or one or more of its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and execution of our business strategies and risk management practices. We also depend on our Manager’s access to the professionals and principals of Ellington as well as information and deal flow generated by Ellington. The employees of Ellington identify, evaluate, negotiate, structure, close, and monitor our portfolio. The departure of any of the senior officers of our Manager, or of a significant number of investment professionals or principals of Ellington, could have a material adverse effect on our ability to achieve our objectives. We can offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s senior management. We are subject to the risk that our Manager will terminate the management agreement or that we may deem it necessary to terminate the management agreement or prevent certain individuals from performing services for us and that no suitable replacement will be found to manage us.
The base management fee payable to our Manager is payable regardless of the performance of our portfolio, which may reduce our Manager’s incentive to devote the time and effort to seeking profitable opportunities for our portfolio.
We pay our Manager substantial base management fees based on our equity capital (as defined in the management agreement) regardless of the performance of our portfolio. The base management fee takes into account the net issuance proceeds of both common and preferred share offerings. Our Manager’s entitlement to non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for our portfolio, which could result in a lower performance of our portfolio and materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Our Manager’s incentive fee may induce our Manager to acquire certain assets, including speculative or high risk assets, or to acquire assets with increased leverage, which could increase the risk to our portfolio.
In addition to its base management fee, our Manager is entitled to receive an incentive fee based, in large part, upon our achievement of targeted levels of net income. In evaluating asset acquisition and other management strategies, the opportunity to earn an incentive fee based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining liquidity, and/or management of credit risk or market risk, in order to achieve a higher incentive fee. Assets with higher yield potential are generally riskier or more speculative. This could result in increased risk to our portfolio.

Our Board of Directors has approved very broad investment guidelines for our Manager and will not approve each decision made by our Manager to acquire, dispose of, or otherwise manage an asset.
Our Manager is authorized to follow very broad guidelines in pursuing our strategy. While our Board of Directors periodically reviews our guidelines and our portfolio and asset-management decisions, it generally does not review all of our Manager's proposed acquisitions, dispositions, and other management decisions. In addition, in conducting periodic reviews, our Board of Directors relies primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our Board of Directors. Our Manager has great latitude within the broad guidelines in determining the types of assets it may decide are proper for us to acquire and other decisions with respect to the management of those assets. Poor decisions could have a material adverse effect on our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We compete with Ellington’s other accounts for access to Ellington.
Ellington has sponsored and/or currently manages accounts with a focus that overlaps with our investment focus, and expects to continue to do so in the future. Ellington is not restricted in any way from sponsoring or accepting capital from new accounts, even for investing in asset classes or strategies that are similar to, or overlapping with, our asset classes or strategies. Therefore, we compete for access to the benefits that our relationship with our Manager and Ellington provides us. For the same reasons, the personnel of Ellington and our Manager may be unable to dedicate a substantial portion of their time managing our assets.
We compete with other Ellington accounts for opportunities to acquire assets, which are allocated in accordance with Ellington’s investment allocation policies.
Many, if not most, of our targeted assets are also targeted assets of other Ellington accounts and Ellington has no duty to allocate such opportunities in a manner that preferentially favors us. Ellington makes available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation policy, it being understood that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities.
Since many of our targeted assets are typically available only in specified quantities, Ellington often is not able to buy as much of any asset or group of assets as would be required to satisfy the needs of all of Ellington’s accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. As part of these policies, accounts that are in a “start-up” or “ramp-up” phase may get allocations above their proportion of available capital, which could work to our disadvantage, particularly because there are no limitations surrounding Ellington’s ability to create new accounts. In addition, the policies permit departure from proportional allocations under certain circumstances, for example when such allocation would result in an inefficiently small amount of the security or assets being purchased for an account, which may also result in our not participating in certain allocations.
There are conflicts of interest in our relationships with our Manager and Ellington, which could result in decisions that are not in the best interests of our shareholders.
We are subject to conflicts of interest arising out of our relationship with Ellington and our Manager. Currently, all of our executive officers, and two of our directors, are employees of Ellington or one or more of its affiliates. As a result, our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, Ellington or our Manager. For example, Mr. Penn, our President and Chief Executive Officer and one of our directors, also serves as the President and Chief Executive Officer of, and as a member of the Board of Trustees of, Ellington Residential Mortgage REIT, and as Vice Chairman and Chief Operating Officer of Ellington. Mr. Herlihy, our Chief Financial Officer, also serves as the Chief Operating Officer of Ellington Residential Mortgage REIT, Mr. Tecotzky, our Co-Chief Investment Officer, also serves as the Co-Chief Investment Officer of Ellington Residential Mortgage REIT, and as a Managing Director of Ellington, and Mr. Vranos, our Co-Chief Investment Officer and one of our directors, also serves as the Co-Chief Investment Officer of, and as a member of the Board of Trustees of, Ellington Residential Mortgage REIT, and as Chairman of Ellington.
We may acquire or sell assets in which Ellington or its affiliates have or may have an interest. Similarly, Ellington or its affiliates may acquire or sell assets in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with Ellington or its affiliates, including the purchase and sale of all or a portion of a portfolio asset. We may also, either directly or indirectly through an entity in which we invest, pay Ellington or an affiliate of Ellington to perform administrative services for us. Furthermore, if we securitize any of our assets, Ellington or an affiliate of Ellington may be required under the U.S. Risk

Retention Rules to acquire and retain an economic interest in the credit risk of such assets. In connection with any of these transactions we may indemnify, alongside other Ellington affiliates, Ellington or its affiliates or third parties.
Acquisitions made for entities with similar objectives may be different from those made on our behalf. Ellington may have economic interests in, or other relationships with, others in whose obligations or securities we may acquire. In particular, such persons may make and/or hold an investment in securities that we acquire that may be pari passu, senior, or junior in ranking to our interest in the securities or in which partners, security holders, officers, directors, agents, or employees of such persons serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities and otherwise create conflicts of interest. In such instances, Ellington may, in its sole discretion, make recommendations and decisions regarding such securities for other entities that may be the same as or different from those made with respect to such securities and may take actions (or omit to take actions) in the context of these other economic interests or relationships the consequences of which may be adverse to our interests.
In deciding whether to issue additional debt or equity securities, we will rely in part on recommendations made by our Manager. While such decisions are subject to the approval of our Board of Directors, two of our directors are also Ellington employees. Because our Manager earns base management fees that are based on the total amount of our equity capital, and earns incentive fees that are based in part on the total net income that we are able to generate, our Manager may have an incentive to recommend that we issue additional debt or equity securities. See “—Future offerings of debt or equity securities may adversely affect the market price of our common shares” below for further discussion of the adverse impact future debt or equity offerings could have on our common shares.
The officers of our Manager and its affiliates devote as much time to us as our Manager deems appropriate; however, these officers may have conflicts in allocating their time and services among us and Ellington and its affiliates’ accounts. During turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager and Ellington employees, other entities that Ellington advises or manages will likewise require greater focus and attention, placing our Manager and Ellington’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if Ellington or its affiliates did not act as a manager for other entities.
We, directly or through Ellington, may obtain confidential information about the companies or securities in which we have invested or may invest. If we do possess confidential information about such companies or securities, there may be restrictions on our ability to dispose of, increase the amount of, or otherwise take action with respect to the securities of such companies. Our Manager’s and Ellington’s management of other accounts could create a conflict of interest to the extent our Manager or Ellington is aware of material non-public information concerning potential investment decisions. We have implemented compliance procedures and practices designed to ensure that investment decisions are not made while in possession of material non-public information. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our operations. These limitations imposed by access to confidential information could therefore materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
As of March 31, 2018 the Manager Group owned approximately 11.5% of our outstanding common shares and other equity interests convertible into our common shares. In evaluating opportunities for us and other management strategies, this may lead our Manager to emphasize certain asset acquisition, disposition, or management objectives over others, such as balancing risk or capital preservation objectives against return objectives. This could increase the risks, or decrease the returns, of your investment.
The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.
Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Various potential and actual conflicts of interest may arise from the activities of Ellington and its affiliates by virtue of the fact that our Manager is controlled by Ellington.
Termination of our management agreement without cause, including termination for poor performance or non-renewal, is subject to several conditions which may make such a termination difficult and costly. The management agreement has a current term that expires on December 31, 2018, and will be automatically renewed for successive one-year terms thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. The management agreement provides that it may be terminated by us based on performance upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of our outstanding common shares, based either upon unsatisfactory performance by our Manager that is materially detrimental to us or upon a determination by the Board of Directors that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination by accepting a mutually acceptable reduction of management fees. In the event we terminate the management agreement as discussed above or elect not to renew the management agreement, we will be required to pay our Manager a termination fee equal to the amount of three times the sum of the average annual base management fee and the average annual incentive fee earned by our Manager during the 24-month period immediately preceding the date of notice of termination or non-renewal, calculated as of the end of the most recently completed fiscal quarter prior to the date of notice of termination or non-renewal. These provisions will increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.
Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our Manager, Ellington, and their affiliates and each of their officers, directors, members, shareholders, managers, investment and risk management committee members, employees, agents, successors and assigns, will not be liable to us for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. In addition, we will indemnify our Manager, Ellington, and their affiliates and each of their officers, directors, members, shareholders, managers, investment and risk management committee members, employees, agents, successors and assigns, with respect to all liabilities, judgments, costs, charges, losses, expenses, and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties under the management agreement.

If our Manager ceases to be our Manager pursuant to the management agreement or one or more of our Manager’s key personnel ceases to provide services to us, our lenders and our derivative counterparties may cease doing business with us.
If our Manager ceases to be our Manager, including upon non-renewal of our management agreement, or if one or more of our Manager’s key personnel ceases to provide services to us, it could constitute an event of default or early termination event under many of our reverse repo or derivative transaction agreements, upon which our counterparties would have the right to terminate their agreements with us. If our Manager ceases to be our Manager for any reason, including upon the non-renewal of our management agreement and we are unable to obtain or renew financing or enter into or maintain derivative transactions, our business, financial condition and results of operations, and our ability to pay dividends to our shareholders may be materially adversely affected.
Our Manager’s failure to identify and acquire assets that meet our asset criteria or perform its responsibilities under the management agreement could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
Our ability to achieve our objectives depends on our Manager’s ability to identify and acquire assets that meet our asset criteria. Accomplishing our objectives is largely a function of our Manager’s structuring of our investment process, our access to financing on acceptable terms, and general market conditions. Our shareholders do not have input into our investment decisions. All of these factors increase the uncertainty, and thus the risk, of investing in our common shares. The senior management team of our Manager has substantial responsibilities under the management agreement. In order to implement certain strategies, our Manager may need to hire, train, supervise, and manage new employees successfully. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
We do not own the Ellington brand or trademark, but may use the brand and trademark as well as our logo pursuant to the terms of a license granted by Ellington.
Ellington has licensed the “Ellington” brand, trademark, and logo to us for so long as our Manager or another affiliate of Ellington continues to act as our manager. We do not own the brand, trademark, or logo that we will use in our business and may be unable to protect this intellectual property against infringement from third parties. Ellington retains the right to continue using the “Ellington” brand and trademark. We will further be unable to preclude Ellington from licensing or transferring the ownership of the “Ellington” brand and trademark to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Ellington or others.
Furthermore, in the event our Manager or another affiliate of Ellington ceases to act as our manager, or in the event Ellington terminates the license, we will be required to change our name and trademark. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated, and otherwise harm our business. Finally, the license is a domestic license in the United States only and does not give us any right to use the “Ellington” brand, trademark, and logo overseas even though we expect to use the brand, trademark, and logo overseas. Our use of the “Ellington” brand, trademark, and logo overseas will therefore be unlicensed and could expose us to a claim of infringement.

Risks Related to Our Common Shares
The market for our common shares may be limited, which may adversely affect the price at which our common shares trade and make it difficult to sell our common shares.
While our common shares are listed on the NYSE, such listing does not provide any assurance as to:

•	whether the market price of our shares will reflect our actual financial performance;

•	the liquidity of our common shares;

•	the ability of any holder to sell common shares; or

•	the prices that may be obtained for our common shares.
The market price and trading volume of our common shares may be volatile.
The market price of our common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common shares will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•
changes in our earnings estimates, failure to meet earnings or operating results expectations of public market analysts and investors, or publication of research reports about us or the real estate specialty finance industry;

•	increases in market interest rates that lead purchasers of our common shares to demand a higher yield;

•	repurchases and issuance by us of our common shares;

•	passage of legislation, changes in applicable law, court rulings, enforcement actions or other regulatory developments that adversely affect us or our industry;

•	changes in government policies or changes in timing of implementation of government policies, including with respect to Fannie Mae, Freddie Mac, and Ginnie Mae;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by shareholders;

•	speculation in the press or investment community;

•	general market and economic conditions;

•	our operating performance and the performance of other similar companies; and

•	changes in accounting principles.
Future offerings of debt or equity securities may adversely affect the market price of our securities.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes, convertible securities, and classes of preferred shares. If we decide to issue additional senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under an indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our then-outstanding securities and could dilute our existing shareholders. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred shares, and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common shares. Additional equity offerings, including offerings of our common shares or other securities convertible into our common shares, may dilute the holdings of our existing shareholders or reduce the market price of our existing equity securities, or both. We cannot predict the effect, if any, of future sales of our common shares or other securities convertible into our common shares, or the availability of such securities for future sales, on the market price of our common shares. Sales of substantial amounts of our common shares or other securities convertible into our common shares, or the perception that such sales could occur, may adversely affect the prevailing market price for our common shares. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our securities bear the risk of our future offerings reducing the market price our securities and, in the case of holders of our equity securities, diluting their holdings.
Future sales of our common shares could have an adverse effect on our share price.
We cannot predict the effect, if any, of future sales of our common shares or the availability of our common shares for future sales, on the market price of our common shares. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices for our common shares.
Our shareholders may not receive dividends or dividends may not grow over time.
We have not established a minimum distribution payment level and our ability to pay dividends may be adversely affected by a number of factors, including the risk factors described herein. All dividends will be declared at the discretion of our Board of Directors and will depend on our earnings, our financial condition, and other factors as our Board of Directors may deem relevant from time to time. Our Board of Directors is under no obligation or requirement to declare a dividend distribution. We cannot assure you that we will achieve results that will allow us to pay a specified level of dividends or to increase dividends from one year to the next. Among the factors that could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders are:

•	our inability to realize positive or attractive returns on our portfolio, whether because of defaults in our portfolio, decreases in the value of our portfolio, or otherwise;

•	margin calls or other expenditures that reduce our cash flow and impact our liquidity; and

•	increases in actual or estimated operating expenses.
An increase in interest rates may have an adverse effect on the market price of our equity or debt securities and our ability to pay dividends to our shareholders.
One of the factors that investors may consider in deciding whether to buy or sell our common shares is our dividend rate (or expected future dividend rates) as a percentage of our common share price, relative to prevailing market interest rates. Similarly, investors in our preferred equity securities or our debt securities may consider the dividend rate or yield on such securities relative to prevailing market interest rates. If market interest rates increase, prospective investors in our equity or debt securities may demand a higher dividend rate or yield on our securities or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of our securities independent of the effects such conditions may have on our portfolio. For instance, if interest rates rise without an increase in our dividend rate, the market price of our common shares could decrease because potential investors may require a higher dividend yield on our common shares as market rates on interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, such as our reverse repo financings, rising interest rates would result in increased interest expense on this variable rate debt, thereby potentially adversely affecting our cash flow and our ability to service our indebtedness and pay dividends to our shareholders.
Investing in our securities involves a high degree of risk.
The assets we purchase in accordance with our objectives may result in a higher amount of risk than other alternative asset acquisition options. The assets we acquire may be highly speculative and aggressive and may be subject to a variety of risks, including credit risk, prepayment risk, interest rate risk, and market risk. As a result, an investment in our securities may not be suitable for investors with lower risk tolerance.

Risks Related to Our Organization and Structure
Our operating agreement and management agreement contain provisions that may inhibit potential acquisition bids that shareholders may consider favorable, and the market price of our common shares may be lower as a result.
Our operating agreement contains provisions that have an anti-takeover effect and inhibit a change in our Board of Directors. These provisions include the following:

•	allowing only our Board of Directors to fill newly created directorships;

•	requiring advance notice for our shareholders to nominate candidates for election to our Board of Directors or to propose business to be considered by our shareholders at a meeting of shareholders;

•	our ability to issue additional securities, including, but not limited to, preferred shares, without approval by shareholders;

•	the ability of our Board of Directors to amend the operating agreement without the approval of our shareholders except under certain specified circumstances; and

•	limitations on the ability of shareholders to call special meetings of shareholders or to act by written consent.
Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.
There are ownership limits and restrictions on transferability and ownership in our operating agreement.
Our operating agreement, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. We have one subsidiary that elected to be treated as a REIT beginning with its 2015 taxable year, and we may acquire or form other entities that will elect to be REITs. Accordingly, in order to ensure that we or our REIT subsidiaries are able to satisfy the REIT ownership requirements, our operating agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common shares which are transferred to the trust (as described below), will be required to give written notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on the qualification as a REIT of our REIT subsidiary and any potential REIT subsidiary we acquire or form in the future.
Our Board of Directors, in its sole discretion, may exempt any person from the foregoing restrictions. Any person seeking such an exemption must provide to our Board of Directors such representations, covenants, and undertakings as our Board of Directors may deem appropriate. Our Board of Directors may also condition any such exemption on the receipt of a ruling from the Internal Revenue Service, or “IRS,” or an opinion of counsel as it deems appropriate. Our Board of Directors has granted an exemption from this limitation to Ellington and certain affiliated entities of Ellington, subject to certain conditions.

Our rights and the rights of our shareholders to take action against our directors and officers or against our Manager or Ellington are limited, which could limit your recourse in the event actions are taken that are not in your best interests.
Our operating agreement limits the liability of our directors and officers to us and our shareholders for money damages, except (i) for any breach of such person’s duty of loyalty to us or our shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for any transaction from which such person derived an improper benefit.
In addition, our operating agreement authorizes us to obligate our company to indemnify our present and former directors and officers (except in certain limited circumstances) for actions taken by them in those capacities to the maximum extent permitted by Delaware law if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. We have entered into indemnification agreements with our directors and officers implementing these indemnification provisions that obligate us to indemnify them to the maximum extent permitted by Delaware law. Such indemnification includes defense costs and expenses incurred by such officers and directors.
Our management agreement with our Manager requires us to indemnify our Manager and its affiliates against any and all claims and demands arising out of claims by third parties caused by acts or omissions of our Manager and its affiliates not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of our Manager’s duties under the management agreement.
In light of the liability limitations contained in our operating agreements and our management agreement with our Manager, as well as our indemnification arrangements with our directors and officers and our Manager, our and our shareholders’ rights to take action against our directors, officers, and Manager are limited, which could limit your recourse in the event actions are taken that are not in your best interests.

Maintenance of our exclusion from registration as an investment company under the Investment Company Act imposes significant limitations on our operations.
We have conducted and intend to continue to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act. Both we and our Operating Partnership are organized as holding companies and conduct our business primarily through wholly-owned subsidiaries of our Operating Partnership. Our Operating Partnership’s investments in its subsidiaries that rely on the exclusion provided by Section 3(c)(7) of the Investment Company Act, each a “3(c)(7) subsidiary,” and its other investment securities cannot exceed 40% of the value of our Operating Partnership’s total assets (excluding U.S. government securities and cash) on an unconsolidated basis, or “the 40% Test.” In addition, a holding company subsidiary of our Operating Partnership’s, or the “Holding Subsidiary,” investment in its 3(c)(7) subsidiaries and its other investment securities cannot exceed 40% of the value of our Holding Subsidiary’s total assets (excluding U.S. government securities and cash) on an unconsolidated basis. These requirements limit the types of businesses in which we may engage and the assets we may hold. We also have a subsidiary that relies on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, or a “3(c)(5)(C) subsidiary.” Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets and at least 80% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets or real estate-related assets. Both the 40% Test and the requirements of the Section 3(c)(5)(C) limit the types of businesses in which we may engage and the types of assets we may hold, as well as the timing of sales and purchases of those assets.
To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC staff regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from registration. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exclusion from the definition of an investment company under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model, and our ability to pay dividends to our shareholders.
If we were required to register as an investment company under the Investment Company Act, we would be subject to the restrictions imposed by the Investment Company Act, which would require us to make material changes to our strategy.
If we are deemed to be an investment company under the Investment Company Act, we would be required to materially restructure our activities or to register as an investment company under the Investment Company Act, which would have a material adverse effect on our business, financial condition, and results of operations. In connection with any such restructuring, we may be required to sell portfolio assets at a time we otherwise might not choose to do so, and we may incur losses in connection with such sales. Further, our Manager may unilaterally terminate the management agreement if we become regulated as an investment company under the Investment Company Act. If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company.
U.S. Federal Income Tax Risks
Your investment has various U.S. federal, state, and local income tax risks.
We strongly urge you to consult your tax advisor concerning the effects of U.S. federal, state, and local income tax law on an investment in our common shares and on your individual tax situation.
If we fail to satisfy the “qualifying income exception” under the tax rules for publicly traded partnerships, all of our income will be subject to an entity-level tax, and the value of our shares could be adversely affected.
We believe that we have been and will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. In general, if a partnership is “publicly traded” (as defined in the Code), it will be treated as a corporation for U.S. federal income tax purposes. A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as at least 90% of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and it would not be included in the definition of a regulated investment company, or “RIC,” under Section 851(a) of the Code if it were a domestic corporation (which generally applies to entities required to register under the Investment Company Act). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest, and gains from the sale or other disposition of stocks, bonds, and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the “conduct of a financial or insurance business” or is based, directly or indirectly, on the income or profits of any person. Our income currently consists primarily of interest income, income and gains from interest rate derivatives, credit derivatives, and other derivatives, and gains from the sale of securities (including income from the short sale of securities), all of which is generally qualifying income for purposes of the qualifying income exception. However, no assurance can be given as to the types of income we will earn in the future.
If we fail to satisfy the “qualifying income exception” described above, we would be treated as a corporation for U.S. federal income tax purposes. In that event, items of income, gain, loss, deduction, and credit would not pass through to holders of our common shares and such holders would be treated for U.S. federal (and certain state and local) income tax purposes as shareholders in a corporation. We would be required to pay income tax at regular corporate rates (35% through 2017 and 21% in subsequent years) on all of our income. In addition, we could be liable for state and local income and/or franchise taxes on some or all of our income. Distributions to holders of our common shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. Additionally, distributions paid to non-U.S. holders of our common shares would be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty). Thus, if we were treated as a corporation, such treatment would likely result in a material reduction in cash flow and potentially a corresponding reduction in after-tax returns for holders of our shares.
Because of the TCJA, we could reconsider maintaining our status as a publicly traded partnership and/or we could substantially change our investment strategies, which could result in a reduction in cash flow to our common shareholders and potentially a reduction in the value of our common shares.
In consideration of the changes to the Code passed under the TCJA, in particular the reduction of the regular corporate federal tax rate beginning in 2018, we could decide to change our tax structure. A change in our tax structure might cause us to forego investments we might otherwise make or divest of certain investments we currently own. For example, we could elect to be taxed as a corporation, in which case, we would be required to pay income tax at regular corporate rates on our taxable income. In addition, we could be liable for state and local income and/or franchise taxes on some or all of our taxable income. Our distributions to holders of our common shares would likely be lower as a result of these corporate tax liabilities. Distributions to holders of our common shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. Additionally, distributions paid to non-U.S. holders of our common shares would be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty). Thus, if we elected to be taxed as a corporation, such treatment would likely result in a material reduction in cash flow and potentially a corresponding reduction in the returns of certain holders of our common shares.
Holders of our common shares will be subject to U.S. federal income tax on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income in excess of our cash distributions.
We believe that we have been and will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Holders of our common shares are subject to U.S. federal income taxation and, in some cases, state, local, and foreign income taxation, on their allocable share of our items of income, gain, loss, deduction, and credit, regardless of whether or when they receive cash distributions. Individuals, trusts, and estates that are U.S. holders and whose income exceeds certain thresholds are also subject to a Medicare tax on their share of our taxable income. In addition, certain of our assets may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income or produce losses that are not currently deductible against our other income, and holders of our common shares will be required to take our taxable income from such assets into account in determining their taxable income. Consequently, it is possible that the U.S. federal income tax liability of shareholders with respect to their respective allocable shares of our earnings in a particular taxable year could exceed the cash distributions we make to shareholders with respect to that taxable year, thus requiring out-of-pocket tax payments by shareholders. Furthermore, if we did not make cash distributions with respect to a taxable year, holders of our common shares could still have a tax liability attributable to their allocation of our taxable income for that taxable year.
The ability of holders of our common shares to deduct certain expenses or losses incurred by us may be limited.
We believe that, based on the scope of our current activities, most of the expenses incurred by us and our Operating Partnership, including base management fees and incentive fees paid to our Manager, will not be treated as "miscellaneous itemized deductions"

and will be deductible as ordinary trade or business expenses. However, there can be no assurance that the IRS will not successfully challenge that treatment. We have made certain investments, however, including certain investments in partnerships, whose related expenses will be treated as miscellaneous itemized deductions. At present, we do not believe that our share of such expenses will be significant, but no assurance can be provided that we will not in the future incur significant amounts of expenses that will be treated as miscellaneous itemized deductions. While the ability to deduct miscellaneous itemized deductions is currently limited for holders of our common shares who are individuals, estates, or trusts, for taxable years beginning after December 31, 2017 and before January 1, 2026, under the TCJA, miscellaneous itemized deductions will no longer be deductible at all by those shareholders. A shareholder's inability to deduct all or a portion of such expenses could result in an amount of taxable income to such shareholder with respect to us that exceeds the amount of cash actually distributed to such shareholder for the year.
The TCJA also imposes new limitations on the deductibility of business interest expense and excess business losses. The new business interest expense limitation applies to net interest expense (i.e., interest expense in excess of interest income). Any disallowed partnership interest expense may generally be carried forward to future taxable years, subject to additional requirements and limitations. Because our activities generate substantial amounts of interest income, it is anticipated that the deductibility of our interest expense generally will not be impacted by the new limitation. However, there can be no complete assurance that our activities will not produce net interest expense, the deductibility of which is limited by the new rules. To the extent that we generate a business loss for any taxable year, that loss will flow through to our shareholders. However, our shareholders’ ability to deduct that loss against income from other sources may be limited by the new excess business loss rules applicable to non-corporate taxpayers. Any disallowed loss may be carried forward (but not backward) by the shareholder as a net operating loss ("NOL") to future taxable years, subject to certain limitations, including a provision limiting NOL deductions to 80% of taxable income in the carryforward year.
Any taxes paid by our corporate subsidiaries will reduce the cash available for distribution to our shareholders.
We currently own several domestic and foreign subsidiaries that are treated as corporations for U.S. tax purposes. In the future, we may acquire ownership of other domestic and foreign corporate subsidiaries. Our domestic taxable corporate subsidiaries will be subject to U.S. federal, state, and local income tax on their taxable income. We anticipate that our foreign corporate subsidiaries will generally conduct their activities in such a way as not to be deemed to be engaged in a U.S. trade or business and not to be subject to U.S. federal income tax on their net income. There can be no assurance, however, that our foreign corporate subsidiaries will not engage in, or be deemed by the IRS to be engaged in, activities that may cause them to be engaged in a U.S. trade or business. Moreover, there can be no assurance that as a result of any change in applicable law, treaty, rule or regulation or interpretation thereof, the activities of any of our foreign corporate subsidiaries would not become subject to U.S. federal income tax. While our foreign corporate subsidiaries are generally not expected to be subject to U.S. federal income tax on their net income, such subsidiaries may receive income that is subject to withholding taxes imposed by the United States or other countries. Even if the intended U.S. federal income tax treatment of our foreign corporate subsidiaries is respected, those entities may be subject to income, franchise or other taxes in the jurisdictions and/or the states in which they are organized or operate. Any taxes paid by our corporate subsidiaries will reduce the cash available for distribution to our shareholders.
If our REIT subsidiary fails to comply with the REIT requirements, it could be subject to tax.
We have a subsidiary that elected to be treated as a REIT under the Code beginning with its 2015 taxable year, and we may acquire ownership of other REIT subsidiaries in the future. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their annual REIT taxable income excluding net capital gains. We cannot assure you that our REIT subsidiary will be able to comply with such requirements. Failure to qualify as a REIT in any taxable year would cause this subsidiary to be subject to U.S. federal income tax (and any applicable state and local taxes) on its taxable income at regular corporate rates (35% through 2017 and 21% in subsequent years). Even if our REIT subsidiary qualifies as a REIT for U.S. federal income tax purposes, it will be subject to a tax equal to 100% of the net income derived from any "prohibited transactions" (i.e., gains from the sale of property held primarily for sale to customers in the ordinary course of business, or "dealer property") and may be subject to income, franchise or other taxes in the jurisdictions and/or the states in which it is organized or operates. Our REIT subsidiary may try to avoid the imposition of any prohibited transactions tax by transferring any asset it holds for sale to its taxable REIT subsidiary ("TRS"). If any such transfer from our REIT subsidiary to its TRS is not respected by the IRS, the sale of the asset could be subject to the prohibited transactions tax. In addition, the income generated by our REIT's TRS is subject to U.S. federal, state, and local income tax. Any taxes paid by our REIT subsidiary or the TRS will reduce the cash available for distribution to our shareholders.

Tax-exempt holders of our common shares will likely recognize significant amounts of “unrelated business taxable income,” which might have adverse consequences.
An organization or account (such as an individual retirement account) that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or “UBTI.” Because we have incurred and will incur “acquisition indebtedness” with respect to many of our investments, a proportionate share of a holder’s income from us with respect to such investments will be treated as UBTI. Accordingly, tax-exempt holders of our common shares will likely recognize significant amounts of UBTI. Under the TCJA, tax-exempt holders that recognize UBTI from us will not be able to offset it with losses from other unrelated trade or businesses they may be engaged in, effective for taxable years beginning after December 31, 2017. For certain types of tax-exempt entities, the receipt of any UBTI might have adverse consequences. Tax-exempt holders of our common shares are strongly urged to consult their tax advisors regarding the tax consequences of owning our common shares.
There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders of our common shares.
While it is expected that our method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of our common shares, there can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders. Moreover, in the case of dividends paid to us by our REIT subsidiary or by other REITs in which we invest, to the extent that such dividends are attributable to gains from the sale of U.S. real property interests, such dividends will generally be treated as effectively connected income with respect to non-U.S. holders of our common shares, as will gain from our sale of stock of a REIT that has significant investments in U.S. real property. To the extent that our income is treated as effectively connected income, non-U.S. holders generally would be required to (i) file a U.S. federal income tax return for such year reporting their allocable portion, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Additionally, we would be required to withhold tax at the highest applicable tax rate on a non-U.S. holder's allocable share of our effectively connected income. Non-U.S. holders that are corporations also would be required to pay branch profits tax at a 30% rate (or such lower rate provided by an applicable treaty). To the extent our income is treated as effectively connected income, it may also be treated as non-qualifying income for purposes of the qualifying income exception.
If the IRS challenges certain aspects of our Operating Partnership structure, the taxable income allocated to the holders of our common shares could be adjusted (possibly retroactively) and our ability to provide tax information on a timely basis could be negatively affected.
Since January 1, 2013, we have held all of our assets and conducted all of our operations through our Operating Partnership. Although we have made an election to adjust the basis in our assets upon a transfer of our shares under Section 754 of the Code, or a "Section 754 election," our Operating Partnership did not make and does not intend to make a Section 754 election. As a result of our Section 754 election, each holder that purchases our shares will have an initial tax basis in our assets (i.e., the membership interests in our Operating Partnership, or "OP Units") that reflects such holder’s purchase price. Because our Operating Partnership did not make and will not make a Section 754 election, we believe that our Operating Partnership will not be required to make corresponding tax basis adjustments with respect to its assets. It is possible that the IRS might challenge this position, and if such challenge were upheld, any holder who purchased our shares when our diluted book value per share exceeded the holder’s per share purchase price would be allocated additional income (and/or a lesser amount of loss) in an amount per share approximately equal to such excess, ignoring any offsetting allocations of operating loss and assuming that our diluted book value per share at the end of the taxable year was equal to or greater than the diluted book value per share at the time of purchase. No assurance can be provided that the IRS will not successfully assert that the tax basis of the assets held by our Operating Partnership must be adjusted upon a purchase of our shares.
On its initial tax return, our Operating Partnership attached the election it made under Section 475(f) of the Code to mark to market for U.S. federal income tax purposes the securities it holds as a trader. We attached such an election to our initial tax return as well. Because an interest in a non-publicly traded partnership, such as our Operating Partnership, is not considered a “security” subject to the mark-to-market rules of Section 475(f) of the Code, we do not anticipate that the assets we hold directly (i.e., our OP Units) will be required to be marked to market. As noted above, we caused our Operating Partnership to attach its election to be a trader under Section 475(f) of the Code to its initial tax return. There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. We believe that our Operating Partnership qualified and continues to qualify as a trader, and that we qualified as a trader prior to January 1, 2013. There can be no assurance that we or our Operating Partnership have qualified or will continue to qualify as a trader in securities eligible for the mark-to-market election. We have not received, nor are we seeking, an opinion from counsel or a ruling from the IRS regarding our or our Operating Partnership’s qualification as a trader. If our or our Operating Partnership’s qualification for, or our application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount of taxable income and the tax character of taxable income recognized by us and allocated to the holders of our shares. An inability to utilize the mark-to-market election might also have an adverse effect on our ability to provide tax information to holders of our shares on a timely basis. The IRS could also challenge any conventions that we use in computing, or in allocating among holders of our shares, any gain or loss resulting from the mark-to-market election.

Our Operating Partnership is required to identify any securities that are not held in connection with the trade or business of trading securities on the day such positions are acquired. If our Operating Partnership fails to properly identify a security that is not held in connection with such trade or business, the IRS may require the Operating Partnership to recognize "mark-to-market" gains on such securities as ordinary income at the end of each taxable year, but defer recognition of any "mark-to-market" losses, to the extent they exceed gains previously recognized with respect to such security, until the security is sold. In addition, we have taken the position that our Operating Partnership's mark-to-market gain or loss in its securities held as a trader, and any gain or loss on the actual disposition of such securities, should be treated as ordinary income or loss. However, because the law is unclear as to the treatment of assets that are held for investment, and the determination of which assets are held for investment, the IRS could take the position that the mark-to-market gain or loss attributable to certain of our Operating Partnership's assets should be treated as capital gain or loss and not as ordinary gain or loss. Additionally, the IRS could take the position that the gain on securities our Operating Partnership identified as not held in connection with the trade or business of trading securities should be treated as ordinary gain rather than capital gain. In either case, we might not be able to use some or all of our losses to offset our income, which could increase the amount of taxable income allocated to the holders of our shares, without any corresponding increase in our economic income or in the distributions we make to the holders of our shares. The tax on our taxable income allocated to you may be in excess of our cash distributions to you.
The IRS may challenge our allocations of income, gain, loss, deduction and credit.
Our operating agreement provides for the allocation of income, gain, loss, deduction and credit among the holders of our common shares. The rules regarding partnership allocations are complex. If the allocations provided by our operating agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.
Complying with certain tax-related requirements may cause us to forego otherwise attractive business opportunities.
To be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must satisfy the qualifying income exception, which requires that at least 90% of our gross income each taxable year consist of interest, dividends, capital gains and other types of “qualifying income.” Interest income will not be qualifying income for the qualifying income exception if it is derived from “the conduct of a financial or insurance business.” This requirement limits our ability to invest directly in mortgage originators, originate loans directly, acquire loans originated by our Manager and its affiliates, or acquire loans originated by any corporate or REIT subsidiary. These rules will also limit our ability to modify distressed debt instruments. We also intend to operate so as to avoid generating a significant amount of income that is treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders. In order to comply with these requirements, we (or our subsidiaries) may be required to invest through our foreign or taxable domestic corporate subsidiaries or forego attractive business opportunities, and we have made certain investments through our taxable domestic, REIT and foreign corporate subsidiaries in order to comply with these requirements. Our domestic corporate subsidiaries will be subject to U.S. federal, state, and local income tax on their taxable income. Thus, compliance with these requirements may materially adversely affect our business, financial condition and results of our operations and our ability to make distributions to our shareholders.
The IRS Schedules K-1 we provide are significantly more complicated than the IRS Forms 1099 provided by REITs and regular corporations, and holders of our common shares may be required to request an extension of time to file their tax returns.
Holders of our common shares are required to take into account their allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with their taxable year. We have agreed to use reasonable efforts to furnish holders of our common shares with tax information (including IRS Schedule K-1, which describes their allocable share of such items for our preceding taxable year) as promptly as practicable after the end of each taxable year. However, we may not be able to provide holders of our common shares with tax information on a timely basis. Because holders of our common shares will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of our common shares will be significantly more complicated than for shareholders in a REIT or a regular corporation. In addition, delivery of this information to holders of our common shares will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, holders of our common shares will need to apply for extensions of time to file their tax returns.
New IRS audit procedures could subject holders of our common shares to bear the costs of audit adjustments relating to previous tax years.
For taxable years beginning after December 31, 2017, new IRS audit procedures will apply to partnerships. These new partnership audit procedures will require partnerships to pay tax (including interest and penalties) on any adjustments to taxable income made as a result of an IRS audit. The amount of tax paid by the partnership will be determined without the benefit of partner level tax items that could otherwise reduce tax due on any adjustment. Because the audit adjustment tax is paid by the partnership, the economic burden of any such tax on us would fall on the holders of our common shares at the time that the audit adjustment tax is paid. However, a partnership may instead elect to pass through any audit adjustments to those who were partners of the partnership in the year that was audited. If we were to make this election with respect to an audit adjustment, the tax burden associated with such adjustment would fall on those who were holders of our common shares in the year that was audited. Several changes and clarifications have been proposed to these rules. For example, under recently proposed rules, to the extent we elect to pass through an audit adjustment to our partners who are passthrough entities for tax purposes, such partners also may elect to pass through the adjustment to their partners, shareholders, or beneficiaries, and the process of passing through the adjustment may continue at each passthrough-entity tier until the adjustment reaches the ultimate taxpaying owners. No assurance can be given that any proposed rules will be finalized or that the law will not be further modified. As a result of these new audit procedures, our shareholders could bear the cost of an audit adjustment relating to a previous tax year, including a tax year prior to when such shareholder acquired our common shares.
Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the holders of our common shares.
The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. Also, the IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments we have previously made. We and holders of our common shares could be adversely affected by any such change in tax law, regulation or interpretation. Our operating agreement permits our Board of Directors to modify (subject to certain exceptions) the operating agreement from time to time, without the consent of the holders of our common shares. These modifications may address, among other things, certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of our common shares. Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of our common shares in a manner that reflects their distributive share of our items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of our common shares.
The TCJA significantly changes the U.S. federal income tax laws applicable to businesses and their owners, including publicly traded partnerships and their shareholders. Technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or assure our shareholders that any such changes will not adversely affect the taxation of a shareholder. We and our shareholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

OUR INVESTMENT PROGRAM
Our Strategy
We utilize an opportunistic strategy to seek to generate attractive, risk-adjusted returns. We pursue value across various types of mortgage-related, consumer-related, corporate-related, and other financial assets, through investments primarily in securities and loans.
Our strategy is adaptable to changing market environments, subject to compliance with the income and other tests that will allow us to continue to be treated as a partnership for U.S. federal income tax purposes and to maintain our exclusion from registration as an investment company under the Investment Company Act. As a result, although we focus on the targeted assets described in the section captioned "—Our Targeted Asset Classes" below, our acquisition and management decisions depend on prevailing market conditions and our targeted asset classes may vary over time in response to market conditions. We may engage in a high degree of trading volume as we implement our strategy. Our Manager is authorized to follow very broad investment guidelines and, as a result, we cannot predict our portfolio composition. We may change our strategy and policies without a vote of our shareholders. Moreover, although our independent directors may periodically review our investment guidelines and our portfolio, they generally do not review our proposed asset acquisitions or asset management decisions.
We believe that Ellington’s capabilities allow our Manager to identify attractive assets, value these assets, monitor, and forecast the performance of these assets, and opportunistically hedge our risk with respect to these assets. Ellington’s continued emphasis on and development of proprietary credit, interest rate, and prepayment models, as well as other proprietary research and analytics, underscores the importance it places on a disciplined and analytical approach to fixed income investing. We leverage these skills and resources to seek to meet our investment objectives.
With respect to structured products including MBS, Ellington seeks investments across a wide range of sectors without any restriction as to ratings, structure, or position in the capital structure. Over time and through market cycles, opportunities will present themselves in varying sectors and in varying forms. By rotating between and allocating among various sectors of the structured product markets and adjusting the extent to which it hedges, Ellington believes that it is able to capitalize on the disparities between these sectors as well as on overall trends in the marketplace, and therefore provide better and more consistent returns for its investors. Disparities between sectors vary from time to time and are driven by a combination of factors. For example, as various structured product sectors fall in and out of favor, the relative yields that the market demands for those sectors may vary. In addition, Ellington’s performance projections for certain sectors may differ from those of other market participants and such disparities will naturally cause us, from time to time, to gravitate towards certain sectors and away from others. Disparities between structured product sectors and individual securities within such sectors may also be driven by differences in collateral performance (for example, loans originated during certain periods of time when underwriting standards were generally stricter may on average perform better than loans originated during other times) and in the structure of particular investments (for example, in the timing of cash flows or the level of credit enhancement), and our Manager may believe that other market participants are overestimating or underestimating the value of these differences. Furthermore, we believe that risk management, including opportunistic portfolio hedging and prudent financing and liquidity management, is essential for consistent generation of attractive, risk-adjusted total returns across market cycles.
With respect to loans, we have tended to focus on underserved, niche market segments where inefficiencies exist, and where the segment's size or complexity could present barriers to entry. Since the financial crisis, capital requirements and other regulations in the banking industry have curtailed bank origination and ownership of certain types of loans, and as a result, capital availability for certain loan products is lower than it was historically, thus creating better opportunities for Ellington to invest in these loan products. Ellington uses its deep network of industry relationships to source new loan investments. These relationships have generated a regular flow of offerings from diversified sources, including flow agreements with certain loan origination partners. By investing opportunistically in both loans and securities, we believe we are able to achieve attractive diversification and can take advantage of relative value across investment classes.
We believe that our Manager is uniquely qualified to implement our strategy. Our strategy is consistent with Ellington’s investment approach, which is based on its distinctive strengths in sourcing, analyzing, trading, and hedging complex structured products. Furthermore, we believe that Ellington’s extensive experience in buying, selling, analyzing, and structuring fixed income securities, coupled with its broad access to market information and trading flows, provides us with a steady flow of opportunities to acquire assets with favorable trade executions.
In executing our strategies, we employ a wide variety of hedging instruments and derivative contracts. See “—Risk Management.”
Our Targeted Asset Classes
We are not required to allocate any specific amount of our capital to any specific category of targeted assets and we may change our investment guidelines and targeted assets without shareholder consent. See “Risk Factors—Risks Related to Our Business—We may change our investment strategy, investment guidelines, hedging strategy, and asset allocation, operational, and management policies without notice or shareholder consent, which may materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.”
Our targeted asset classes currently include investments in the U.S. and Europe (as applicable) in the following categories:

Asset Class		Principal Assets
Agency RMBS	.	Whole pool pass-through certificates;
	.	Partial pool pass-through certificates;
	.	Agency collateralized mortgage obligations, or "CMOs," including interest only securities, or "IOs," principal only securities, or "POs," inverse interest only securities, or "IIOs; and
	.	To-Be-Announced mortgage pass-through certificates, or "TBAs."

CLOs	.	Equity and mezzanine tranches of CLOs; and
	.	Retained tranches from securitizations to which we have contributed assets.

CMBS and Commercial Mortgage Loans	.	CMBS; and
	.	Commercial mortgages and other commercial real estate debt.

Consumer Loans and ABS	.	Consumer loans;
	.	ABS backed by consumer loans; and
	.	Retained tranches from securitizations to which we have contributed assets.

Corporate Debt and Equity and Derivatives	.	Corporate debt or equity, including distressed debt and equity;
	.	Credit default swaps, or "CDS," on corporations or on corporate indices, or "CDX";
	.	Options or total return swaps on corporate equity or debt or on corporate equity indices; and
	.	Corporate credit relative value strategies.

Mortgage-Related Derivatives	.	CDS on individual RMBS, on the ABX, CMBX and PrimeX indices and on other mortgage-related indices; and
	.	Other mortgage-related derivatives.

Non-Agency RMBS	.	RMBS backed by prime jumbo, Alt-A, manufactured housing, and subprime mortgages;
	.	RMBS backed by fixed rate mortgages, Adjustable rate mortgages, or "ARMs," Option-ARMs, and Hybrid ARMs;
	.	RMBS backed by first lien and second lien mortgages;
	.	Investment grade and non-investment grade securities;
	.	Senior and subordinated securities;
	.	IOs, POs, IIOs, and inverse floaters; and
	.	Collateralized debt obligations, or "CDOs."

Residential Mortgage Loans	.	Residential non-performing mortgage loans, or "NPLs";
	.	Non-QM loans; and
	.	Retained tranches from securitizations to which we have contributed assets.

Other	.	Real estate, including commercial and residential real property;
	.	Strategic debt and/or equity investments in mortgage originators and other mortgage -related entities;
	.	Mortgage servicing rights, or "MSRs";
	.	Credit risk transfer securities, or "CRTs"; and
	.	Other non-mortgage-related derivatives.

Agency RMBS
Our Agency RMBS assets consist primarily of whole pool (and to a lesser extent, partial pool) pass-through certificates, the principal and interest of which are guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association, or "Fannie Mae," the Federal Home Loan Mortgage Corporation, or "Freddie Mac," or the Government National Mortgage Association, within the U.S. Department of Housing and Urban Development, or "Ginnie Mae," and which are backed by ARMs, Hybrid ARMs, or fixed-rate mortgages. In addition to investing in pass-through certificates which are backed by traditional mortgages, we have also invested in Agency RMBS backed by reverse mortgages. Reverse mortgages are mortgage loans for which neither principal nor interest is due until the borrower dies, the home is sold, or other trigger events occur. Mortgage pass-through certificates are securities representing undivided interests in pools of mortgage loans secured by real property where payments of both interest and principal, plus prepaid principal, on the securities are made monthly to holders of the security, in effect "passing through" monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities. Whole pool pass-through certificates are mortgage pass-through certificates that represent the entire ownership of (as opposed to merely a partial undivided interest in) a pool of mortgage loans.
Our Agency RMBS assets are typically concentrated in specified pools. Specified pools are fixed-rate Agency pools consisting of mortgages with special characteristics, such as mortgages with low loan balances, mortgages backed by investor properties, mortgages originated through the government-sponsored "Making Homes Affordable" refinancing programs, and mortgages with various other characteristics. Our Agency strategy also includes RMBS that are backed by ARMs or Hybrid ARMs and reverse mortgages, and CMOs, including IOs, POs, and IIOs.
TBAs
In addition to investing in specific pools of Agency RMBS, we utilize forward-settling purchases and sales of Agency RMBS where the underlying pools of mortgage loans are TBAs. Pursuant to these TBA transactions, we agree to purchase or sell, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date. TBAs are liquid and have quoted market prices and represent the most actively traded class of MBS. TBA trading is based on the assumption that mortgage pools that are eligible to be delivered at TBA settlement are fungible and thus the specific mortgage pools to be delivered do not need to be explicitly identified at the time a trade is initiated.
We primarily engage in TBA transactions for purposes of managing certain risks associated with our investment strategies. The principal risks that we use TBAs to mitigate are interest rate and yield spread risks. For example, we may hedge the interest rate and/or yield spread risk inherent in our long Agency RMBS by taking short positions in TBAs that are similar in character. Alternatively, we may engage in TBA transactions because we find them attractive in their own right, from a relative value perspective or otherwise.
CLOs
We acquire CLOs, a form of asset-backed security collateralized by syndicated corporate loans. Our current CLO holdings include mezzanine and equity interests, and are concentrated in securitizations that have exited the reinvestment period. We have also contributed, and may contribute in the future, assets to new CLO securitizations in order to retain certain tranches from such securitizations. In addition, in anticipation of a securitization transaction, we may provide capital to a vehicle accumulating assets for such securitization, and such vehicle may enter into a warehouse financing facility in order to facilitate such accumulation. Securitizations can effectively provide us with long-term, locked-in financing on the related collateral pool, with an effective cost of funds well below the expected yield on the collateral pool.
CMBS
We acquire CMBS, which are securities collateralized by mortgage loans on commercial properties. The majority of CMBS issued are fixed rate securities backed by fixed rate loans made to multiple borrowers on a variety of property types, though single-borrower CMBS and floating rate CMBS have also been issued.
The majority of CMBS utilize senior/subordinate structures, similar to those found in non-Agency RMBS. Subordination levels vary so as to provide for one or more AAA credit ratings on the most senior classes, with less senior securities rated investment grade and non-investment grade, including a first loss component which is typically unrated. This first loss component is commonly referred to as the "B-piece," which is the most subordinated (and therefore highest yielding and riskiest) tranche of a CMBS securitization. Much of our focus within the CMBS sector has been in B-pieces.
Commercial Mortgage Loans and Other Commercial Real Estate Debt
We acquire commercial mortgage loans, which are loans secured by liens on commercial properties, including retail, office, industrial, hotel, and multi-family properties. Loans may be fixed or floating rate and will generally range from two to ten years. We may acquire both first lien loans and subordinated loans. Commercial real estate debt typically limits the borrower's right to freely prepay for a period of time through provisions such as prepayment fees, lockout, yield maintenance, or defeasance provisions.
We acquire commercial mortgage loans that may be non-performing, underperforming, or otherwise distressed; these are typically acquired at a discount both to their unpaid principal balances and to the value of the underlying real estate. In addition, we also opportunistically participate in the origination of "bridge" loans, which have shorter terms and higher interest rates than more traditional commercial mortgage loans. Bridge loans are typically secured by properties in transition, where the borrower is in the process of either re-developing or stabilizing operations at the property. Within both our distressed and bridge loan strategies, we focus on smaller balance loans and loan packages that are less-competitively-bid. These loans typically have balances that are less than $20 million, and are secured by real estate and, in some cases, a personal guarantee from the borrower. Properties securing these loans may include multi-family, retail, office, industrial, and other commercial property types.
Consumer Loans and ABS
We acquire U.S. consumer whole loans and ABS backed by U.S. consumer loans. Our U.S. consumer loan portfolio primarily consists of unsecured loans, but also includes secured auto loans. We are currently purchasing newly originated consumer loans under flow agreements with originators, and we continue to evaluate new opportunities. We seek to purchase newly originated consumer loans from originators that have demonstrated disciplined underwriting with a significant focus on regulatory compliance and sound lending practices. Our ABS backed by U.S. consumer loans consist of retained tranches of our consumer loan securitization. Through securitization of our consumer loans, we are essentially able to achieve long-term financing for the securitized pool.
We also acquire non-dollar denominated ABS backed by European non-performing consumer loans.
Corporate Debt and Equity and Derivatives
We acquire corporate debt and equity, both distressed and non-distressed, and both secured and unsecured. Distressed corporate debt instruments are typically obligations of companies that are experiencing distress or dislocation resulting from over-leveraged capital structures or other financial or operational issues. These companies may default on their obligations, or be involved in bankruptcy or restructuring proceedings. In addition to making outright purchases of distressed corporate loans, we may also acquire exposure to distressed corporate loans synthetically through total return swaps. In connection with our investments in distressed corporate debt, we may also acquire the equity of reorganized corporations that have exited bankruptcy.
We take long and short positions in corporate debt and equity (including indices on corporate debt and equity) either outright in the "cash" markets, or synthetically by entering into derivative contracts such as credit default swaps, total return swaps, and options. A credit event relating to a credit default swap on an individual corporation or an index of corporate credits would typically be triggered by a corporation's bankruptcy or its failure to make a scheduled payment on a debt obligation. We take positions in the corporate debt and equity markets both for investment purposes and for hedging purposes. When used for hedging purposes, they do not necessarily serve to hedge against risks that are directly related to specific corporate entities or indices, but rather they may reflect our belief that the performance of certain entities or indices may have a reasonable degree of correlation with the performance of certain other parts of our portfolio.
A total return swap is a derivative whereby one party makes payments to the other representing the total return on a reference debt or equity security (or index of debt or equity securities) in exchange for an agreed upon ongoing periodic premium. An equity option is a derivative that gives the holder the option to buy or sell an equity security or index of securities at a predetermined price within a certain time period. The option may reference the equity of a publicly traded company or an equity index. In addition to general market risk, our derivatives on corporate debt and equity are subject to risks related to the underlying corporate entities.
In our corporate credit relative value trading strategy, we seek to identify and capitalize on short-term pricing disparities in the corporate credit markets. As a subset of this strategy, we often engage in "basis trading," where we hold long or short positions in the bonds of a corporate issuer and simultaneously hold offsetting positions in credit default swaps referencing the same corporate issuer.
Mortgage-Related Derivatives
We take long and short positions in various mortgage-related derivative instruments, including credit default swaps. A credit default swap is a credit derivative contract in which one party (the protection buyer) pays an ongoing periodic premium (and often an upfront payment as well) to another party (the protection seller) in return for compensation for default (or similar credit event) by a reference entity. In this case, the reference entity can be an individual MBS or an index of several MBS, such as an ABX, PrimeX, or CMBX index. Payments from the protection seller to the protection buyer typically occur if a credit event takes place. A credit event can be triggered by, among other things, the reference entity's failure to pay its principal obligations or a severe ratings downgrade of the reference entity.

Non-Agency RMBS
We acquire non-Agency RMBS backed by prime jumbo, Alt-A, manufactured housing, and subprime residential mortgage loans. Our non-Agency RMBS holdings can include investment-grade and non-investment grade classes, including non-rated classes.
Non-Agency RMBS are generally debt obligations issued by private originators of, or investors in, residential mortgage loans. Non-Agency RMBS generally are issued as CMOs and are backed by pools of whole mortgage loans or by mortgage pass-through certificates. Non-Agency RMBS generally are securitized in senior/subordinated structures, or in excess spread/over-collateralization structures. In senior/subordinated structures, the subordinated tranches generally absorb all losses on the underlying mortgage loans before any losses are borne by the senior tranches. In excess spread/over-collateralization structures, losses are first absorbed by any existing over-collateralization, then borne by subordinated tranches and excess spread, which represents the difference between the interest payments received on the mortgage loans backing the RMBS and the interest due on the RMBS debt tranches, and finally by senior tranches and any remaining excess spread.
Residential Mortgage Loans
Our residential mortgage loans include non-QM loans and residential NPLs. A non-QM loan is not necessarily high-risk, nor subprime, but is instead a loan that does not conform to the complex Qualified Mortgage, or "QM," rules of the Consumer Financial Protection Bureau. For example, many non-QM loans are made to creditworthy borrowers who cannot provide traditional documentation for income, such as borrowers who are self-employed. There is also demand from certain creditworthy borrowers for loans above a 43% debt-to-income ratio limit that still meet all ability-to-repay standards. We hold an equity investment in a non-QM originator, and we have purchased all of our non-QM loans from this originator.
We remain active in the market for residential NPLs. The market for large residential NPL pools has remained highly concentrated, with the great majority having traded to only a handful of large players who typically securitize the residential NPLs that they purchase. As a result, we have continued to focus our acquisitions on smaller, less-competitively-bid, and more attractively-priced mixed legacy pools sourced from motivated sellers.
Other Investment Assets
Our other investment assets include real estate, including residential and commercial real property, strategic debt and/or equity investments in mortgage originators, and other non-mortgage related derivatives. We do not typically purchase real property directly; rather, our real estate ownership usually results from foreclosure activity with respect to our acquired residential and commercial loans. We have made investments in mortgage originators and other mortgage-related entities in the form of debt and/or equity and, to date, our investments represent non-controlling interests. We have also entered into flow agreements with certain of the mortgage originators in which we have invested. We have not yet acquired mortgage servicing rights or credit risk transfer securities, but we may do so in the future.

Investment Process
Our investment process benefits from the resources and professionals of our Manager and Ellington. The process is managed by an investment and risk management committee, which includes, among others, the following three officers of our Manager: Messrs. Vranos, Penn, and Tecotzky. These officers of our Manager also serve as our Co-Chief Investment Officer, Chief Executive Officer, and Co-Chief Investment Officer, respectively. The investment and risk management committee operates under investment guidelines and meets periodically to develop a set of preferences for the composition of our portfolio. The primary focus of the investment and risk management committee, as it relates to us, is to review and approve our investment policies and our portfolio holdings and related compliance with our investment policies and guidelines, and to give guidance and oversight to the various investment teams that make our day-to-day investment decisions. The investment and risk management committee has authority delegated by our Board of Directors to authorize transactions consistent with our investment guidelines.
Ellington has focused investment teams for many of our targeted asset classes. Our asset acquisition process includes sourcing and screening of asset acquisition opportunities, credit analysis, due diligence, structuring, financing, and hedging, each as appropriate, to seek attractive total returns commensurate with our risk tolerance. Our asset acquisition process is also informed by our objective to maintain our exclusion from registration as an investment company under the Investment Company Act, and to maintain our qualification as a partnership for U.S. federal income tax purposes.
Valuation of Assets
Our Manager’s valuation process is subject to the oversight of our Manager’s Valuation Committee as well as the oversight of the independent members of our Board of Directors.

Risk Management
Risk management is a cornerstone of Ellington’s portfolio management process. Ellington’s risk management infrastructure system includes “ELLiN,” a proprietary portfolio management system that Ellington uses for its accounts, which provides real time and batch reporting to all departments at Ellington, including trading, research, risk management, finance, operations, accounting, and compliance. We benefit from Ellington’s comprehensive risk management infrastructure and ongoing assessment of both portfolio and operational risks. In addition, we utilize derivatives and other hedging instruments to opportunistically hedge our credit, interest rate, and foreign currency risk.
Credit Risk Hedging
We enter into credit-hedging positions in order to protect against adverse credit events with respect to our credit investments. Our credit hedging portfolio can vary significantly from period to period, and can encompass a wide variety of financial instruments, including corporate debt or equity-related instruments, RMBS- or CMBS-related instruments, or instruments involving other markets. Our hedging instruments can include both "single-name" instruments (i.e., instruments referencing one underlying entity or security) and hedging instruments referencing indices. We also opportunistically overlay our credit hedges with certain relative value long/short positions involving the same or similar instruments.
Currently, our credit hedges consist primarily of financial instruments tied to corporate credit, such as CDS on corporate bond indices, short positions in and CDS on corporate bonds; and positions involving exchange traded funds, or "ETFs," of corporate bonds. Our credit hedges also currently include CDS tied to individual MBS or an index of several MBS, such as CDS on CMBS indices, or "CMBX."
We also opportunistically overlay our corporate credit hedges and mortgage-related derivatives with certain relative value long/short positions involving the same or similar instruments.
Interest Rate Hedging
We opportunistically hedge our interest rate risk by using various hedging strategies to mitigate such risks. The interest rate hedging instruments that we use and may use in the future include, without limitation:

•	TBAs;

•	interest rate swaps (including floating-to-fixed, fixed-to-floating, floating-to-floating, or more complex swaps such as floating-to-inverse floating, callable or non-callable);

•	CMOs;

•	U.S. Treasury securities;

•	swaptions, caps, floors, and other derivatives on interest rates;

•	futures and forward contracts; and

•	options on any of the foregoing.
In particular, from time to time we enter into short positions in interest rate swaps to offset the potential adverse effects that changes in interest rates will have on the value of certain of our assets and our financing costs. An interest rate swap is an agreement to exchange interest rate cash flows, calculated on a notional principal amount, at specified payment dates during the life of the agreement. Typically, one party pays a fixed interest rate and receives a floating interest rate and the other party pays a floating interest rate and receives a fixed interest rate. Each party's payment obligation is computed using a different interest rate. In an interest rate swap, the notional principal is generally not exchanged. We may also use interest rate-related instruments to hedge certain non-interest-related risks that we believe are correlated to interest rates. For example, to the extent that we believe that swap spreads (i.e., the difference between interest rate swap yields and U.S. Treasury yields) are correlated to credit spreads, we may take a position in swap spreads to hedge our credit spread risk. We may also opportunistically enter into swap spreads trades, or other interest rate-related trades, for speculative purposes.
Foreign Currency Hedging
To the extent we hold instruments denominated in currencies other than U.S. dollars, we may enter into transactions to offset the potential adverse effects of changes in currency exchange rates. In particular, we may use currency forward contracts and other currency-related derivatives to mitigate this risk.
Liquidity Management
As part of the risk management and liquidity management functions that our Manager performs for us, our Manager computes a “cash buffer,” which, at any given point in time, represents the amount of our free cash in excess of what our Manager estimates would conservatively be required, especially in times of market dislocation, to support our particular assets and liabilities at such time. Thus, rather than focusing solely on our leverage, our Manager typically seeks to maintain a positive cash buffer. However, our

Manager is not required to maintain a positive cash buffer and may choose not to maintain a positive cash buffer at certain times, including, for example, if it believes there are compelling market opportunities to pursue.
Our Financing Strategies and Use of Leverage
We finance our assets with what we believe to be a prudent amount of leverage, the level of which varies from time to time based upon the particular characteristics of our portfolio, availability of financing, and market conditions. As of December 31, 2017, the majority of our debt financings consisted of reverse repos. Currently, the majority of our reverse repos are collateralized by Agency RMBS; however, we also have reverse repo borrowings that are collateralized by our Credit assets, which from time to time may also include reverse repos on U.S. Treasury securities. In a reverse repo, we sell an asset to a counterparty at a discounted value, or the loan amount, and simultaneously agree to repurchase the same asset from such counterparty at a specified later date at a price equal to the loan amount plus an interest factor. Despite being legally structured as sales and subsequent repurchases, reverse repos are accounted for as collateralized borrowings. During the term of a reverse repo, we generally receive the income and other payments distributed with respect to the underlying assets, and pay interest to the counterparty. While the proceeds of our reverse repo financings are often used to purchase the assets subject to the transaction, our financing arrangements do not restrict our ability to use proceeds from these arrangements to support our other liquidity needs. Our reverse repo arrangements are typically documented under the Securities Industry and Financial Markets Association’s, or “SIFMA’s,” standard form master repurchase agreement, with the ability for both parties to demand margin (i.e., to demand that the other party post additional collateral or repay a portion of the funds advanced) should the value of the underlying assets and posted collateral change. As the value of our collateral fluctuates, under most of our master repurchase agreements, we and our reverse repo counterparties are required to post additional collateral to each other from time to time as part of the normal course of our business. Our reverse repo financing counterparties generally have the right, to varying degrees, to determine the value of the underlying collateral for margining purposes, subject to the terms and conditions of our agreement with the counterparty.
In addition to using reverse repos to finance many of our assets, we have entered into securitization transactions to finance other of our assets, and we have also entered into a secured borrowing facility to finance a portfolio of unsecured loans. For those secured financings, other than reverse repurchase agreements, for which the associated transfer of assets is not accounted for as a sale, the associated borrowings are included under the captions Other secured borrowings and Other secured borrowings, at fair value, on our Consolidated Statement of Assets, Liabilities, and Equity. In addition, we have issued senior notes, or "Senior Notes," that are unsecured and are effectively subordinated to our secured indebtedness, to the extent of the value of the collateral securing such indebtedness.
We may utilize other types of borrowings in the future, including more complex financing structures. We also may raise capital by issuing additional debt securities, preferred or common shares, warrants, or other securities.
Our use of leverage, especially in order to increase the amount of assets supported by our capital base, may have the effect of increasing losses when these assets underperform. Our investment policies require no minimum or maximum leverage and our Manager’s investment and risk management committee has the discretion, without the need for further approval by our Board of Directors, to change both our overall leverage and the leverage used for individual asset classes. Because our strategy is flexible, dynamic, and opportunistic, our overall leverage will vary over time. As a result, we do not have a targeted debt-to-equity ratio.
Futures Commission Merchant and Swap Dealer Disclosure Required Pursuant to Section 4.24 of the Commodity Exchange Act
Credit Suisse
We may use a variety of futures commission merchants with respect to the execution and clearing of transactions in futures. As of March 31, 2018, approximately 0.7% of the Company's total assets were held at futures commission merchants. We currently use Credit Suisse Securities (USA) LLC (“CSS LLC”) as our futures commission merchant. The principal business address for CSS LLC is Eleven Madison Avenue, New York, NY 10010. Credit Suisse Group AG (“Credit Suisse”), the ultimate parent company to CSS LLC, files annual reports and quarterly reports with the SEC in which it discloses material information about Credit Suisse matters, including information about material litigation or regulatory investigations. Actions with respect to Credit Suisse’s futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/). The information below concerning judicial, regulatory, and arbitration proceedings involving CSS LLC is being provided in accordance with the disclosure requirements of the National Futures Association. All such information has been derived from publicly available sources including Credit Suisse’s annual report on Form 20-F for the fiscal year ended December 31, 2017 (which is available at https://www.credit-suisse.com). The references are provided for information purposes only, and neither such filings nor any other material at the above-mentioned websites is incorporated into, or forms a part of, this prospectus. We, our Manager and Ellington take no responsibility for the accuracy or completeness of any information herein concerning Credit Suisse or CSS LLC. Defined terms set forth in this section shall only apply to this section and shall not apply anywhere else in this prospectus or the registration statement of which this prospectus forms a part.

One Enron-related action, Silvercreek Management Inc. v. Citigroup, Inc., et al., remains pending against CSS LLC and certain of its affiliates in the US District Court for the Southern District of New York ("SDNY"). In this action, plaintiffs assert they relied on Enron’s financial statements, and seek to hold the defendants responsible for any inaccuracies in Enron’s financial statements. The plaintiffs seek to assert federal and state law claims relating to its alleged USD 280 million in losses relating to its Enron investments. On August 5, 2016, Credit Suisse and the other defendants filed a renewed motion to dismiss. On March 31, 2017, the SDNY granted in part defendants’ motion to dismiss, dismissing certain claims against CSS LLC and its affiliates. On November 10, 2017, Credit Suisse filed a motion for summary judgment.
On September 27, 2017, following a settlement in the matter of Connecticut Resources Recovery Authority v. Lay, et al., an order of final judgment was entered by the US District Court for the Southern District of Texas, dismissing with prejudice all claims against CSS LLC and its affiliates.
Various financial institutions, including CSS LLC and certain of its affiliates, have received requests for information from, and/or have been defending civil actions by, certain regulators and/or government entities, including the US Department of Justice ("DOJ") and other members of the Residential Mortgage-Backed Securities ("RMBS") Working Group of the US Financial Fraud Enforcement Task Force, regarding the origination, purchase, securitization, servicing and trading of subprime and non-subprime residential and commercial mortgages and related issues. CSS LLC and its affiliates are cooperating with such requests for information.
On January 18, 2017, CSS LLC and its current and former US subsidiaries and US affiliates reached a settlement with the DOJ related to its legacy RMBS business, a business conducted through 2007. The settlement resolved potential civil claims by the DOJ related to Credit Suisse’s packaging, marketing, structuring, arrangement, underwriting, issuance and sale of RMBS. The settlement required the above-mentioned entities to pay a USD 2.48 billion civil monetary penalty and, within five years of the settlement, to provide USD 2.80 billion in consumer relief. The civil monetary penalty under the terms of the settlement was paid to the DOJ in January 2017. The consumer relief measures include affordable housing payments and loan forgiveness. The DOJ and Credit Suisse agreed to the appointment of an independent monitor to oversee the completion of the consumer relief requirements of the settlement. The monitor has published reports on October 27, 2017 and February 20, 2018 noting Credit Suisse’s cooperation and progress toward satisfaction of the consumer relief requirements. As previously disclosed, Credit Suisse recorded a litigation provision of USD 2 billion in the fourth quarter of 2016 in addition to its existing provisions of USD 550 million recorded for this matter in prior periods.
Following an investigation, on November 20, 2012, the New York Attorney General ("NYAG"), on behalf of the State of New York, filed a civil action in the Supreme Court for the State of New York, New York County ("SCNY") against CSS LLC and affiliated entities in their roles as issuer, sponsor, depositor and/or underwriter of RMBS transactions prior to 2008. The complaint, which references 64 RMBS issued, sponsored, deposited and underwritten by CSS LLC and its affiliates in 2006 and 2007, alleges that CSS LLC and its affiliates misled investors regarding the due diligence and quality control performed on the mortgage loans underlying the RMBS at issue, and seeks an unspecified amount of damages. On December 18, 2013, the New Jersey Attorney General, on behalf of the State of New Jersey ("NJAG"), filed a civil action in the Superior Court of New Jersey, Chancery Division, Mercer County ("SCNJ"), against CSS LLC and affiliated entities in their roles as issuer, sponsor, depositor and/or underwriter of RMBS transactions prior to 2008. The original complaint, which references 13 RMBS issued, sponsored, deposited and underwritten by CSS LLC and its affiliates in 2006 and 2007, alleges that CSS LLC and its affiliates misled investors and engaged in fraud or deceit in connection with the offer and sale of RMBS, and seeks an unspecified amount of damages. On August 21, 2014, the SCNJ dismissed without prejudice the action brought against CSS LLC and its affiliates by the NJAG. On September 4, 2014, the NJAG filed an amended complaint against CSS LLC and its affiliates, asserting additional allegations but not expanding the number of claims or RMBS referenced in the original complaint. The NYAG and NJAG actions are at various procedural stages.
CSS LLC and/or certain of its affiliates have also been named as defendants in various civil litigation matters related to their roles as issuer, sponsor, depositor, underwriter and/or servicer of RMBS transactions. These cases include or have included class action lawsuits, actions by individual investors in RMBS, actions by monoline insurance companies that guaranteed payments of principal and interest for certain RMBS, and repurchase actions by RMBS trusts, trustees and/or investors. Although the allegations vary by lawsuit, plaintiffs in the class actions and individual investor actions have generally alleged that the offering documents of securities issued by various RMBS securitization trusts contained material misrepresentations and omissions, including statements regarding the underwriting standards pursuant to which the underlying mortgage loans were issued; monoline insurers allege that loans that collateralize RMBS they insured breached representations and warranties made with respect to the loans at the time of securitization and that they were fraudulently induced to enter into the transactions; and repurchase action plaintiffs generally allege breached representations and warranties in respect of mortgage loans and failure to repurchase such mortgage loans as required under the applicable agreements. The amounts disclosed below do not reflect actual realized plaintiff losses to date or anticipated future litigation exposure. Rather, unless otherwise stated, these amounts reflect the original unpaid principal balance amounts as alleged in these actions and do not include any reduction in principal amounts since issuance. Further, unless otherwise stated, amounts attributable to an “operative pleading” for the individual investor actions are not altered for settlements, dismissals or other occurrences, if any, that may have caused the amounts to change subsequent to the operative pleading. In addition to the mortgage-related actions discussed below, a number of other entities have threatened to assert claims against CSS LLC and/or its affiliates in connection with various RMBS issuances, and CSS LLC and/or its affiliates have entered into agreements with some of those entities to toll the relevant statutes of limitations.
CSS LLC and, in some instances, its affiliates, as an RMBS issuer, underwriter and/or other participant, along with other defendants, have been named as defendants in: (i) one action brought by the Federal Deposit Insurance Corporation ("FDIC"), as receiver for Citizens National Bank and Strategic Capital Bank, which, following the United States Supreme Court’s denial of defendants’ petition for writ of certiorari on December 4, 2017, will resume in the SDNY, in which claims against CSS LLC and its affiliates relate to approximately USD 28 million of the RMBS at issue (approximately 20% of the USD 141 million at issue against all defendants in the operative pleading); (ii) two actions brought by the FDIC, as receiver for Colonial Bank: one action in the SDNY, in which claims against CSS LLC relate to approximately USD 92 million of the RMBS at issue (approximately 23% of the USD 394 million at issue against all defendants in the operative pleading); and one action in the Circuit Court of Montgomery County, Alabama, in which claims against CSS LLC and its affiliates relate to approximately USD 139 million of the RMBS at issue (approximately 45% of the USD 311 million at issue against all defendants in the operative pleading), reduced from approximately USD 153 million following the February 14, 2017 dismissal with prejudice of claims pertaining to one RMBS offering on which CSS LLC and its affiliates were sued, and which has a trial scheduled to begin in October 2018; (iii) one action brought by the Federal Home Loan Banks of Seattle ("FHLB Seattle") in Washington state court, in which claims against CSS LLC and its affiliates relate to approximately USD 104 million of the RMBS at issue, reduced from approximately USD 249 million following the May 4, 2016 dismissal with prejudice of all claims related to certain RMBS; on December 11, 2017, the Washington State Court of Appeals affirmed the trial court’s May 4, 2016 order, dismissing FHLB Seattle’s claims; (iv) one action brought by the Federal Home Loan Bank of Boston in Massachusetts state court, in which claims against CSS LLC and its affiliates relate to approximately USD 333 million of the RMBS at issue, reduced from USD 373 million following the October 27, 2015 stipulation of voluntary dismissal with prejudice of claims pertaining to certain RMBS offerings on which CSS LLC and its affiliates were sued (approximately 6% of the USD 5.7 billion at issue against all defendants in the operative pleading); (v) one action brought by Watertown Savings Bank in the SCNY, in which claims against CSS LLC and its affiliates relate to an unstated amount of the RMBS at issue; and (vi) one action brought by the Tennessee Consolidated Retirement System in Tennessee state court in which claims against CSS LLC relate to approximately USD 24 million of the RMBS at issue against CSS LLC (approximately 4% of the USD 644 million at issue against all defendants in the operative pleading).
CSS LLC and certain of its affiliates are the only defendants named in: (i) one action brought by IKB Deutsche Industriebank AG and affiliated entities in the SCNY, in which claims against CSS LLC and its affiliates relate to approximately USD 97 million of RMBS at issue; (ii) one action brought by Phoenix Light SF Ltd. and affiliated entities ("Phoenix Light") in the SCNY which was dismissed in its entirety on April 16, 2015; on November 17, 2016, the SCNY, Appellate Division, First Department, issued an order reinstating all previously-dismissed claims brought by Phoenix Light against CSS LLC and its affiliates; on June 5, 2017, Phoenix Light filed an amended complaint against CSS LLC and its affiliates in the SCNY, reducing the originally claimed amount of RMBS at issue from approximately USD 362 million to approximately USD 281 million of RMBS at issue; and (iii) one action brought by Royal Park Investments SA/NV ("Royal Park") in the SCNY, in which claims against CSS LLC and its affiliate relate to approximately USD 360 million of RMBS at issue. on April 12, 2017, the SCNY dismissed with prejudice all claims against CSS LLC and its affiliate; on February 13, 2018, Royal Park appealed the SCNY’s April 12, 2017 dismissal. These actions are at various procedural stages.
As disclosed in Credit Suisse’s quarterly Financial Reports for 2017, individual investor actions discontinued during the course of 2017 included the following: (i) on May 2, 2017, following a settlement in the amount of USD 400 million, the US District Court for the District of Kansas, presiding in the action brought by the National Credit Union Administration Board ("NCUA") as liquidating agent of the US Central Federal Credit Union, Western Corporate Federal Credit Union and Southwest Corporate Federal Credit Union, dismissed with prejudice all claims against CSS LLC and its affiliate related to approximately USD 715 million of RMBS at issue; (ii) on June 29, 2017, following a settlement, the SCNY, presiding in the action brought by Deutsche Zentral-Genossenschaftsbank AG, New York Branch, dismissed with prejudice all claims against CSS LLC and its affiliates related to approximately USD 111 million of RMBS at issue; and (iii) on September 12, 2017, following a settlement, the US District Court for the District of Massachusetts, presiding in the two actions brought by Massachusetts Mutual Life Insurance Company, dismissed with prejudice all claims against CSS LLC and its employees related to approximately USD 107 million of the RMBS at issue (approximately 97% of the USD 110 million at issue against all defendants in the operative pleadings).
In addition, on November 24, 2017, following a settlement, the US District Court for the Western District of Wisconsin, presiding over the action brought by CMFG Life Insurance Company and affiliated entities, dismissed with prejudice all claims against CSS LLC related to approximately USD 62 million, reduced from approximately USD 70 million following the December 16, 2016 dismissal in part of the action.
CSS LLC and certain of its affiliates are defendants in one monoline insurer action pending in the SCNY, commenced by MBIA Insurance Corp. ("MBIA") as guarantor for payments of principal and interest related to approximately USD 770 million of RMBS issued in offerings sponsored by Credit Suisse. One theory of liability advanced by MBIA is that an affiliate of CSS LLC must repurchase certain mortgage loans from the trusts at issue. MBIA claims that the vast majority of the underlying mortgage loans breach certain representations and warranties, and that the affiliate has failed to repurchase the allegedly defective loans. In addition, MBIA alleges claims for fraud, fraudulent inducement, material misrepresentations, breaches of warranties, repurchase obligations, and reimbursement. MBIA submitted repurchase demands for loans with an original principal balance of approximately USD 549 million. Discovery is complete. On March 31, 2017, the SCNY granted in part and denied in part both parties’ respective summary judgment motions, which resulted, among other things, in the dismissal of MBIA’s fraud claim with prejudice. Both MBIA and the Credit Suisse entities involved in this action have filed notices of appeal.
DLJ Mortgage Capital, Inc. ("DLJ") is a defendant in: (i) one action brought by Asset Backed Securities Corporation Home Equity Loan Trust, Series 2006-HE7, in which plaintiff alleges damages of not less than USD 341 million, which was dismissed without prejudice by order of the SCNY on March 24, 2015, which order was appealed, and which action was re-filed on September 17, 2015 (stayed against DLJ pending resolution of all pending appeals); (ii) one action brought by Home Equity Asset Trust, Series 2006-8, in which plaintiff alleges damages of not less than USD 436 million; (iii) one action brought by Home Equity Asset Trust 2007-1, in which plaintiff alleges damages of not less than USD 420 million; (iv) one action brought by Home Equity Asset Trust Series 2007-3, in which plaintiff alleges damages of not less than USD 206 million, which was dismissed without prejudice by order of the SCNY on December 21, 2015 with leave to restore within one year and which plaintiff moved to restore on December 20, 2016, which the court granted on March 15, 2017 by restoring the case to active status; (v) one action brought by Home Equity Asset Trust 2007-2, in which plaintiff alleges damages of not less than USD 495 million; and (vi) one action brought by CSMC Asset-Backed Trust 2007-NC1, in which no damages amount is alleged. DLJ and its affiliate, Select Portfolio Servicing, Inc. (SPS), are defendants in: one action brought by Home Equity Mortgage Trust Series 2006-1, Home Equity Mortgage Trust Series 2006-3 and Home Equity Mortgage Trust Series 2006-4, in which plaintiffs allege damages of not less than USD 730 million, and allege that SPS obstructed the investigation into the full extent of the defects in the mortgage pools by refusing to afford the trustee reasonable access to certain origination files; and one action brought by Home Equity Mortgage Trust Series 2006-5, in which plaintiff alleges damages of not less than USD 500 million, and alleges that SPS likely discovered DLJ’s alleged breaches of representations and warranties but did not notify the trustee of such breaches, in alleged violation of its contractual obligations. These actions are brought in the SCNY and are at early or intermediate procedural points.
As disclosed in Credit Suisse’s fourth quarter Financial Report of 2013, the following repurchase actions were dismissed with prejudice in 2013: the three consolidated actions brought by Home Equity Asset Trust 2006-5, Home Equity Asset Trust 2006-6 and Home Equity Asset Trust 2006-7 against DLJ. Those dismissals are on appeal.
On January 3, 2010, Credit Suisse AG and its consolidated subsidiaries (the "Bank") and other affiliates were named as defendants in a lawsuit filed in the US District Court for the District of Idaho by current or former homeowners in four real estate developments, Tamarack Resort, Yellowstone Club, Lake Las Vegas and Ginn Sur Mer. The Bank arranged, and was the agent bank for, syndicated loans provided to borrowers affiliated with all four developments, and who have been or are now in bankruptcy or foreclosure. Plaintiffs generally allege that the Bank and other affiliates committed fraud by using an unaccepted appraisal method to overvalue the properties with the intention of having the borrowers take out loans they could not repay because it would allow the Bank and other affiliates to later push the borrowers into bankruptcy and take ownership of the properties. Plaintiffs demanded USD 24 billion in damages. Cushman & Wakefield, the appraiser for the properties at issue, is also named as a defendant. After the filing of amended complaints and motions to dismiss, the claims were significantly reduced. On September 24, 2013, the court denied the plaintiffs’ motion for class certification so the case cannot proceed as a class action. On February 5, 2015, the court granted plaintiffs’ motion for leave to file an amended complaint, adding additional individual plaintiffs. On April 13, 2015, the court granted plaintiffs’ motion for leave to add a claim for punitive damages. On November 20, 2015, the plaintiffs moved for partial summary judgment, which the defendants opposed on December 14, 2015. On December 18, 2015, the defendants filed motions for summary judgment. On July 27, 2016, the US District Court for the District of Idaho granted the defendants’ motions for summary judgment, dismissing the case with prejudice. The plaintiffs are appealing. Oral argument on the appeal took place on February 9, 2018 and a decision is pending.
The Bank and other affiliates are also the subject of certain other related litigation regarding certain of these loans as well as other similar real estate developments. Such litigation includes two cases brought in Texas and New York state courts against Bank affiliates by entities related to Highland Capital Management LP ("Highland"). In the case in Texas state court, a jury trial was held in December 2014 on Highland’s claim for fraudulent inducement by affirmative misrepresentation and omission. A verdict was issued for the plaintiff on its claim for fraudulent inducement by affirmative misrepresentation, but the jury rejected its claim that the Bank’s affiliates had committed fraudulent inducement by omission. The Texas judge held a bench trial on Highland’s remaining claims in May and June 2015, and entered judgment in the amount of USD 287 million (including prejudgment interest) for the plaintiff on September 4, 2015. Both parties filed notices of appeal from that judgment and briefing was completed on March 10, 2017. Oral argument on the appeals took place on October 18, 2017 and on February 21, 2018 the appeals court affirmed the lower court’s decision. On March 7, 2018, the Bank affiliates filed a motion for rehearing with the appeals court. In the case in New York state court, the court granted in part and denied in part the Bank’s summary judgment motion. Both parties appealed that decision, but the appellate court affirmed the decision in full. Bank affiliates separately sued Highland-managed funds on related trades and received a favorable judgment awarding both principal owed and prejudgment interest. Highland appealed the portion of the judgment awarding prejudgment interest, however the original decision was affirmed in its entirety. The parties subsequently agreed to settle the amount owed by the Highland-managed funds under the judgment.
On May 19, 2014, Credit Suisse AG entered into settlement agreements with several US regulators regarding its US cross-border matters. As part of the settlement, Credit Suisse AG, among other things, engaged an independent corporate monitor that reports to the New York State Department of Financial Services ("DFS") and provides ongoing reports to various agencies.
Regulatory authorities in a number of jurisdictions, including the US, UK, EU and Switzerland, have for an extended period of time been conducting investigations into the setting of LIBOR and other reference rates with respect to a number of currencies, as well as the pricing of certain related derivatives. These ongoing investigations have included information requests from regulators regarding LIBOR-setting practices and reviews of the activities of various financial institutions, including Credit Suisse and its consolidated subsidiaries (the "Group"). The Group, which is a member of three LIBOR rate-setting panels (US Dollar LIBOR, Swiss Franc LIBOR and Euro LIBOR), is cooperating fully with these investigations. In particular, it has been reported that regulators are investigating whether financial institutions engaged in an effort to manipulate LIBOR, either individually or in concert with other institutions, in order to improve market perception of these institutions’ financial health and/or to increase the value of their proprietary trading positions. In response to regulatory inquiries, Credit Suisse commissioned a review of these issues. To date, Credit Suisse has seen no evidence to suggest that it is likely to have any material exposure in connection with these issues.
Regulatory authorities in a number of jurisdictions, including the Swiss Competition Commission, the European Competition Commission, the South African Competition Commission, the DFS and the Brazilian Competition Authority have been conducting investigations into the trading activities, information sharing and the setting of benchmark rates in the foreign exchange (including electronic trading) markets.
On November 13, 2017, Credit Suisse AG and Credit Suisse AG, New York Branch reached a settlement with the DFS, resulting in a pre-tax charge of USD 135 million. The agreement with the DFS settles claims relating to certain areas of Credit Suisse’s voice and electronic foreign exchange trading business between 2008 and 2015.
The reference rates investigations have also included information requests from regulators concerning supranational, sub-sovereign and agency ("SSA") bonds and commodities (including precious metals) markets. The Group is cooperating fully with these investigations.
The investigations are ongoing and it is too soon to predict the final outcome of the investigations.
Members of the US Dollar LIBOR panel, including Credit Suisse, have been named in various civil lawsuits filed in the US. All but one of these matters have been consolidated for pre-trial purposes into a multi-district litigation in the SDNY. On March 29, 2013, the court in the multi-district litigation dismissed a substantial portion of the consolidated cases against the panel banks, dismissing the claims under Sherman Antitrust Act and the Racketeer Influenced and Corrupt Organizations Act, as well as all state law claims, leaving only certain claims under the Commodity Exchange Act based on LIBOR-related instruments entered into after May 30, 2008 (extended to after April 14, 2009 in a subsequent order). Plaintiffs appealed part of the decision. On May 23, 2016, the United States Court of Appeals for the Second Circuit ("Second Circuit") reversed the decision of the SDNY dismissing plaintiffs’ Sherman Antitrust Act claims and remanded the claims to the SDNY for additional briefing on the issue of whether such claims have been adequately alleged. Briefing was completed in August 2016 and, in a series of rulings between December 2016 and February 2017, the SDNY dismissed all of plaintiffs’ antitrust claims against Credit Suisse. Between April 2013 and November 2015, the SDNY has issued a number of decisions narrowing and defining the scope of the permissible claimants and claims for the consolidated case in the multi-district litigation. On August 23, 2013, the SDNY rejected plaintiffs’ requests to replead the dismissed causes of action, except for certain of plaintiffs’ state law claims, which plaintiffs asserted in amended complaints. In June 2014, the SDNY denied most of defendants’ motion to dismiss.
On November 3, 2015, the SDNY further dismissed purported classes brought by student loan borrowers and lending institutions and allowed certain over-the-counter plaintiffs to amend their complaints to add new plaintiffs to certain claims. Plaintiffs appealed several of the SDNY’s rulings to the Second Circuit. On February 23, 2018, the Second Circuit issued a decision in an appeal of one non-class action that largely affirmed the SDNY’s rulings, including upholding dismissal of certain state law and securities law claims as to Credit Suisse, but vacated certain rulings and remanded the case for further proceedings. On June 26, 2017, the only named plaintiff with putative class claims remaining against a Credit Suisse entity that survived a motion to dismiss withdrew as a class representative. On February 28, 2018, the SDNY issued a decision dismissing Credit Suisse AG with prejudice from the remaining non-stayed putative class action.
The one matter that is not consolidated in the multi-district litigation is also in the SDNY, and the SDNY granted the defendants’ motion to dismiss on March 31, 2015, but gave plaintiff leave to file a new pleading. On June 1, 2015, plaintiff filed a motion for leave to file a second amended complaint in the SDNY; defendants’ opposition brief was filed on July 15, 2015.

In February 2015, various banks that served on the Swiss franc LIBOR panel, including Credit Suisse Group AG, were named in a civil putative class action lawsuit filed in the SDNY, alleging manipulation of Swiss franc LIBOR to benefit defendants’ trading positions. On June 19, 2015, the plaintiffs filed an amended complaint. On August 18, 2015, the defendants filed motions to dismiss. On September 25, 2017, the SDNY granted defendants’ motion to dismiss all claims. The SDNY granted plaintiffs leave to file an amended complaint, and plaintiffs filed an amended complaint on November 6, 2017. Defendants filed motions to dismiss on February 7, 2018.
In July 2016, various banks that served on the Singapore Interbank Offered Rate ("SIBOR") and Singapore Swap Offer Rate (SOR) panels, including Credit Suisse Group AG and affiliates, were named in a civil putative class action lawsuit filed in the SDNY, alleging manipulation of SIBOR and SOR to benefit defendants’ trading positions. On October 31, 2016, the plaintiffs filed an amended complaint. On November 18, 2016, defendants filed motions to dismiss. On August 18, 2017, the SDNY dismissed all claims against Credit Suisse Group AG and affiliates. On September 18, 2017, the plaintiffs filed an amended complaint. On October 18, 2017, defendants filed motions to dismiss the amended complaint.
Credit Suisse Group AG and affiliates as well as other financial institutions are named in four pending civil class action lawsuits in the SDNY relating to the alleged manipulation of foreign exchange rates.
The first pending matter is a consolidated class action. On January 28, 2015, the court denied defendants’ motion to dismiss the original consolidated complaint brought by US-based investors and foreign plaintiffs who transacted in the US, but granted their motion to dismiss the claims of foreign-based investors for transactions outside of the US. In July 2015, plaintiffs filed a second consolidated amended complaint, adding additional defendants and asserting additional claims on behalf of a second putative class of exchange investors. The Group and affiliates, together with other financial institutions, filed a motion to dismiss the second consolidated amended complaint, which the court granted in part and denied in part on September 20, 2016. The motion to dismiss decision reduced the size of the putative class, but allowed the primary antitrust and Commodity Exchange Act claims to survive.
The second pending matter names Credit Suisse AG and affiliates, as well as other financial institutions in a putative class action filed in the SDNY on June 3, 2015. This action is based on the same alleged conduct as the consolidated class action and alleges violations of the US Employee Retirement Income Security Act of 1974 ("ERISA"). On May 19, 2016, affiliates of Credit Suisse AG, along with several other financial institutions, filed a motion to dismiss the putative ERISA class action, which the SDNY granted on August 23, 2016. Plaintiffs have appealed that decision.
The third pending matter names Credit Suisse Group AG and affiliates, as well as other financial institutions, in a putative class action filed in the SDNY on September 26, 2016, alleging manipulation of the foreign exchange market on behalf of indirect purchasers of foreign exchange instruments. Defendants moved to dismiss the indirect purchaser complaint on January 23, 2017. On March 24, 2017, plaintiffs filed an amended complaint in lieu of opposing defendants’ motions to dismiss. On April 28, 2017, plaintiffs dismissed the pending action and filed the amended complaint as a new putative class action in the SDNY. On June 10, 2017, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a second putative class action brought in the SDNY alleging manipulation of the foreign exchange market on behalf of indirect purchasers of foreign exchange instruments. Both putative class actions have been consolidated in the SDNY, and plaintiffs filed a consolidated complaint on June 30, 2017. On August 11, 2017, defendants filed motions to dismiss. On March 15, 2018, the court issued a decision granting defendants’ joint motion to dismiss and dismissing the consolidated complaint in its entirety.
The fourth pending matter names Credit Suisse Group AG and affiliates in a putative class action filed in the SDNY on July 12, 2017, alleging improper practices in connection with electronic foreign exchange trading. Plaintiffs amended their complaint on October 19, 2017, and on December 7, 2017, defendants filed a consolidated motion to compel arbitration or dismiss on the grounds of forum non conveniens.
The Group and several affiliates, together with other financial institutions, have also been named in two Canadian putative class actions, which make allegations similar to the consolidated class action.
Credit Suisse AG, New York Branch, and other financial institutions have also been named in a pending consolidated civil class action lawsuit relating to the alleged manipulation of the ISDAFIX rate for US dollars in the SDNY. On February 12, 2015, the class plaintiffs filed a consolidated amended class action complaint. On April 13, 2015, the defendants filed a motion to dismiss. On April 11, 2016, Credit Suisse AG, New York Branch entered into a settlement agreement with plaintiffs. On May 3, 2016, plaintiffs filed a motion for preliminary approval of the settlement, along with settlements with other financial institutions. On May 11, 2016, the SDNY preliminarily approved plaintiffs’ settlement agreements with Credit Suisse AG, New York Branch, and six other financial institutions. The settlement provides for dismissal of the case with prejudice and a settlement payment of USD 50 million by Credit Suisse. The settlements remain subject to final court approval.
CSS LLC, along with over 20 other primary dealers of US treasury securities, has been named in a number of putative civil class action complaints in the US relating to the US treasury markets. These complaints generally allege that defendants colluded to manipulate US treasury auctions, as well as the pricing of US treasury securities in the when-issued market, with impacts upon related futures and options. These actions have been consolidated into a multi-district litigation in the SDNY. On August 23, 2017, the SDNY appointed lead counsel, and on August 25, 2017, three purported class representatives re-filed their complaints as a collective individual action. On November 15, 2017, plaintiffs filed a consolidated amended class action complaint naming CSS LLC, Credit Suisse Group AG, and Credit Suisse International ("CSI"), along with a narrower group of other defendants. The consolidated complaint contains previously-asserted allegations as well as new allegations concerning a group boycott to prevent the emergence of anonymous, all-to-all trading in the secondary market for treasury securities. On February 23, 2018, defendants served motions to dismiss on plaintiffs and the SDNY entered a stipulation voluntarily dismissing Credit Suisse Group AG and other defendant holding companies. A stipulation of voluntary dismissal of CSI is currently pending.
Credit Suisse Group AG and affiliates, along with other financial institutions and individuals, have been named in several putative class action complaints filed in the SDNY relating to SSA bonds. The complaints generally allege that defendants conspired to fix the prices of SSA bonds sold to and purchased from investors in the secondary market. These actions have been consolidated in the SDNY. On April 7, 2017, plaintiffs filed a consolidated amended class action complaint. Plaintiffs filed a second consolidated amended class action complaint on November 3, 2017, which defendants moved to dismiss on December 12, 2017.
On August 16, 2016, Credit Suisse Group AG and Credit Suisse AG, along with other financial institutions, were named in a putative class action brought in the SDNY, alleging manipulation of the Australian Bank Bill Swap reference rate. Plaintiffs filed an amended complaint on December 16, 2016, which defendants moved to dismiss on February 24, 2017.
Credit Suisse Group AG and affiliates, along with other financial institutions, have been named in one consolidated putative civil class action complaint and one consolidated complaint filed by individual plaintiffs relating to interest rate swaps, alleging that dealer defendants conspired with trading platforms to prevent the development of interest rate swap exchanges. The individual lawsuits were brought by TeraExchange LLC, a swap execution facility, and affiliates, and Javelin Capital Markets LLC, a swap execution facility, and an affiliate, which claim to have suffered lost profits as a result of defendants’ alleged conspiracy. All interest rate swap actions have been consolidated in a multi-district litigation in the SDNY. Both class and individual plaintiffs filed second amended consolidated complaints on December 9, 2016, which defendants moved to dismiss on January 20, 2017. On July 28, 2017, the SDNY granted in part and denied in part defendants’ motions to dismiss. On February 21, 2018, class plaintiffs moved for leave to amend and file a proposed third amended consolidated class action complaint.
On June 8, 2017, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a civil action filed in the SDNY by Tera Group, Inc. and related entities (collectively “Tera”), alleging violations of antitrust law in connection with the allegation that credit default swap ("CDS") dealers conspired to block Tera’s electronic CDS trading platform from successfully entering the market. On September 11, 2017, defendants filed motions to dismiss.
On August 16, 2017, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a civil putative class action lawsuit filed in the SDNY, alleging that defendants conspired to keep stock loan trading fixed in an over-the-counter market and collectively boycotted certain trading platforms that sought to enter the market. Plaintiffs filed an amended complaint on November 17, 2017. Defendants filed motions to dismiss on January 26, 2018. On January 26, 2018, the court entered a stipulation voluntarily dismissing Credit Suisse Group AG and other defendant holding companies, although certain Credit Suisse Group AG affiliates remain part of the ongoing action. Separately, on January 30, 2018, Credit Suisse Group AG and affiliates, along with other financial institutions, were named in a civil lawsuit filed in the SDNY by the purported successor in interest to a trading platform for stock loans that sought to enter the market. As in the civil putative class action lawsuit, the plaintiff alleges that defendants collectively boycotted its trading platform.
A lawsuit was brought against CSI in English court by Rosserlane Consultants Limited and Swinbrook Developments Limited. The litigation relates to the forced sale by CSI in 2008 of Caspian Energy Group LP ("CEG"), the vehicle through which the plaintiffs held a 51% stake in the Kyurovdag oil and gas field in Azerbaijan. CEG was sold for USD 245 million following two unsuccessful merger and acquisition processes. The plaintiffs allege that CEG should have been sold for at least USD 700 million. The trial took place at the end of 2014 and on February 20, 2015, the case was dismissed and judgment given in favor of CSI. The plaintiffs appealed the judgment. In January 2017, the Court of Appeal ruled in CSI’s favor.
A lawsuit was filed on November 10, 2014 in the US District Court for the Eastern District of New York ("EDNY") against a number of banks, including Credit Suisse AG, alleging claims under the United States Anti-Terrorism Act ("ATA"). The action alleges a conspiracy between Iran and various international financial institutions, including the defendants, in which they agreed to alter, falsify or omit information from payment messages that involved Iranian parties for the express purpose of concealing the Iranian parties’ financial activities and transactions from detection by US authorities. The complaint, brought by approximately 200 plaintiffs, alleges that this conspiracy has made it possible for Iran to transfer funds to Hezbollah and other terrorist organizations actively engaged in harming US military personnel and civilians. On July 12, 2016, plaintiffs filed a second amended complaint in the EDNY against a number of banks, including Credit Suisse AG, alleging claims under the ATA. On September 14, 2016, Credit Suisse AG and the other defendants filed motions to dismiss the plaintiffs’ second amended complaint in the EDNY. A second lawsuit was filed on November 2, 2016 in the US District Court for the Southern District of Illinois ("S.D. Ill.") against a number of banks, including Credit Suisse AG, alleging claims under the ATA. The complaint, brought by approximately 100 plaintiffs, makes allegations similar to the ATA action pending against Credit Suisse AG in the EDNY. On April 12, 2017, the S.D. Ill. entered an order granting defendants’ motion to transfer the case to the EDNY for further proceedings. On September 11, 2017, Credit Suisse AG and other defendants served motions to dismiss the plaintiffs’ amended complaint. On October 3, 2017, the plaintiffs filed a stipulation of voluntary dismissal and withdrew their complaint. A third lawsuit was filed on November 9, 2017, in SDNY against a number of banks, including Credit Suisse AG, alleging claims under the ATA. On March 2, 2018, Credit Suisse AG and other defendants filed motions to dismiss the plaintiffs’ complaint. This action and the separate lawsuit that was filed on November 10, 2014 in the EDNY, remain pending.
In late 2014, the Monte dei Paschi di Siena Foundation ("Foundation") filed a lawsuit in the Civil Court of Milan, Italy seeking EUR 3 billion in damages jointly from Credit Suisse Securities (Europe) Limited ("CSSEL"), Banca Leonardo & Co S.p.A. and former members of the Foundation’s management committee. The lawsuit relates to the fairness opinions CSSEL and Banca Leonardo & Co S.p.A. delivered to the Foundation in connection with the EUR 9 billion acquisition of Banca Antonveneta S.p.A. by Banca Monte dei Paschi di Siena S.p.A. ("BMPS") in 2008. BMPS funded the acquisition by a EUR 5 billion rights offer and the issuance of unredeemable securities convertible into BMPS shares, in which the Foundation invested EUR 2.9 billion and EUR 490 million, respectively. The Foundation alleges that the fairness opinions were issued in the absence of key financial information. CSSEL believes that the claim lacks merit and is not supported by the available evidence. In November 2017, the Civil Court of Milan rejected the Foundation’s claims, ruling in favor of CSSEL. In January 2018, the Foundation filed an appeal against this ruling.
Several clients have claimed that a former relationship manager in Switzerland had exceeded his investment authority in the management of their portfolios, resulting in excessive concentrations of certain exposures and investment losses. Credit Suisse AG is investigating the claims, as well as transactions among the clients. Credit Suisse AG filed a criminal complaint against the former relationship manager with the Geneva Prosecutor’s Office upon which the prosecutor initiated a criminal investigation. Several clients of the former relationship manager also filed criminal complaints with the Geneva Prosecutor’s Office. On February 9, 2018, the former relationship manager was sentenced to five years in prison by the Geneva criminal court for fraud, forgery and criminal mismanagement and ordered to pay damages of approximately USD 130 million. Civil liability lawsuits were initiated on August 25, 2017 in the High Court of Singapore, the High Court of New Zealand and the Supreme Court of Bermuda against Credit Suisse AG and certain affiliates, based on the findings established in the criminal proceedings against the former relationship manager.
In connection with investigations by US and Swiss government authorities into the involvement of financial institutions in the alleged bribery and corruption surrounding the Fédération Internationale de Football Association ("FIFA"), Credit Suisse has received inquiries from these authorities regarding its banking relationships with certain individuals and entities associated with FIFA, including but not limited to certain persons and entities named and/or described in the May 20, 2015 indictment and the November 25, 2015 superseding indictment filed by the Eastern District of New York US Attorney’s Office. The US and Swiss authorities are investigating whether multiple financial institutions, including Credit Suisse, permitted the processing of suspicious or otherwise improper transactions, or failed to observe anti-money laundering laws and regulations, with respect to the accounts of certain persons and entities associated with FIFA. Credit Suisse is cooperating with the authorities on this matter.
Several clients have claimed that an external asset manager based in Geneva misappropriated funds, forged bank statements, transferred assets between client accounts at Credit Suisse as custodian to conceal losses and made investments without the authorization of those clients. Credit Suisse is investigating the claims. The Geneva Prosecutor’s Office initiated a criminal investigation against representatives of the external asset manager and two former Credit Suisse employees.
Credit Suisse, along with many financial institutions, has received inquiries from governmental and regulatory authorities concerning banking relationships between financial institutions, their clients and the Panama-based law firm of Mossack Fonseca. Credit Suisse has also received governmental and regulatory inquiries concerning cross-border services provided by Credit Suisse’s Switzerland-based Israel Desk. Credit Suisse is conducting a review of these issues and has been cooperating with the authorities.
Credit Suisse is responding to requests from regulatory and enforcement authorities related to Credit Suisse’s arrangement of loan financing to Mozambique state enterprises, Proindicus S.A. and Empresa Mocambiacana de Atum S.A. ("EMATUM"), a distribution to private investors of loan participation notes ("LPN") related to the EMATUM financing in September 2013, and Credit Suisse’s subsequent role in arranging the exchange of those LPNs for Eurobonds issued by the Republic of Mozambique. Credit Suisse is cooperating with the authorities on this matter.
Credit Suisse offices in various locations, including the UK, the Netherlands and France, have been contacted by regulatory and law enforcement authorities that are seeking records and information concerning investigations into our historical private banking services on a cross-border basis and in part through our local branches and banks. Credit Suisse has conducted a review of these issues and is cooperating with the authorities. Credit Suisse applies a strict zero tolerance policy on tax evasion. Currently, we cannot predict with any reasonable certainty the outcome of any of these investigations.
Credit Suisse has been responding to requests from certain governmental and regulatory authorities, including the DOJ and the US Securities and Exchange Commission, regarding Credit Suisse’s hiring practices in the Asia Pacific region and, in particular, whether Credit Suisse hired referrals from government agencies and other state-owned entities in exchange for investment banking business and/or regulatory approvals, in potential violation of the US Foreign Corrupt Practices Act and related civil statutes. Credit Suisse is cooperating with the authorities on this matter.
On December 22, 2017, Credit Suisse Group AG and certain current and former executives were named in a class action complaint filed in the SDNY on behalf of a putative class of purchasers of Credit Suisse AG American Depositary Receipts ("ADRs"), asserting claims for violations of Sections 10(b) and 20(a) of the US Securities Exchange Act of 1934 and Rule 10b-5 thereunder, alleging that defendants sanctioned increases to trading limits that ultimately led to write-downs in the fourth quarter of 2015 and the first quarter of 2016 and a decline in the market value of the ADRs.
On March 14, 2018, Credit Suisse Group AG and certain executives were named in a class action complaint filed in the SDNY on behalf of a putative class of purchasers of VelocityShares Daily Inverse VIX Short Term Exchange Traded Notes linked to the S&P 500 VIX Short-Term Futures Index due December 4, 2030 ("XIV ETNs"), asserting claims for violations of Sections 10(b) and 20(a) of the US Securities Exchange Act of 1934 and Rule 10b-5 thereunder, alleging that the defendants are responsible for losses to investors following a decline in the value of XIV ETNs on February 5, 2018. Separately, on March 15, 2018, Credit Suisse AG and Janus Index & Calculation Services LLC were named in a class action complaint filed in the SDNY on behalf of a putative class of purchasers of XIV ETNs, asserting claims for violations of Section 11 of the US Securities Act of 1933 and Section 10(b) of the US Securities Exchange Act of 1934 and Rule 10b-5 thereunder, alleging that the defendants are responsible for investors’ XIV ETN losses.
On August 21, 2014, the CBOT concluded that CSS LLC executed block trades in various Treasury futures contracts and did not report those trades to the Chicago Mercantile Exchange (the “Exchange”) within the applicable time limit following execution and further, reported many of these same block trades to the Exchange with inaccurate execution times. The CBOT also concluded that CSS LLC executed a block trade which did not meet the applicable minimum quantity requirement for a block trade. CSS LLC paid a fine of $120,000, but neither admitted nor denied the rule violation upon which the penalty is based.
On November 6, 2014, the CBOT concluded that CSS LLC exceeded speculative position limits of the CBOT. CSS LLC paid a fine of $98,623, but neither admitted nor denied the rule violation upon which the penalty is based.
On January 22, 2015, the CBOT concluded that CSS LLC operated an automated trading system (“ATS”) that malfunctioned and caused an excessive number of orders and cancel messages. CSS LLC paid a fine of $175,000, but neither admitted nor denied the rule violations upon which the penalty is based.
On March 22, 2016, the CFTC issued an Order against CSI filing and settling charges against CSI for exceeding the CFTC all-months speculative position limit for the Chicago Board of Trade ("CBOT") wheat futures contracts in 2009 and for false or misleading information reflecting certain inflated swap positions and thus inflated hedge exemptions for CBOT wheat futures contracts for CSS LLC, CSI, and other affiliates. A civil monetary penalty of $525,000 was imposed on CSI for the speculative position limit violation and a civil monetary penalty of $140,000 was imposed for the false statements charge.
JP Morgan
We may use a variety of clearing swap dealers with respect to the execution and clearing of transactions in swaps. We currently use JP Morgan Securities LLC (“JPMS”) as a clearing swap dealer. The principal business address for JPMS is 383 Madison Avenue, New York, NY 10179. JPMorgan Chase & Co. (the “Firm”), the ultimate parent company to JPMS, files annual reports and quarterly reports with the SEC in which it discloses material information about JPMS matters, including information about material litigation or regulatory investigations. Actions with respect to JPMS’s swap dealer business are publicly available on the website of the NFA (http://www.nfa.futures.org/). The information below concerning judicial, regulatory and arbitration proceedings involving JPMS is being provided in accordance with the disclosure requirements of the NFA. All such information has been derived from publicly available sources including the Firm’s annual report on Form 10-K for the fiscal year ended December 31, 2017 (which is available at https://www.jpmorgan.com). The references are provided for information purposes only, and neither such filings nor any other material at the above-mentioned websites is incorporated into, or forms a part of, this prospectus. We, our Manager, and Ellington take no responsibility for the accuracy or completeness of any information herein concerning the Firm or JPMS. Defined terms set forth in this section shall only apply to this section and shall not apply anywhere else in this prospectus or the registration statement of which this prospectus forms a part.
The Firm previously reported settlements with certain government authorities relating to its foreign exchange (“FX”) sales and trading activities and controls related to those activities. FX-related investigations and inquiries by government authorities, including competition authorities, are ongoing, and the Firm is cooperating with and working to resolve those matters. In May 2015, the Firm pleaded guilty to a single violation of federal antitrust law. In January 2017, the Firm was sentenced, with judgment entered thereafter. The Department of Labor has granted the Firm a five-year exemption of disqualification, effective upon expiration of a temporary one-year exemption previously granted, that allows the Firm and its affiliates to continue to rely on the Qualified Professional Asset Manager exemption under the Employee Retirement Income Security Act (“ERISA”). The Firm will need to reapply in due course for a further exemption to cover the remainder of the ten-year disqualification period. Separately, in February

2017 the South Africa Competition Commission referred its FX investigation of the Firm and other banks to the South Africa Competition Tribunal, which is conducting civil proceedings concerning that matter.
The Firm is also one of a number of foreign exchange dealers defending a class action filed in the United States District Court for the Southern District of New York by U.S.-based plaintiffs, principally alleging violations of federal antitrust laws based on an alleged conspiracy to manipulate foreign exchange rates (the “U.S. class action”). In January 2015, the Firm entered into a settlement agreement in the U.S. class action. Following this settlement, a number of additional putative class actions were filed seeking damages for persons who transacted FX futures and options on futures (the “exchanged-based actions”), consumers who purchased foreign currencies at allegedly inflated rates (the “consumer action”), participants or beneficiaries of qualified ERISA plans (the “ERISA actions”), and purported indirect purchasers of FX instruments (the “indirect purchaser action”). Since then, the Firm has entered into a revised settlement agreement to resolve the consolidated U.S. class action, including the exchange-based actions, and that agreement has been preliminarily approved by the Court. The District Court has dismissed one of the ERISA actions, and the plaintiffs have filed an appeal. The consumer action, a second ERISA action and the indirect purchaser action remain pending in the District Court.
JPMorgan Chase Bank, N.A. participated in, and was the Administrative Agent on behalf of a syndicate of lenders on, a $1.5 billion syndicated Term Loan facility (“Term Loan”) for General Motors Corporation (“GM”). In July 2009, in connection with the GM bankruptcy proceedings, the Official Committee of Unsecured Creditors of Motors Liquidation Company (“Creditors Committee”) filed a lawsuit against JPMorgan Chase Bank, N.A., in its individual capacity and as Administrative Agent for other lenders on the Term Loan, seeking to hold the underlying lien invalid based on the filing of a UCC-3 termination statement relating to the Term Loan. In January 2015, following several court proceedings, the United States Court of Appeals for the Second Circuit reversed the Bankruptcy Court’s dismissal of the Creditors Committee’s claim and remanded the case to the Bankruptcy Court with instructions to enter partial summary judgment for the Creditors Committee as to the termination statement. The proceedings in the Bankruptcy Court continue with respect to, among other things, additional defenses asserted by JPMorgan Chase Bank, N.A. and the value of additional collateral on the Term Loan that was unaffected by the filing of the termination statement at issue. In connection with that additional collateral, a trial in the Bankruptcy Court regarding the value of certain representative assets concluded in May 2017, and a ruling was issued in September 2017. The Bankruptcy Court found that 33 of the 40 representative assets are fixtures and that these fixtures generally should be valued on a “going concern” basis. The Creditors Committee is seeking leave to appeal the Bankruptcy Court’s ruling that the fixtures should be valued on a “going concern” basis rather than on a liquidation basis. In addition, certain Term Loan lenders filed cross-claims in the Bankruptcy Court against JPMorgan Chase Bank, N.A. seeking indemnification and asserting various claims. The parties are engaged in mediation concerning, among other things, the characterization and value of the remaining additional collateral, in light of the Bankruptcy Court’s ruling regarding the representative assets, as well as other issues, including the cross-claims.
The Firm is a defendant in an action in connection with its role as an independent administrator of an estate. The plaintiffs sought in excess of $7 million in compensatory damages, primarily relating to attorneys’ fees incurred by the plaintiffs. After a trial in probate court in Dallas, Texas that ended in September 2017, the jury returned a verdict against the Firm, awarding plaintiffs their full compensatory damages and multiple billions in punitive damages. Notwithstanding the jury verdict, in light of legal limitations on the availability of damages, certain of the plaintiffs moved for entry of judgment in the total amount of approximately $71 million, including punitive damages, while another plaintiff has not yet moved for judgment. The court has not yet entered a judgment in this matter. The parties are engaged in post-trial briefing.
A group of merchants and retail associations filed a series of class action complaints alleging that Visa and MasterCard, as well as certain banks, conspired to set the price of credit and debit card interchange fees and enacted respective rules in violation of antitrust laws. The parties settled the cases for a cash payment of $6.1 billion to the class plaintiffs (of which the Firm’s share is approximately 20%) and an amount equal to ten basis points of credit card interchange for a period of 8 months to be measured from a date within 60 days of the end of the opt-out period. The settlement also provided for modifications to each credit card network’s rules, including those that prohibit surcharging credit card transactions. In December 2013, the District Court granted final approval of the settlement.
A number of merchants appealed to the United States Court of Appeals for the Second Circuit, which, in June 2016, vacated the District Court’s certification of the class action and reversed the approval of the class settlement. In March 2017, the U.S. Supreme Court declined petitions seeking review of the decision of the Court of Appeals. The case has been remanded to the District Court for further proceedings consistent with the appellate decision.
In addition, certain merchants have filed individual actions raising similar allegations against Visa and MasterCard, as well as against the Firm and other banks, and those actions are proceeding.
JPMorgan Chase has received subpoenas and requests for documents and, in some cases, interviews, from federal and state agencies and entities, including the U.S. Commodity Futures Trading Commission (“CFTC”) and various state attorneys general, as well as the European Commission (“EC”), the Swiss Competition Commission (“ComCo”) and other regulatory authorities and banking associations around the world relating primarily to the process by which interest rates were submitted to the British Bankers Association (“BBA”) in connection with the setting of the BBA’s London Interbank Offered Rate (“LIBOR”) for various currencies, principally in 2007 and 2008. Some of the inquiries also relate to similar processes by which information on rates was submitted to the European Banking Federation (“EBF”) in connection with the setting of the EBF’s Euro Interbank Offered Rates (“EURIBOR”) and to the Japanese Bankers’ Association for the setting of Tokyo Interbank Offered Rates (“TIBOR”) during similar time periods, as well as processes for the setting of U.S. dollar ISDAFIX rates and other reference rates in various parts of the world during similar time periods, including through 2012. The Firm continues to cooperate with these ongoing investigations, and is currently engaged in discussions with the CFTC about resolving its U.S. dollar ISDAFIX-related investigation with respect to the Firm. There is no assurance that such discussions will result in a settlement. As previously reported, the Firm has resolved EC inquiries relating to Yen LIBOR and Swiss Franc LIBOR. In December 2016, the Firm resolved ComCo inquiries relating to these same rates. ComCo’s investigation relating to EURIBOR, to which the Firm and other banks are subject, continues. In December 2016, the EC issued a decision against the Firm and other banks finding an infringement of European antitrust rules relating to EURIBOR. The Firm has filed an appeal with the European General Court.
In addition, the Firm has been named as a defendant along with other banks in a series of individual and putative class actions filed in various United States District Courts. These actions have been filed, or consolidated for pre-trial purposes, in the United States District Court for the Southern District of New York. In these actions, plaintiffs make varying allegations that in various periods, starting in 2000 or later, defendants either individually or collectively manipulated various benchmark rates by submitting rates that were artificially low or high. Plaintiffs allege that they transacted in loans, derivatives or other financial instruments whose values are affected by changes in these rates and assert a variety of claims including antitrust claims seeking treble damages. These matters are in various stages of litigation.
The Firm has agreed to settle a putative class action related to Swiss franc LIBOR, and that settlement remains subject to final court approval.
In an action related to EURIBOR, the District Court dismissed all claims except a single antitrust claim and two common law claims, and dismissed all defendants except the Firm and Citibank.
In actions related to U.S. dollar LIBOR, the District Court dismissed certain claims, including antitrust claims brought by some plaintiffs whom the District Court found did not have standing to assert such claims, and permitted antitrust claims, claims under the Commodity Exchange Act and common law claims to proceed. The plaintiffs whose antitrust claims were dismissed for lack of standing have filed an appeal. In May 2017, plaintiffs in three putative class actions moved in the District Court for class certification, and the Firm and other defendants have opposed that motion. In January 2018, the District Court heard oral arguments on the class certification motions and reserved decision.
In an action related to the Singapore Interbank Offered Rate and the Singapore Swap Offer Rate, the District Court dismissed without prejudice all claims except a single antitrust claim, and dismissed without prejudice all defendants except the Firm, Bank of America and Citibank. The plaintiffs filed an amended complaint in September 2017, which the Firm and other defendants have moved to dismiss.
The Firm is one of the defendants in a number of putative class actions alleging that defendant banks and ICAP conspired to manipulate the U.S. dollar ISDAFIX rates. In April 2016, the Firm settled this litigation, along with certain other banks. Those settlements have been preliminarily approved by the Court.
The Firm and affiliates (together, “JPMC”), Bear Stearns and affiliates (together, “Bear Stearns”) and certain Washington Mutual affiliates (together, “Washington Mutual”) have been named as defendants in a number of cases in their various roles in offerings of MBS. The remaining civil cases include one investor action and actions for repurchase of mortgage loans. The Firm and certain of its current and former officers and Board members have also been sued in a shareholder derivative action relating to the Firm’s MBS activities, which remains pending.
With the exception of one remaining action, the Firm has resolved all of the individual actions brought against JPMC, Bear Stearns and Washington Mutual as MBS issuers (and, in some cases, also as underwriters of their own MBS offerings).
The Firm is defending a few actions brought by trustees and/or securities administrators of various MBS trusts on behalf of purchasers of securities issued by those trusts. These cases generally allege breaches of various representations and warranties regarding securitized loans and seek repurchase of those loans or equivalent monetary relief, as well as indemnification of attorneys’ fees and costs and other remedies. The trustees and/or securities administrators have accepted settlement offers on these MBS transactions, and these settlements are subject to court approval.
In addition, the Firm and a group of 21institutional MBS investors made a binding offer to the trustees of MBS issued by JPMC and Bear Stearns providing for the payment of $4.5 billion and the implementation of certain servicing changes by JPMC, to resolve all repurchase and servicing claims that have been asserted or could have been asserted with respect to 330 MBS trusts created between 2005 and 2008. The offer does not resolve claims relating to Washington Mutual MBS. The trustees (or separate and successor trustees) for this group of 330 trusts have accepted the settlement for 319 trusts in whole or in part and excluded from the settlement 16 trusts in whole or in part. The trustees’ acceptance received final approval from the court and the Firm paid the settlement in December 2017.
Additional actions have been filed against third-party trustees that relate to loan repurchase and servicing claims involving trusts sponsored by JPMC, Bear Stearns and Washington Mutual.
In actions against the Firm involving offerings of MBS issued by the Firm, the Firm has contractual rights to indemnification from sellers of mortgage loans that were securitized in such offerings. However, certain of those indemnity rights may prove effectively unenforceable in various situations, such as where the loan sellers are now defunct.
The Firm has entered into agreements with a number of MBS trustees or entities that purchased MBS that toll applicable statute of limitations periods with respect to their claims, and has settled, and in the future may settle, tolled claims. There is no assurance that the Firm will not be named as a defendant in additional MBS-related litigation.
A shareholder derivative action against the Firm, as nominal defendant, and certain of its current and former officers and members of its Board of Directors relating to the Firm’s MBS activities was filed in California federal court in 2013. In June 2017, the court granted defendants’ motion to dismiss the cause of action that alleged material misrepresentations and omissions in the Firm’s proxy statement, found that the court did not have personal jurisdiction over the individual defendants with respect to the remaining causes of action, and transferred that remaining portion of the case to the United States District Court for the Southern District of New York without ruling on the merits. The motion by the defendants to dismiss is pending.
Several civil actions were commenced in New York and Alabama courts against the Firm relating to certain Jefferson County, Alabama (the “County”) warrant underwritings and swap transactions. The claims in the civil actions generally alleged that the Firm made payments to certain third parties in exchange for being chosen to underwrite more than $3.0 billion in warrants issued by the County and to act as the counterparty for certain swaps executed by the County. The County filed for bankruptcy in November 2011. In June 2013, the County filed a Chapter 9 Plan of Adjustment, as amended (the “Plan of Adjustment”), which provided that all the above-described actions against the Firm would be released and dismissed with prejudice. In November 2013, the Bankruptcy Court confirmed the Plan of Adjustment, and in December 2013, certain sewer rate payers filed an appeal challenging the confirmation of the Plan of Adjustment. All conditions to the Plan of Adjustment’s effectiveness, including the dismissal of the actions against the Firm, were satisfied or waived and the transactions contemplated by the Plan of Adjustment occurred in December 2013. Accordingly, all the above-described actions against the Firm have been dismissed pursuant to the terms of the Plan of Adjustment. The appeal of the Bankruptcy Court’s order confirming the Plan of Adjustment remains pending.
JPMorgan Chase and certain of its affiliates, including One Equity Partners (“OEP”), were named as defendants in several actions filed in connection with the receivership and bankruptcy proceedings pertaining to Thomas J. Petters and certain affiliated entities (collectively, “Petters”) and the Polaroid Corporation. The principal actions against JPMorgan Chase and its affiliates were brought by a court-appointed receiver for Petters and the trustees in bankruptcy proceedings for three Petters entities. These actions generally sought to avoid certain putative transfers in connection with (i) the 2005 acquisition by Petters of Polaroid, which at the time was majority-owned by OEP; (ii) two credit facilities that JPMorgan Chase and other financial institutions entered into with Polaroid; and (iii) a credit line and investment accounts held by Petters. In January 2017, the Court substantially denied the defendants’ motion to dismiss an amended complaint filed by the plaintiffs. In October 2017, JPMorgan Chase and its affiliates reached an agreement in principle to settle the litigation brought by the Petters bankruptcy trustees, or their successors, and the receiver for Thomas J. Petters. The settlement is subject to final documentation and Court approval.
Since 2012, the French criminal authorities have been investigating a series of transactions entered into by senior managers of Wendel Investissement (“Wendel”) during the period from 2004 through 2007 to restructure their shareholdings in Wendel. JPMorgan Chase Bank, N.A., Paris branch provided financing for the transactions to a number of managers of Wendel in 2007. JPMorgan Chase has cooperated with the investigation. The investigating judges issued an ordonnance de renvoi in November 2016, referring JPMorgan Chase Bank, N.A. to the French tribunal correctionnel for alleged complicity in tax fraud. No date for trial has been set by the court. The Firm has been successful in legal challenges made to the Court of Cassation, France’s highest court, with respect to the criminal proceedings. In January 2018, the Paris Court of Appeal issued a decision cancelling the mise en examen of JPMorgan Chase Bank, N.A. The Firm is requesting clarification from the Court of Cassation concerning the Court of Appeal’s decision before seeking direction on next steps in the criminal proceedings. In addition, a number of the managers have commenced civil proceedings against JPMorgan Chase Bank, N.A. The claims are separate, involve different allegations and are at various stages of proceedings.
On October 16, 2013, the CFTC issued an Order against JPMC, bringing and settling charges for employing a manipulative device in connection with the JPMC’s trading of certain credit default swaps ("CDS"), in violation of the new Dodd-Frank prohibition against manipulative conduct. JPMC admitted the specified factual findings in the Order including that its traders acted recklessly, and was directed, among other things, to pay a $100 million civil monetary penalty.

On July 29, 2014, the CFTC issued an Order filing and settling charges against J.P. Morgan Securities LLC (“JPMS”), a wholly-owned subsidiary of the Firm for submitting inaccurate reports to the CFTC relating to the required reporting of positions held by certain large traders whose accounts are carried by JPMS. The order required JPMS to pay a $650,000 penalty.
On November 12, 2014, the CFTC issued an Order against JPMC filing and settling charges against JPMC for attempted manipulation of, and for aiding and abetting other banks’ attempts to manipulate, global foreign exchange (FX) benchmark rates to benefit the positions of certain traders. A civil monetary penalty of $310 million was imposed on JPMC.
On December 18, 2015, the CFTC issued an Order against JPMC filing and settling charges against JMCB for failing to disclose certain conflicts of interest to clients of its U.S.-based wealth management business, J.P. Morgan Private Bank. A civil monetary penalty of $40 million was imposed on JPMC, and JPMC was ordered to pay disgorgement in the amount of $60 million.
On March 23, 2016, the CFTC issued an Order filing and settling charges against JPMorgan Ventures Energy Corp. ("JPMVE") and JPMC for failing to comply with their obligations to submit accurate large trader reports for physical commodity swap positions. A civil monetary penalty of $225,000 was imposed on JPMVE and JPMCB jointly and severally.
On January 11, 2017, the CFTC issued an Order filing and settling charges against JPMS for failing to diligently supervise its officers’, employees’, and agents’ processing of exchange and clearing fees it charged customers for trading and clearing Chicago Mercantile Exchange, Inc. ("CME") products and products from certain other exchanges during 2010 to 2014. A civil monetary penalty of $900,000 was imposed on JPMS.
Bank of America
We may use a variety of clearing swap dealers with respect to the execution and clearing of transactions in swaps. We currently use Bank of America NA as a clearing swap dealer ("BANA"). The principal business address for BANA is 100 N. Tryon Street, Charlotte, NC 28255. Bank of America Corporation (the “Corporation”), the ultimate parent company to BANA, files annual reports and quarterly reports with the SEC in which it discloses material information about BANA matters, including information about material litigation or regulatory investigations. Actions with respect to BANA’s swap dealer business are publicly available on the website of the NFA (http://www.nfa.futures.org/). The information below concerning judicial, regulatory and arbitration proceedings involving BANA is being provided in accordance with the disclosure requirements of the NFA. All such information has been derived from publicly available sources including the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2017 (which is available at https://www.bankofamerica.com). The references are provided for information purposes only, and neither such filings nor any other material at the above-mentioned websites is incorporated into, or forms a part of, this prospectus. We, our Manager, and Ellington take no responsibility for the accuracy or completeness of any information herein concerning the Corporation or BANA. Defined terms set forth in this section shall only apply to this section and shall not apply anywhere else in this prospectus or the registration statement of which this prospectus forms a part.
Ambac Assurance Corporation and the Segregated Account of Ambac Assurance Corporation (together, "Ambac") have filed five separate lawsuits against the Corporation and its subsidiaries relating to bond insurance policies Ambac provided on certain securitized pools of HELOCs, first-lien subprime home equity loans, fixed-rate second-lien mortgage loans and negative amortization pay option adjustable-rate mortgage loans. Ambac alleges that they have paid or will pay claims as a result of defaults in the underlying loans and assert that the defendants misrepresented the characteristics of the underlying loans and/or breached certain contractual representations and warranties regarding the underwriting and servicing of the loans. In those actions where the Corporation is named as a defendant, Ambac contends the Corporation is liable on various successor and vicarious liability theories.
The Corporation, Countrywide and other Countrywide entities are named as defendants in an action filed on September 29, 2010 in New York Supreme Court. Ambac asserts claims for fraudulent inducement as well as breach of contract and seeks damages in excess of $2.2 billion, plus unspecified punitive damages.
On May 16, 2017, the First Department issued its decision on the parties’ cross-appeals of the trial court’s October 22, 2015 summary judgment rulings. Among other things, the First Department reversed on the applicability of New York insurance law to Ambac’s common-law fraud claim, ruling that Ambac must prove all of the elements of its fraudulent inducement claim, including justifiable reliance and loss causation; reversed as to Ambac’s remedy for its breach of contract claims, finding that Ambac’s sole remedy is the repurchase protocol of cure, repurchases or substitution of any materially defective loan; affirmed the trial court’s ruling that Ambac’s compensatory damages claim was an impermissible request for rescissory damages; reversed the dismissal of Ambac’s claim for reimbursement of claims payments, but affirmed the dismissal of Ambac’s claim for reimbursements of attorneys’ fees; and reversed as to the meaning of specific representations and warranties, ruling that disputed issues of fact precluded summary judgment. On July 25, 2017, the First Department granted Ambac’s motion for leave to appeal to the Court of Appeals. That appeal is pending.
On December 30, 2014, Ambac filed a complaint in New York Supreme Court against the same defendants, claiming fraudulent inducement against Countrywide, and successor and vicarious liability against the Corporation. Ambac claims damages in excess of $600 million plus punitive damages. On December 19, 2016, the Court granted in part and denied in part Countrywide’s motion to dismiss the complaint.

On December 30, 2014, Ambac filed an action in Wisconsin state court against Countrywide. The complaint seeks damages in excess of $350 million plus punitive damages. Countrywide has challenged the Wisconsin courts’ jurisdiction over it. Following a ruling by the lower court that jurisdiction did not exist, the Wisconsin Court of Appeals reversed. On June 30, 2017, the Wisconsin Supreme Court reversed the decision of the Wisconsin Court of Appeals and held that Countrywide did not consent to the jurisdiction of the Wisconsin courts and remanded the case to the Court of Appeals for further consideration of whether specific jurisdiction exists. On December 14, 2017, the Wisconsin Court of Appeals ruled that specific jurisdiction over Countrywide does not exist for this matter. On January 16, 2018, Ambac asked the Wisconsin Supreme Court to review the decision of the Court of Appeals.
On July 21, 2015, Ambac filed an action in New York Supreme Court against Countrywide asserting the same claims for fraudulent inducement that Ambac asserted in Ambac v. Countrywide III. Ambac simultaneously moved to stay the action pending resolution of its appeal in Ambac v. Countrywide III. Countrywide moved to dismiss the complaint. On September 20, 2016, the Court granted Ambac’s motion to stay the action pending resolution of Ambac v. Countrywide III.
On April 16, 2012, Ambac filed an action against BANA, First Franklin and various Merrill Lynch entities, including Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in New York Supreme Court relating to guaranty insurance Ambac provided on a First Franklin securitization sponsored by Merrill Lynch. The complaint alleges fraudulent inducement and breach of contract, including breach of contract claims against BANA based upon its servicing of the loans in the securitization. The complaint alleges that Ambac has paid hundreds of millions of dollars in claims and has accrued and continues to accrue tens of millions of dollars in additional claims. Ambac seeks as damages the total claims it has paid and its projected future claims payment obligations, as well as specific performance of defendants’ contractual repurchase obligations.
On January 10, 2012, a putative consumer class action was filed in U.S. District Court for the District of Columbia against Visa, Inc., MasterCard, Inc. and several financial institutions, including the Corporation and BANA alleging that surcharges paid at financial institution ATMs are artificially inflated by Visa and MasterCard rules and regulations. The network rules are alleged to be the product of a conspiracy between Visa, MasterCard and financial institutions in violation of Section 1 of the Sherman Act. Plaintiffs seek compensatory and treble damages and injunctive relief.
On February 13, 2013, the District Court granted defendants’ motion to dismiss. On August 4, 2015, the U.S. Court of Appeals for the District of Columbia Circuit vacated the District Court’s decision and remanded the case to the District Court, where proceedings have resumed.
On January 9, 2017, the FDIC filed suit against BANA in U.S. District Court for the District of Columbia alleging failure to pay a December 15, 2016 invoice for additional deposit insurance assessments and interest in the amount of $542 million for the quarters ending June 30, 2013 through December 31, 2014. On April 7, 2017, the FDIC amended its complaint to add a claim for additional deposit insurance and interest in the amount of $583 million for the quarters ending March 31, 2012 through March 31, 2013. The FDIC asserts these claims based on BANA’s alleged underreporting of counterparty exposures that resulted in underpayment of assessments for those quarters. BANA disagrees with the FDIC’s interpretation of the regulations as they existed during the relevant time period and is defending itself against the FDIC’s claims. Pending final resolution, BANA has pledged security satisfactory to the FDIC related to the disputed additional assessment amounts.
In 2005, a group of merchants filed a series of putative class actions and individual actions directed at interchange fees associated with Visa and MasterCard payment card transactions. These actions, which were consolidated in the U.S. District Court for the Eastern District of New York under the caption In re Payment Card Interchange Fee and Merchant Discount Anti-Trust Litigation ("Interchange"), named Visa, MasterCard and several banks and bank holding companies, including the Corporation, as defendants. Plaintiffs allege that defendants conspired to fix the level of default interchange rates and that certain rules of Visa and MasterCard were unreasonable restraints of trade. Plaintiffs sought compensatory and treble damages and injunctive relief.
On October 19, 2012, defendants reached a proposed settlement that would have provided for, among other things, (i) payments by defendants to the class and individual plaintiffs totaling approximately $6.6 billion, allocated to each defendant based upon various loss-sharing agreements; (ii) distribution to class merchants of an amount equal to 10 basis points (bps) of default interchange across all Visa and MasterCard credit card transactions; and (iii) modifications to certain Visa and MasterCard rules. Although the District Court approved the class settlement agreement, the U.S. Court of Appeals for the Second Circuit reversed the decision on appeal. The Interchange class case was remanded to the District Court, where proceedings have resumed.
In addition to the class actions, a number of merchants filed individual actions against the defendants. The Corporation was named as a defendant in one such individual action. In addition, a number of individual actions were filed that do not name the Corporation as a defendant. As a result of various loss-sharing agreements, however, the Corporation remains liable for any settlement or judgment in these individual suits where it is not named as a defendant.
Government authorities in the U.S. and various international jurisdictions continue to conduct investigations, to make inquiries of, and to pursue proceedings against, a significant number of FX market participants, including the Corporation, regarding FX market participants’ conduct and systems and controls. Government authorities also continue to conduct investigations concerning conduct and systems and controls of panel banks in connection with the setting of other reference rates as well as the trading of government, sovereign, supranational and agency bonds. The Corporation is responding to and cooperating with these proceedings and investigations.
In addition, the Corporation, BANA and certain Merrill Lynch entities have been named as defendants along with most of the other LIBOR panel banks in a number of individual and putative class actions by persons alleging they sustained losses on U.S. dollar LIBOR-based financial instruments as a result of collusion or manipulation by defendants regarding the setting of U.S. dollar LIBOR. Plaintiffs assert a variety of claims, including antitrust, Commodity Exchange Act ("CEA"), Racketeer Influenced and Corrupt Organizations ("RICO"), Securities Exchange Act of 1934 ("Exchange Act"), common law fraud and breach of contract claims, and seek compensatory, treble and punitive damages, and injunctive relief. All cases naming the Corporation and its affiliates relating to U.S. dollar LIBOR have been consolidated for pre-trial purposes in the U.S. District Court for the Southern District of New York.
In a series of rulings beginning in March 2013, the District Court dismissed antitrust, RICO, Exchange Act and certain state law claims, dismissed all manipulation claims based on alleged trader conduct as to the Corporation and BANA, and substantially limited the scope of CEA and various other claims. On May 23, 2016, the U.S. Court of Appeals for the Second Circuit reversed the District Court’s dismissal of the antitrust claims and remanded for further proceedings in the District Court, and on December 20, 2016, the District Court again dismissed certain plaintiffs’ antitrust claims in their entirety and substantially limited the scope of the remaining antitrust claims.
Certain antitrust, CEA and state law claims remain pending in the District Court against the Corporation, BANA and certain Merrill Lynch entities, and the Court is continuing to consider motions regarding them. Plaintiffs whose antitrust, Exchange Act and/or state law claims were previously dismissed by the District Court are pursuing appeals in the Second Circuit.
In addition, the Corporation, BANA and MLPF&S were named as defendants along with other FX market participants in a putative class action filed in the U.S. District Court for the Southern District of New York, in which plaintiffs allege that they sustained losses as a result of the defendants’ alleged conspiracy to manipulate the prices of over-the-counter FX transactions and FX transactions on an exchange. Plaintiffs assert antitrust claims and claims for violations of the CEA and seek compensatory and treble damages, as well as declaratory and injunctive relief. On October 1, 2015, the Corporation, BANA and MLPF&S executed a final settlement agreement, in which they agreed to pay $187.5 million to settle the litigation. The settlement is subject to final District Court approval.
The Corporation and its affiliates, Countrywide entities and their affiliates, and Merrill Lynch entities and their affiliates have been named as defendants in cases relating to their various roles in MBS offerings and, in certain instances, have received claims for contractual indemnification related to the MBS securities actions. Plaintiffs in these cases generally sought unspecified compensatory and/or rescissory damages, unspecified costs and legal fees and generally alleged false and misleading statements. The indemnification claims include claims from underwriters of MBS that were issued by these entities, and from underwriters and issuers of MBS backed by loans originated by these entities.
On August 29, 2011, U.S. Bank, National Association ("U.S. Bank"), as trustee for the HarborView Mortgage Loan Trust 2005-10 (the "Trust"), a mortgage pool backed by loans originated by Countrywide Home Loans, Inc. ("CHL"), filed a complaint in New York Supreme Court, in a case entitled U.S. Bank National Association, as Trustee for HarborView Mortgage Loan Trust, Series 2005-10 v. Countrywide Home Loans, Inc. (dba Bank of America Home Loans), Bank of America Corporation, Countrywide Financial Corporation, Bank of America, N.A. and NB Holdings Corporation, alleging breaches of representations and warranties. This litigation has been stayed since March 23, 2017, pending finalization of the settlement discussed below.
On December 5, 2016, the defendants and certain certificate-holders in the Trust agreed to settle the litigation in an amount not material to the Corporation, subject to acceptance by U.S. Bank. U.S. Bank has initiated a trust instruction proceeding in Minnesota state court relating to the proposed settlement, and that proceeding is ongoing.
On August 29, 2014 and September 2, 2014, U.S. Bank, solely in its capacity as Trustee for seven securitization trusts (the "Trusts"), served seven summonses with notice commencing actions against First Franklin Financial Corporation, Merrill Lynch Mortgage Lending, Inc., Merrill Lynch Mortgage Investors, Inc. ("MLMI") and Ownit Mortgage Solutions Inc. in New York Supreme Court. The summonses advance breach of contract claims alleging that defendants breached representations and warranties related to loans securitized in the Trusts. The summonses allege that defendants failed to repurchase breaching mortgage loans from the Trusts, and seek specific performance of defendants’ alleged obligation to repurchase breaching loans, declaratory judgment, compensatory, rescissory and other damages, and indemnity.
On February 25, 2015 and March 11, 2015, U.S. Bank served complaints regarding four of the seven Trusts. On December 7, 2015, the Court granted in part and denied in part defendants’ motion to dismiss the complaints. The Court dismissed claims for breach of representations and warranties against MLMI, dismissed U.S. Bank’s claims for indemnity and attorneys’ fees, and deferred a ruling regarding defendants’ alleged failure to provide notice of alleged representations and warranties breaches, but upheld the complaints in all other respects. On December 28, 2016, U.S. Bank filed a complaint with respect to a fifth Trust.

Morgan Stanley
We may use a variety of clearing swap dealers with respect to the execution and clearing of transactions in swaps. We currently use Morgan Stanley & Co. LLC as a clearing swap dealer ("MS"). The principal business address for MS is 1585 Broadway, New York, NY 10036. Morgan Stanley (the "MS Firm”), the ultimate parent company to MS, files annual reports and quarterly reports with the SEC in which it discloses material information about MS matters, including information about material litigation or regulatory investigations. Actions with respect to MS’s swap dealer business are publicly available on the website of the NFA (http://www.nfa.futures.org/). The information below concerning judicial, regulatory and arbitration proceedings involving MS is being provided in accordance with the disclosure requirements of the NFA. All such information has been derived from publicly available sources including the MS Firm’s annual report on Form 10-K for the fiscal year ended December 31, 2017 (which is available at https://www.morganstanley.com). The references are provided for information purposes only, and neither such filings nor any other material at the above-mentioned websites is incorporated into, or forms a part of, this prospectus. We, our Manager, and Ellington take no responsibility for the accuracy or completeness of any information herein concerning the MS Firm or MS. Defined terms set forth in this section shall only apply to this section and shall not apply anywhere else in this prospectus or the registration statement of which this prospectus forms a part.
On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against the MS Firm, styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., which is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY”). The complaint relates to a $275 million CDS referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that the MS Firm misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that the MS Firm knew that the assets backing the CDO were of poor quality when it entered into the CDS with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the CDS, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, fees and costs. On February 28, 2011, the court denied the MS Firm’s motion to dismiss the complaint. Based on currently available information, the MS Firm believes it could incur a loss in this action of up to approximately $240 million plus pre- and post-judgment interest, fees and costs.
On May 3, 2013, plaintiffs in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. filed a complaint against the MS Firm, certain affiliates, and other defendants in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the MS Firm to plaintiff was approximately $634 million. The complaint alleges causes of action against the MS Firm for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On June 10, 2014, the court granted in part and denied in part the MS Firm’s motion to dismiss the complaint. On June 20, 2017 the Appellate Division affirmed the lower court’s June 10, 2014 order. On October 3, 2017, the Appellate Division denied the MS Firm’s motion for leave to appeal to the New York Court of Appeals. At December 25, 2017, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $215 million, and the certificates had incurred actual losses of approximately $88 million. Based on currently available information, the MS Firm believes it could incur a loss in this action up to the difference between the $215 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the MS Firm, or upon sale, plus pre- and post-judgment interest, fees and costs. The MS Firm may be entitled to be indemnified for some of these losses.
On July 8, 2013, U.S. Bank National Association, in its capacity as trustee, filed a complaint against the MS Firm styled U.S. Bank National Association, solely in its capacity as Trustee of the Morgan Stanley Mortgage Loan Trust 2007-2AX (MSM 2007-2AX) v. Morgan Stanley Mortgage Capital Holdings LLC, Successor-by-Merger to Morgan Stanley Mortgage Capital Inc. and GreenPoint Mortgage Funding, Inc., pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $650 million, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages and interest. On August 22, 2013, the MS Firm filed a motion to dismiss the complaint, which was granted in part and denied in part on November 24, 2014. Based on currently available information, the MS Firm believes that it could incur a loss in this action of up to approximately $240 million, the total original unpaid balance of the mortgage loans for which the MS Firm received repurchase demands that it did not repurchase, plus pre- and post-judgment interest, fees and costs, but plaintiff is seeking to expand the number of loans at issue and the possible range of loss could increase.
On December 30, 2013, Wilmington Trust Company, in its capacity as trustee for Morgan Stanley Mortgage Loan Trust 2007-12, filed a complaint against the MS Firm styled Wilmington Trust Company v. MorganStanley Mortgage Capital Holdings LLC et al., pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $516 million, breached various representations and warranties. The complaint seeks, among other relief, unspecified damages, attorneys’ fees, interest and costs. On February 28, 2014, the defendants filed a motion to dismiss the complaint, which was granted in part and denied in part on June 14,

2016. On July 11, 2017, the Appellate Division affirmed in part and reversed in part the trial court’s order that granted in part the MS Firm’s motion to dismiss. On September 26, 2017, the Appellate Division denied plaintiff’s motion for leave to appeal to the New York Court of Appeals. Based on currently available information, the MS Firm believes that it could incur a loss in this action of up to approximately $152 million, the total original unpaid balance of the mortgage loans for which the MS Firm received repurchase demands that it did not repurchase, plus attorney’s fees, costs and interest, but plaintiff is seeking to expand the number of loans at issue and the possible range of loss could increase.
On April 28, 2014, Deutsche Bank National Trust Company, in its capacity as trustee for Morgan Stanley Structured Trust I 2007-1, filed a complaint against the MS Firm styled Deutsche Bank National Trust Company v. Morgan Stanley Mortgage Capital Holdings LLC, pending in the United States District Court for the Southern District of New York (“SDNY”). The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $735 million, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified compensatory and/or rescissory damages, interest and costs. On April 3, 2015, the court granted in part and denied in part the MS Firm’s motion to dismiss the complaint. On January 10, 2018, the court reinstated plaintiff’s breach of contract claim based on failure to notify, which had been dismissed in its April 3, 2015 order. On January 24, 2018, the court denied the MS Firm’s motion for summary judgment. On February 5, 2018, the MS Firm filed a motion for judgment on the pleadings and a renewed motion for summary judgment. Based on currently available information, the MS Firm believes that it could incur a loss in this action of up to approximately $292 million, the total original unpaid balance of the mortgage loans for which the MS Firm received repurchase demands that it did not repurchase, plus pre- and post-judgment interest, fees and costs, but plaintiff is seeking to expand the number of loans at issue and the possible range of loss could increase.
On September 19, 2014, Financial Guaranty Insurance Company (“FGIC”) filed a complaint against the MS Firm in the Supreme Court of NY, styled Financial Guaranty Insurance Company v. Morgan Stanley ABS Capital I Inc. et al. relating to a securitization issued by Basket of Aggregated Residential NIMS 2007-1 Ltd. The complaint asserts claims for breach of contract and alleges, among other things, that the net interest margin securities (“NIMS”) in the trust breached various representations and warranties. FGIC issued a financial guaranty policy with respect to certain notes that had an original balance of approximately $475 million. The complaint seeks, among other relief, specific performance of the NIMS breach remedy procedures in the transaction documents, unspecified damages, reimbursement of certain payments made pursuant to the transaction documents, attorneys’ fees and interest. On November 24, 2014, the MS Firm filed a motion to dismiss the complaint, which the court denied on January 19, 2017. On February 24, 2017, the MS Firm filed a notice of appeal of the denial of its motion to dismiss the complaint and perfected its appeal on November 22, 2017. Based on currently available information, the MS Firm believes that it could incur a loss in this action of up to approximately $126 million, the unpaid balance of these notes, plus pre- and post-judgment interest, fees and costs, as well as claim payments that FGIC has made and will make in the future.
On September 23, 2014, FGIC filed a complaint against the MS Firm in the Supreme Court of NY styled Financial Guaranty Insurance Company v. Morgan Stanley ABS Capital I Inc. et al. relating to the Morgan Stanley ABS Capital I Inc. Trust 2007-NC4. The complaint asserts claims for breach of contract and fraudulent inducement and alleges, among other things, that the loans in the trust breached various representations and warranties and defendants made untrue statements and material omissions to induce FGIC to issue a financial guaranty policy on certain classes of certificates that had an original balance of approximately $876 million. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, compensatory, consequential and punitive damages, attorneys’ fees and interest. On January 23, 2017, the court denied the MS Firm’s motion to dismiss the complaint. On February 24, 2017, the MS Firm filed a notice of appeal of the court’s order and perfected its appeal on November 22, 2017. Based on currently available information, the MS Firm believes that it could incur a loss in this action of up to approximately $277 million, the total original unpaid balance of the mortgage loans for which the MS Firm received repurchase demands from a certificate holder and FGIC that the MS Firm did not repurchase, plus pre- and post-judgment interest, fees and costs, as well as claim payments that FGIC has made and will make in the future. In addition, plaintiff is seeking to expand the number of loans at issue and the possible range of loss could increase.
On January 23, 2015, Deutsche Bank National Trust Company, in its capacity as trustee, filed a complaint against the MS Firm styled Deutsche Bank National Trust Company solely in its capacity as Trustee of the Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 v. Morgan Stanley Mortgage Capital Holdings LLC as Successor-by-Merger to Morgan Stanley Mortgage Capital Inc., and Morgan Stanley ABS Capital I Inc., pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $1.05 billion, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, compensatory, consequential, rescissory, equitable and punitive damages, attorneys’ fees, costs and other related expenses, and interest. On December 11, 2015, the court granted in part and denied in part the MS Firm’s motion to dismiss the complaint. On February 11, 2016, plaintiff filed a notice of appeal of that order, and the appeal was fully briefed on August 19, 2016. Based on currently available information, the MS Firm believes that it could incur a loss in this action of up to approximately $277 million, the total original unpaid balance of the mortgage loans for which the MS Firm received repurchase demands from a certificate holder and a monoline insurer that the MS Firm did not repurchase, plus pre- and post-judgment interest, fees and costs, but plaintiff is seeking to expand the number of loans at issue and the possible range of loss could increase.
In matters styled Case number 15/3637 and Case number 15/4353, the Dutch Tax Authority (“Dutch Authority”) is challenging, in the District Court in Amsterdam, the prior set-off by the MS Firm of approximately €124 million (approximately $149 million) plus accrued interest of withholding tax credits against the MS Firm’s corporation tax liabilities for the tax years 2007 to 2013. The Dutch Authority alleges that the MS Firm was not entitled to receive the withholding tax credits on the basis, inter alia, that a MS Firm subsidiary did not hold legal title to certain securities subject to withholding tax on the relevant dates. The Dutch Authority has also alleged that the MS Firm failed to provide certain information to the Dutch Authority and keep adequate books and records. A hearing took place in this matter on September 19, 2017. Based on currently available information, the MS Firm believes that it could incur a loss in this action of up to approximately €124 million (approximately $149 million) plus accrued interest.
On March 24, 2014, the CFTC issued an order to Morgan Stanley Capital Group Inc. ("MSCGI") under which MSCGI agreed to pay a $200,000 civil monetary penalty to settle CFTC charges that it exceeded speculative position limits in soybean meal futures contracts trading on the CBOT.
On March 27, 2014, the CFTC issued an Order against Morgan Stanley Smith Barney, LLC ("MSSB") filing and settling charges against MSSB for violating CFTC rules governing secured funds of foreign futures and option customers, commingling customer and firm funds, failing to prepare accurate daily computations of its segregated and secured funds, failing to properly title account statements for four customer segregated accounts, and failing to diligently supervise its employees handling of matters related to its business as a CFTC registrant. A civil monetary penalty of $490,000 was imposed on MSSB.
On September 15, 2014, the CFTC issued an Order against MSSB filing and settling charges against MSSB for improper supervision and records violations. A civil monetary penalty of $280,000 was imposed on MSSB.
On August 6, 2015, the CFTC issued an Order requiring MS to pay a $300,000 civil monetary penalty for failing to hold sufficient U.S. Dollars in segregated accounts in the United States to meet all of its U.S. Dollar obligations to cleared swaps customers.
On June 10, 2016, the CBOT concluded that MS violated certain CBOT rules related to automated trading systems. MS paid a fine of $92,500, but neither admitted nor denied the rule violations upon which the penalty is based.
On June 28, 2016, the CBOE Futures Exchange issued an Order against MS and an employee of MS concluding that the employee of MS placed option orders that caused an imbalance in violation of CFE rules. MS and the employee paid a fine of $400,000 and disgorgement of $152,664, but neither admitted nor denied the rule violations upon which the penalty is based.
On September 28, 2017, the CFTC issued an Order against MS filing and settling charges against MS for failing to diligently supervise the reconciliation of exchange and clearing fees with the amounts it ultimately charged customers for certain transactions on the CME Group, ICE Futures US, and other exchanges. A civil monetary penalty of $500,000 was imposed on MS.
On November 2, 2017, the CFTC issued an Order against Morgan Stanley and Co. Incorporated ("MS&CI") filing and settling charges against MS for non-compliance with applicable rules governing Part 17 Large Trader reports to the CFTC. A civil monetary penalty of $350,000 was imposed on MS&CI.
RBC
We may use a variety of clearing swap dealers with respect to the execution and clearing of transactions in swaps. We currently use RBC Capital Markets, LLC as a clearing swap dealer ("RBC"). The principal business address for RBC is 200 Bay Street, Royal Bank Plaza, Toronto, Ontario, Canada, M5J 2J5. Royal Bank of Canada, the ultimate parent company to RBC, files annual reports and quarterly reports with the SEC in which it discloses material information about RBC matters, including information about material litigation or regulatory investigations. Actions with respect to RBC’s swap dealer business are publicly available on the website of the NFA (http://www.nfa.futures.org/). The information below concerning judicial, regulatory and arbitration proceedings involving RBC is being provided in accordance with the disclosure requirements of the NFA. All such information has been derived from publicly available sources including the Bank’s annual report on Form 40-F for the fiscal year ended October 31, 2017 (which is available at https://www.rbc.com). The references are provided for information purposes only, and neither such filings nor any other material at the above-mentioned websites is incorporated into, or forms a part of, this prospectus. We, our Manager, and Ellington take no responsibility for the accuracy or completeness of any information herein concerning RBC or Royal Bank of Canada. Defined terms set forth in this section shall only apply to this section and shall not apply anywhere else in this prospectus or the registration statement of which this prospectus forms a part.
Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate ("LIBOR"). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On December 20, 2016, the U.S. District Court for the Southern District of New York dismissed a substantial portion of the consolidated LIBOR class action on jurisdictional grounds and lack of standing. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.
On April 13, 2015, a French investigating judge notified Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas) of the issuance of an ordonnance de renvoi referring RBC Bahamas and other unrelated persons to the French tribunal correctionnel to face the charge of complicity in estate tax fraud relating to actions taken relating to a trust for which RBC Bahamas serves as trustee. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. On January 12, 2017, the French court acquitted all parties including RBC Bahamas. The French prosecutor’s office has appealed. The appeal is currently scheduled to be heard commencing on March 2, 2018.
On October 28, 2016, Royal Bank of Canada was granted an exemption by the U.S. Department of Labor that will allow Royal Bank of Canada and its current and future affiliates to continue to qualify for the Qualified Professional Asset Manager exemption under the Employee Retirement Income Security Act despite any potential conviction of RBC Bahamas in the French proceeding for a temporary one year period from the date of conviction. An application to grant more lengthy exemptive relief is pending.
RBC Bahamas continues to review the trustee’s and the trust’s legal obligations, including liabilities and potential liabilities under applicable tax and other laws. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these matters; however, we believe that the ultimate resolution will not have a material effect on our consolidated financial position, although it may be material to our results of operations in the period it occurs.
Since 2011, seven proposed class actions have been commenced in Canada: Bancroft-Snell v. Visa Canada Corporation, et al., 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., Coburn and Watson’s Metropolitan Home v. Bank of America Corporation, et al. (Watson), Macaronies Hair Club and Laser Centre Inc. v. BofA Canada Bank, et al., 1023926 Alberta Ltd. v. Bank of America Corporation, et al., The Crown & Hand Pub Ltd. v. Bank of America Corporation, et al., and Hello Baby Equipment Inc. v. BofA Canada Bank, et al. The defendants in each action are VISA Canada Corporation (Visa), MasterCard International Incorporated (MasterCard), Royal Bank of Canada and other financial institutions. The plaintiff class members are Canadian merchants who accept Visa and/or MasterCard branded credit cards for payment. The actions allege, among other things, that from March 2001 to the present, Visa and MasterCard conspired with their issuing banks and acquirers to set default interchange rates and merchant discount fees and that certain rules (Honour All Cards and No Surcharge) have the effect of increasing the merchant discount fees. The actions include claims of civil conspiracy, breach of the Competition Act, interference with economic relations and unjust enrichment. The claims seek unspecified general and punitive damages. In Watson, a decision to partially certify the action as a class proceeding was released on March 27, 2014, and was appealed. On August 19, 2015, the British Columbia Court of Appeal struck the plaintiff class representative’s cause of action under section 45 of the Competition Act and reinstated the plaintiff class representative’s cause of action in civil conspiracy by unlawful means, among other rulings. In October 2016, the trial court in Watson denied a motion by the plaintiff to revive the stricken section 45 Competition Act claim, and also denied the plaintiff’s motion to add new causes of action. The plaintiff class representative has now appealed that decision. The Watson proceeding has been set down for trial commencing September 2018. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of this proceeding or the timing of its resolution.
Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks, including Royal Bank of Canada, regarding foreign exchange trading. On March 3, 2017, the Brazilian civil antitrust authority Administrative Council for Economic Defense (CADE) initiated a civil administrative proceeding against the Royal Bank of Canada and certain other financial institutions and individuals.
Beginning in 2015, putative class actions were brought against Royal Bank of Canada and/or RBC Capital Markets, LLC in the United States and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behaviour in global foreign exchange trading. In September 2017, the US District Court entered an order preliminarily approving RBC Capital Market’s pending settlement with class plaintiffs. A hearing on the fairness of the proposed settlements is currently scheduled by the US District Court for May 2018. RBC denies liability in connection with the proposed settlement. The Canadian class actions and one other US action that is purportedly brought on behalf of different classes of plaintiffs remain pending.
In its discretion RBC may choose to resolve claims, litigations, or similar matters at any time. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of the Foreign Exchange Matters or the timing of their ultimate resolution.

Following media reports on the contents of files misappropriated from a Panamanian-based law firm, Mossack Fonseca & Co about special purpose entities associated with that firm, regulatory, tax and enforcement authorities are conducting inquiries. The inquiries focus on, among other issues, the potential use of such entities by third parties to avoid tax and disclosure obligations. Royal Bank of Canada has received, and is responding to, information and document requests by a number of such authorities.
We have received inquiries about our sales practices and related compensation arrangements. In addition, in March 2017, the Financial Consumer Agency of Canada announced that it will begin a review of sales practices in the Canadian federally regulated financial sector. The Office of the Superintendent of Financial Institutions is also involved in conducting this joint sales practices review.
On December 18, 2014, the U.S. District Court for the Southern District of New York entered a Consent Order for Permanent Injunction and Civil Monetary Penalty against Royal Bank of Canada for engaging in more than 1,000 illegal wash sales, fictitious sales, and noncompetitive transactions over a three-year period. In connection with the order, Royal Bank of Canada was required to pay a civil monetary penalty of $35 million.
Wells Fargo
We may use a variety of clearing swap dealers with respect to the execution and clearing of transactions in swaps. We currently use Wells Fargo Securities, LLC as a clearing swap dealer ("Wells"). The principal business address for Wells is 420 Montgomery Street, San Francisco, CA 94163. Wells Fargo & Company, the ultimate parent company to Wells, files annual reports and quarterly reports with the SEC in which it discloses material information about Wells matters, including information about material litigation or regulatory investigations. Actions with respect to Wells’ swap dealer business are publicly available on the website of the NFA (http://www.nfa.futures.org/). The information below concerning judicial, regulatory and arbitration proceedings involving Wells is being provided in accordance with the disclosure requirements of the NFA. All such information has been derived from publicly available sources including the Wells Fargo & Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 (which is available at https://www.wellsfargo.com). The references are provided for information purposes only, and neither such filings nor any other material at the above-mentioned websites is incorporated into, or forms a part of, this prospectus. We, our Manager, and Ellington take no responsibility for the accuracy or completeness of any information herein concerning Wells Fargo & Company or Wells. Defined terms set forth in this section shall only apply to this section and shall not apply anywhere else in this prospectus or the registration statement of which this prospectus forms a part.
In October 2011, plaintiffs filed a putative class action, Mackmin, et al. v. Visa, Inc. et al., against Wells Fargo & Company, Wells Fargo Bank, N.A., Visa, MasterCard, and several other banks in the United States District Court for the District of Columbia. Plaintiffs allege that the Visa and MasterCard requirement that if an ATM operator charges an access fee on Visa and MasterCard transactions, then that fee cannot be greater than the access fee charged for transactions on other networks violates antitrust rules. Plaintiffs seek treble damages, restitution, injunctive relief, and attorneys’ fees where available under federal and state law. Two other antitrust cases which make similar allegations were filed in the same court, but these cases did not name Wells Fargo as a defendant. On February 13, 2013, the district court granted defendants’ motions to dismiss the three actions. Plaintiffs appealed the dismissals and, on August 4, 2015, the United States Court of Appeals for the District of Columbia Circuit vacated the district court’s decisions and remanded the three cases to the district court for further proceedings. On June 28, 2016, the United States Supreme Court granted defendants’ petitions for writ of certiorari to review the decisions of the United States Court of Appeals for the District of Columbia. On November 17, 2016, the United States Supreme Court dismissed the petitions as improvidently granted, and the three cases returned to the district court for further proceedings.
As the Company centralizes operations in its automobile lending business and tightens controls and oversight of third-party risk management, the Company anticipates it may continue to identify and remediate issues related to historical practices concerning the origination, servicing, and/or collection of consumer automobile loans, including related insurance products. For example, in July 2017, the Company announced a plan to remediate customers who may have been financially harmed due to issues related to automobile collateral protection insurance ("CPI") policies purchased through a third-party vendor on their behalf. The Company determined that certain external vendor processes and operational controls were inadequate and, as a result, customers may have been charged premiums for CPI even if they were paying for their own vehicle insurance, as required, and in some cases the CPI premiums may have contributed to a default that led to their vehicle’s repossession. The Company discontinued the practice of placing CPI in September 2016. Multiple putative class action cases alleging, among other things, unfair and deceptive practices relating to these CPI policies, have been filed against the Company and consolidated into one multi-district litigation in the United States District Court for the Central District of California. Further, a former team member has alleged retaliation for raising concerns regarding automobile lending practices. In addition, the Company has identified certain issues related to the unused portion of guaranteed automobile protection ("GAP") waiver or insurance agreements between the dealer and, by assignment, the lender, which may result in refunds to customers in certain states. Allegations related to both the CPI and GAP programs are among the subjects of two shareholder derivative lawsuits, which were consolidated into one lawsuit in California state court. These and other issues related to the origination, servicing and/or collection of consumer automobile loans, including related insurance products, have also subjected the Company to formal or informal inquiries, investigations or examinations from federal and state government agencies.

The Consumer Financial Protection Bureau (the “CFPB”) is conducting an investigation into whether customers were unduly harmed by the Company’s procedures regarding the freezing (and, in many cases, closing) of consumer deposit accounts after the Company detected suspected fraudulent activity (by third-parties or account holders) that affected those accounts.
In July 2017, the Company inadvertently provided certain client information in response to a third-party subpoena issued in a civil litigation. The Company obtained permanent injunctions in New Jersey and New York state courts requiring the electronic data that contained the client information and all copies to be delivered to the New Jersey state court and the Company for safekeeping. The court has now returned the data to counsel for the Company. The Company has made voluntary self-disclosures to various state and federal regulatory agencies. Notifications have been sent to clients whose personal identifying data was contained in the inadvertent production.
Plaintiffs representing a putative class of merchants have filed putative class actions, and individual merchants have filed individual actions, against Wells Fargo Bank, N.A., Wells Fargo & Company, Wachovia Bank, N.A. and Wachovia Corporation regarding the interchange fees associated with Visa and MasterCard payment card transactions. Visa, MasterCard and several other banks and bank holding companies are also named as defendants in these actions. These actions have been consolidated in the United States District Court for the Eastern District of New York. The amended and consolidated complaint asserts claims against defendants based on alleged violations of federal and state antitrust laws and seeks damages, as well as injunctive relief. Plaintiff merchants allege that Visa, MasterCard and payment card issuing banks unlawfully colluded to set interchange rates. Plaintiffs also allege that enforcement of certain Visa and MasterCard rules and alleged tying and bundling of services offered to merchants are anticompetitive. Wells Fargo and Wachovia, along with other defendants and entities, are parties to Loss and Judgment Sharing Agreements, which provide that they, along with other entities, will share, based on a formula, in any losses from the Interchange Litigation. On July 13, 2012, Visa, MasterCard and the financial institution defendants, including Wells Fargo, signed a memorandum of understanding with plaintiff merchants to resolve the consolidated class action and reached a separate settlement in principle of the consolidated individual actions. The settlement payments to be made by all defendants in the consolidated class and individual actions totaled approximately $6.6 billion before reductions applicable to certain merchants opting out of the settlement. The class settlement also provided for the distribution to class merchants of 10 basis points of default interchange across all credit rate categories for a period of eight consecutive months. The district court granted final approval of the settlement, which was appealed to the United States Court of Appeals for the Second Circuit by settlement objector merchants. Other merchants opted out of the settlement and are pursuing several individual actions. On June 30, 2016, the Second Circuit vacated the settlement agreement and reversed and remanded the consolidated action to the United States District Court for the Eastern District of New York for further proceedings. On November 23, 2016, prior class counsel filed a petition to the United States Supreme Court, seeking review of the reversal of the settlement by the Second Circuit, and the Supreme Court denied the petition on March 27, 2017. On November 30, 2016, the district court appointed lead class counsel for a damages class and an equitable relief class. Several of the opt-out litigations were settled during the pendency of the Second Circuit appeal while others remain pending. Discovery is proceeding in the opt-out litigations and the remanded class cases.
Plaintiffs, representing a putative class of mortgage borrowers who were debtors in Chapter 13 bankruptcy cases, filed a putative class action, Cotton, et al. v. Wells Fargo, et al., against Wells Fargo & Company and Wells Fargo Bank, N.A. in the United States Bankruptcy Court for the Western District of North Carolina on June 7, 2017. Plaintiffs allege that Wells Fargo improperly and unilaterally modified the mortgages of borrowers who were debtors in Chapter 13 bankruptcy cases. Plaintiffs allege that Wells Fargo implemented these modifications by improperly filing mortgage payment change notices in Chapter 13 bankruptcy cases, in violation of bankruptcy rules and process. The amended complaint asserts claims based on, among other things, alleged fraud, violations of bankruptcy rules and laws, and unfair and deceptive trade practices. The amended complaint seeks monetary damages, attorneys’ fees, and declaratory and injunctive relief.
The CFPB is conducting an investigation into the Company’s policies and procedures regarding the circumstances in which the Company required customers to pay fees for the extension of interest rate lock periods for residential mortgages. This matter has also subjected the Company to formal or informal inquiries, investigations or examinations from other federal and state government agencies. On October 4, 2017, the Company announced plans to reach out to all home lending customers who paid fees for mortgage rate lock extensions requested from September 16, 2013, through February 28, 2017, and to provide refunds, with interest, to customers who believe they should not have paid those fees. The Company is named in a putative class action, filed in the United States District Court for the Northern District of California, alleging violations of federal and state consumer fraud statutes relating to mortgage rate lock extension fees. A second suit was also filed, but was voluntarily dismissed in November 2017. In addition, former team members have asserted claims, including in pending litigation, that they were terminated for raising concerns regarding these policies and procedures. Allegations related to mortgage interest rate lock extension fees are also among the subjects of two shareholder derivative lawsuits filed in California state court.
Federal and state government agencies, including the United States Department of Justice (the “Department of Justice”), continue investigations or examinations of certain mortgage related activities of Wells Fargo and predecessor institutions. Wells Fargo, for itself and for predecessor institutions, has responded, and continues to respond, to requests from these agencies seeking information regarding the origination, underwriting and securitization of residential mortgages, including sub-prime mortgages. These agencies have advanced theories of purported liability with respect to certain of these activities. The Department of Justice and Wells Fargo continue to discuss the matter, including potential settlement of the Department of Justice's concerns; however, litigation with these agencies, including with the Department of Justice, remains a possibility. Other financial institutions have entered into similar settlements with these agencies, the nature of which related to the specific activities of those financial institutions, including the imposition of significant financial penalties and remedial actions.
The Company has self-identified an issue whereby certain foreign banks utilized a Wells Fargo software-based solution to conduct import/export trade-related financing transactions with countries and entities prohibited by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury. We do not believe any funds related to these transactions flowed through accounts at Wells Fargo as a result of the aforementioned conduct. The Company has made voluntary self-disclosures to OFAC and is cooperating with an inquiry from the Department of Justice.
Plaintiffs filed a series of putative class actions against Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as well as many other banks, challenging the “high to low” order in which the banks post debit card transactions to consumer deposit accounts. Most of these actions were consolidated in multi-district litigation proceedings (the “MDL proceedings”) in the United States District Court for the Southern District of Florida. The court in the MDL proceedings has certified a class of putative plaintiffs, and Wells Fargo moved to compel arbitration of the claims of unnamed class members. The court denied the motions to compel arbitration on October 17, 2016. Wells Fargo has appealed this decision to the United States Court of Appeals for the Eleventh Circuit.
In November 2014, a group of institutional investors (the “Institutional Investor Plaintiffs”), including funds affiliated with BlackRock, Inc., filed a putative class action in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the Company in its capacity as trustee for a number of residential mortgage-backed securities (RMBS) trusts (the “Federal Court Complaint”). Similar complaints have been filed against other trustees in various courts, including in the Southern District of New York, in New York state court, and in other states, by RMBS investors. The Federal Court Complaint alleges that Wells Fargo Bank, N.A., as trustee, caused losses to investors and asserts causes of action based upon, among other things, the trustee's alleged failure to notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, notify investors of alleged events of default, and abide by appropriate standards of care following alleged events of default. Plaintiffs seek money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In December 2014 and December 2015, certain other investors filed four complaints alleging similar claims against Wells Fargo Bank, N.A. in the Southern District of New York (the “Related Federal Cases”), and the various cases pending against Wells Fargo are proceeding before the same judge. On January 19, 2016, the Southern District of New York entered an order in connection with the Federal Court Complaint dismissing claims related to certain of the trusts at issue (the “Dismissed Trusts”). The Company's motion to dismiss the Federal Court Complaint and the complaints for the Related Federal Cases was granted in part and denied in part in March 2017. In May 2017, the Company filed third-party complaints against certain investment advisors affiliated with the Institutional Investor Plaintiffs seeking contribution with respect to claims alleged in the Federal Court Complaint. The investment advisors have moved to dismiss those complaints.
A complaint raising similar allegations to the Federal Court Complaint was filed in May 2016 in New York state court by a different plaintiff investor. In addition, the Institutional Investor Plaintiffs subsequently filed a complaint relating to the Dismissed Trusts and certain additional trusts in California state court (the “California Action”). The California Action was subsequently dismissed in September 2016. In December 2016, the Institutional Investor Plaintiffs filed a new putative class action complaint in New York state court in respect of 261 RMBS trusts, including the Dismissed Trusts, for which Wells Fargo Bank, N.A. serves or served as trustee (the “State Court Action”). The Company has moved to dismiss the State Court Action.
In July 2017, certain of the plaintiffs from the State Court Action filed a civil complaint relating to Wells Fargo Bank, N.A.'s setting aside reserves for legal fees and expenses in connection with the liquidation of eleven RMBS trusts at issue in the State Court Action. The complaint seeks, among other relief, declarations that Wells Fargo Bank, N.A. is not entitled to indemnification, the advancement of funds or the taking of reserves from trust funds for legal fees and expenses it incurs in defending the claims in the State Court Action. In November 2017, the Company's motion to dismiss the complaint was granted. Plaintiffs filed a notice of appeal in January 2018. In September 2017, one of the plaintiffs in the Related Federal Cases filed a similar complaint in the Southern District of New York seeking declaratory and injunctive relief and money damages on an individual and class action basis.
Federal, state and local government agencies, including the Department of Justice, the United States Securities and Exchange Commission and the United States Department of Labor, and state attorneys general and prosecutors’ offices, as well as Congressional committees, have undertaken formal or informal inquiries, investigations or examinations arising out of certain sales practices of the Company that were the subject of settlements with the Consumer Financial Protection Bureau, the Office of the Comptroller of the Currency and the Office of the Los Angeles City Attorney announced by the Company on September 8, 2016. These matters are at varying stages. The Company has responded, and continues to respond, to requests from a number of the foregoing and has discussed the resolution of some of the matters.
In addition, a number of lawsuits have also been filed by non-governmental parties seeking damages or other remedies related to these sales practices. First, various class plaintiffs purporting to represent consumers who allege that they received products or services without their authorization or consent have brought separate putative class actions against the Company in the United States District Court for the Northern District of California and various other jurisdictions. In April 2017, the Company entered into a settlement agreement in the first-filed action, Jabbari v. Wells Fargo Bank, N.A., to resolve claims regarding certain products or services provided without authorization or consent for the time period May 1, 2002 to April 20, 2017. Pursuant to the settlement, the Company will pay $142 million for remediation, attorneys’ fees, and settlement fund claims administration. In the unlikely event that the $142 million settlement total is not enough to provide remediation, pay attorneys' fees, pay settlement fund claims administration costs, and have at least $25 million left over to distribute to all class members, the Company will contribute additional funds to the settlement. In addition, in the unlikely event that the number of unauthorized accounts identified by settlement class members in the claims process and not disputed by the claims administrator exceeds plaintiffs’ 3.5 million account estimate, the Company will proportionately increase the $25 million reserve so that the ratio of reserve to unauthorized accounts is no less than what was implied by plaintiffs’ estimate at the time of the district court’s preliminary approval of the settlement in July 2017. A final approval hearing has been scheduled for March 2018, although this timing is subject to change. Second, Wells Fargo shareholders are pursuing a consolidated securities fraud class action in the United States District Court for the Northern District of California alleging certain misstatements and omissions in the Company’s disclosures related to sales practices matters. Third, Wells Fargo shareholders have brought numerous shareholder derivative lawsuits asserting breach of fiduciary duty claims, among others, against current and former directors and officers for their alleged failure to detect and prevent sales practices issues, which were consolidated into two separate actions in the United States District Court for the Northern District of California and California state court, as well as two separate actions in Delaware state court. Fourth, a range of employment litigation has been brought against Wells Fargo, including an Employee Retirement Income Security Act ("ERISA") class action in the United States District Court for the District of Minnesota on behalf of 401(k) plan participants; class actions pending in the United States District Courts for the Northern District of California and Eastern District of New York on behalf of team members who allege that they protested sales practice misconduct and/or were terminated for not meeting sales goals; various wage and hour class actions brought in federal and state court in California, New Jersey, Florida, and Pennsylvania on behalf of non-exempt branch based team members alleging sales pressure resulted in uncompensated overtime; and multiple single plaintiff Sarbanes-Oxley Act complaints and state law whistleblower actions filed with the United States Department of Labor or in various state courts alleging adverse employment actions for raising sales practice misconduct issues.
The Seminole Tribe of Florida filed a complaint in Florida state court alleging that Wells Fargo, as trustee, charged excess fees in connection with the administration of a minor’s trust and failed to invest the assets of the trust prudently. The complaint was later amended to include three individual current and former beneficiaries as plaintiffs and to remove the Tribe as a party to the case. In December 2016, the Company filed a motion to dismiss the amended complaint on the grounds that the Tribe is a necessary party and that the individual beneficiaries lack standing to bring claims.
On September 27, 2016, the CFTC issued an Order against Wells Fargo Bank, N.A. ("WFBNA") filing and settling charges against WFBNA for failing to comply with its obligations to submit accurate large trader reports (LTRs) for physical commodity swap positions. A civil monetary penalty of $400,000 was imposed on WFBNA.
OUR MANAGEMENT AGREEMENT
General
We entered into a management agreement with our Manager upon our inception in August 2007, pursuant to which our Manager provides for the day-to-day management of our operations.
The management agreement, as amended, requires our Manager to manage our assets, operations, and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. Our Manager is under the supervision and direction of our Board of Directors. Our Manager is responsible for:

•	the selection, purchase, and sale of assets in our portfolio;

•	our financing and risk management activities;

•	providing us with advisory services; and

•	providing us with a management team, inclusive of a dedicated or partially dedicated Chief Financial Officer and appropriate support personnel as necessary.
Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to the management, operation, and administration of our assets and liabilities, and business as may be appropriate.
Under the management agreement, we pay our Manager a management fee quarterly in arrears, which includes a “base” component and an “incentive” component, and we reimburse certain expenses of our Manager.
If we invest at issuance in the equity of any CDO that is managed, structured, or originated by Ellington or one of its affiliates, or if we invest in any other investment fund or other investment for which Ellington or one of its affiliates receives management, origination, or structuring fees, then unless agreed otherwise by majority of the Company's independent directors, the base management and incentive fees payable by us to our Manager will be reduced by (or our Manager will otherwise rebate to us) an amount equal to the applicable portion of any such related management, origination, or structuring fees.
The management agreement provides that 10% of each incentive fee payable to our Manager is to be paid in common shares, with the balance paid in cash; provided, however, that our Manager may, in its sole discretion, elect to receive a greater percentage of any incentive fee in the form of common shares by providing our Board of Directors with written notice of its election to receive a greater percentage of its incentive fee in common shares before the first day of the last calendar month in the quarter to which such incentive fee relates. Our management agreement further provides that our Manager may not elect to receive common shares as payment of its incentive fee, other than in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading). The number of our common shares to be received by our Manager is based on the fair market value of those common shares, which is determined based on the average of the closing prices of our common shares as reported by the NYSE during the last calendar month of the quarter to which such incentive fee relates. Common shares delivered as payment of the incentive fee are immediately vested, provided that our Manager has agreed not to sell such common shares prior to one year after the date they are issued to our Manager, provided further, however, that this transfer restriction will immediately lapse if the management agreement is terminated.
Base Management Fees, Incentive Fees and Reimbursement of Expenses
Base Management Fees
Under the management agreement, we pay our Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of the equity of our Operating Partnership (calculated in accordance with U.S GAAP) as of the end of each fiscal quarter (before deductions for base management and incentive fees payable with respect to such fiscal quarter), provided that the equity of our Operating Partnership is adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as non-cash charges after discussion between our Manager and our independent directors, and approval by a majority of our independent directors in the case of non-cash charges.
Incentive Fee
In addition to the base management fee, with respect to each fiscal quarter we pay our Manager an incentive fee equal to the excess, if any, of (i) the product of (A) 25% and (B) the excess of (1) our Adjusted Net Income (described below) for the Incentive Calculation Period (which means such fiscal quarter and the immediately preceding three fiscal quarters) over (2) the sum of the Hurdle Amounts (described below) for the Incentive Calculation Period, over (ii) the sum of the incentive fees already paid or payable for each fiscal quarter in the Incentive Calculation Period preceding such fiscal quarter.
For purposes of calculating the incentive fee, “Adjusted Net Income” for the Incentive Calculation Period means the net increase/(decrease) in equity resulting from operations of our Operating Partnership (or such equivalent U.S. GAAP measure based on the basis of presentation of our consolidated financial statements), after all base management fees but before any incentive fees for such period, and excluding any non-cash equity compensation expenses for such period, as reduced by any Loss Carryforward (as described below) as of the end of the fiscal quarter preceding the Incentive Calculation Period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. For the avoidance of doubt, Adjusted Net Income includes both net investment income and net realized and unrealized gains and losses.
For purposes of calculating the incentive fee, the “Loss Carryforward” as of the end of any fiscal quarter is calculated by determining the excess, if any, of (1) the Loss Carryforward as of the end of the immediately preceding fiscal quarter over (2) the net increase in equity resulting from operations of our Operating Partnership (expressed as a positive number) or the net decrease in equity resulting from operations of our Operating Partnership (expressed as a negative number) for such fiscal quarter (or such equivalent U.S. GAAP measures as may be appropriate depending on the basis of presentation of our consolidated financial statements), as the case may be, calculated in accordance with U.S. GAAP, adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.
For purposes of calculating the incentive fee, the “Hurdle Amount” means, with respect to any fiscal quarter, the product of (i) one-fourth of the greater of (A) 9% and (B) 3% plus the 10-year U.S. Treasury rate for such fiscal quarter, (ii) the sum of (A) the weighted average gross proceeds per share of all common share and operating partnership unit, or "OP Unit," issuances since our inception and up to the end of such fiscal quarter, with each issuance weighted by both the number of shares and OP Units issued in such issuance and the number of days that such issued shares and OP Units were outstanding during such fiscal quarter, using a first-in first-out basis of accounting (i.e. attributing any share and OP Unit repurchases to the earliest issuances first) and (B) the result obtained by dividing (I) retained earnings attributable to common shares and OP Units at the beginning of such fiscal quarter by (II) the average number of common shares and OP Units outstanding for each day during such fiscal quarter, (iii) the sum of the average number of common shares, long term incentive plan, or "LTIP Units," and OP Units outstanding for each day during such fiscal quarter. For purposes of determining the Hurdle Amount, issuances of common shares and OP Units (a) as equity incentive awards, (b) to our Manager as part of its base management fee or incentive fee and (c) to our Manager or any of its affiliates in privately negotiated transactions, are excluded from the calculation. The payment of the incentive fee will be in a combination of common shares and cash, provided that at least 10% of any quarterly payment will be made in common shares.
Reimbursement of Expenses
We do not maintain an office or employ personnel. We rely on the facilities and resources of our Manager to conduct our operations. We pay all of our direct operating expenses (including, but not limited to, all brokerage fees and commissions, including interest income paid to futures commission merchants, clearance fees and fees paid to national futures exchanges and self-regulatory organizations), except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of Ellington’s employees and other related expenses, other than our allocable portion of the costs incurred by our Manager for certain dedicated or partially dedicated employees including, a Chief Financial Officer, one or more controllers, an in-house legal counsel, an investor relations professional, and certain internal audit staff in connection with Sarbanes-Oxley compliance initiatives and certain other personnel performing duties for us, based on the portion of their working time and efforts spent on our matters and subject to approval of the reimbursed amounts by the Compensation Committee of the Board of Directors. In addition, other than as expressly described in the management agreement, we are not required to pay any portion of rent, telephone, utilities, office furniture, equipment, machinery, and other office, internal and overhead expenses of our Manager and its affiliates. Expense reimbursements to our Manager are made within 60 days following delivery of the expense statement by our Manager.
Term and Termination
The management agreement has a current term that expires on December 31, 2018, and will automatically renew for a one year term on each anniversary date thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. Our independent directors review our Manager’s performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding common shares, based upon unsatisfactory performance by our Manager that is materially detrimental to us or a determination by our independent directors that the fees payable to our Manager are not fair, subject to our Manager’s right to prevent a fee-based termination by accepting a mutually acceptable reduction of its fees. In the event we terminate the management agreement without cause or elect not to renew the management agreement, we will be required to pay our Manager a termination fee equal to the amount of three times the sum of (i) the average annual base management fee earned by our Manager during the 24-month period immediately preceding the date of notice of termination or non-renewal, calculated as of the end of the most recently completed fiscal quarter prior to the date of notice of termination or non-renewal and (ii) the average annual incentive fee earned by our Manager during the 24-month period immediately preceding the date of notice of termination or non-renewal, calculated as of the end of the most recently completed fiscal quarter prior to the date of notice of termination or non-renewal.
We may also terminate the management agreement without payment of the termination fee with 30 days prior written notice from our Board of Directors for cause, which is defined as:

•	our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice of such breach;

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence in performance of its duties under the management agreement;

•
the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including, but not limited to, an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	the dissolution of our Manager; and

•
certain changes of control of our Manager, including but not limited to the departure of Mr. Vranos from senior management of Ellington, whether through resignation, retirement, withdrawal, long-term disability, death or termination of employment with or without cause or for any other reason.

Our Manager may terminate the management agreement effective upon 60 days prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant in the management agreement and the default continues for a period of 30 days after written notice to us specifying the default and requesting that the default be remedied in such 30-day period. In the event our Manager terminates the management agreement due to our default in the performance or observance of any material term, condition, or covenant in the management agreement, we will be required to pay our Manager the termination fee. Our Manager may also terminate the management agreement in the event we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event; provided, however, that in the case of such termination, if our Manager was not at fault for our becoming regulated as an investment company under the Investment Company Act, we will be required to pay a termination fee.
CONFLICTS OF INTEREST; EQUITABLE ALLOCATION OF OPPORTUNITIES
Ellington manages, and expects to continue to manage, other funds, accounts, and vehicles that have strategies that are similar to, or that overlap with, our strategy, including Ellington Residential Mortgage REIT, a REIT listed on the NYSE. As of March 31, 2018, Ellington managed various funds, accounts, and other vehicles that have strategies that are similar to, or that overlap with, our strategy, that have assets under management of approximately $5.7 billion, excluding our assets. Ellington makes available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation policy, it being understood that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s Investment and Risk Management Committee and its Compliance Committee (headed by its Chief Compliance Officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation procedures and policies.
Because many of our targeted assets are typically available only in specified quantities and are also targeted assets for other Ellington accounts, Ellington often is not able to buy as much of any given asset as required to satisfy the needs of all its accounts. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs and available capital. Ellington may at times allocate opportunities on a preferential basis to accounts that are in a “start-up” or “ramp-up” phase. The policies permit departure from such proportional allocation under certain circumstances, including, for example, when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policies allow for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. In addition, as part of these policies, we may be excluded from specified allocations of assets for tax, regulatory, risk management, or similar reasons.
Other policies of Ellington that our Manager applies to the management of our company include controls for:

•
Cross Transactions—defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by Ellington or our Manager, on the other hand. It is Ellington’s policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. Pursuant to the terms of the management agreement, Ellington or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Although we believe such restrictions on our Manager’s ability to engage in cross transactions on our behalf mitigate many risks, cross transactions, even at market prices, may potentially create a conflict of interest between our Manager’s and our officers’ duties to and interests in us and their duties to and interests in the other party. Upon written notice to our Manager, we may at any time revoke our consent to our Manager’s executing cross transactions. Additionally, unless approved in advance by a majority of our independent directors or pursuant to and in accordance with a policy that has been approved by a majority of our independent directors, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager’s current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (i) at prices based upon third-party bids received through auction, (ii) at the average of the highest bid and lowest offer quoted by third-party dealers, or (iii) according to another pricing methodology approved by our Manager’s Chief Compliance Officer.

•
Principal Transactions—defined as transactions between Ellington or our Manager (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager or Ellington (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent directors and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.

•
Investment in Other Ellington Accounts—pursuant to our management agreement, if we invest at issuance in the equity of any CDO that is managed, structured, or originated by Ellington or one of its affiliates, or if we invest in any other investment fund or other investment for which Ellington or one of its affiliates receives management, origination, or structuring fees, then unless agreed otherwise by majority of the Company's independent directors, the base management and incentive fees payable by us to our Manager will be reduced by an amount equal to the applicable portion (as described in the management agreement) of any such management, origination or structuring fees.

•
Split Price Executions—pursuant to our management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by Ellington, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.
In deciding whether to issue additional debt or equity securities, we will rely in part on recommendations made by our Manager. While such decisions are subject to the approval of our Board of Directors, two of our directors are also Ellington employees. Because our Manager earns base management fees that are based on the total amount of our equity capital, and earns incentive fees that are based in part on the total net income that we are able to generate, our Manager may have an incentive to recommend that we issue additional debt or equity securities. See “Risk Factors—Future offerings of debt or equity securities may adversely affect the market price of common shares” for further discussion of the adverse impact future debt or equity offerings could have on our common shares. See also “Risk Factors—Our Manager’s incentive fee may induce our Manager to acquire certain assets, including speculative or high risk assets, or to acquire assets with increased leverage, which could increase the risk to our portfolio” and “Risk Factors—Valuations of some of our assets are inherently uncertain, may be based on estimates, may fluctuate over short periods of time and may differ from the values that would have been used if a ready market for these assets existed. As a result, the values of some of our assets are uncertain.”
Our Manager is authorized to follow very broad investment guidelines. Our independent directors may periodically review our investment guidelines and our portfolio. However, our independent directors generally will not review our proposed asset acquisitions, dispositions, or other management decisions. In addition, in conducting periodic reviews, our independent directors will rely primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our independent directors. Our Manager has great latitude within our broad investment guidelines to determine the types of assets it may decide are proper for purchase by us. The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business. We may acquire assets from entities affiliated with our Manager, even where the assets were originated by such entities. Affiliates of our Manager may also provide services to entities in which we have invested.
Our executive officers and the officers and employees of our Manager are also officers and employees of Ellington, and we compete with other Ellington accounts for access to these individuals. We have not adopted a policy that expressly prohibits our directors, officers, security holders, or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers, and employees, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us, absent approval by the Board of Directors or except as expressly set forth above or as provided in the management agreement between us and our Manager. In addition, nothing in the management agreement binds or restricts our Manager (including its principals) or any of its affiliates (including Ellington and its principals), officers, or employees from buying, selling, or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers, or employees may be acting. Any such trades could differ from or be contrary to trades we execute as part of our strategy. Investors will not be permitted to inspect the trading records of the Manager, Ellington or their principals with respect to the trading of commodity interests for their respective accounts, if any.
For additional information regarding conflicts of interest, see “Risk Factors—Risks Related to our Relationship with our Manager and Ellington” above.
Legal Proceedings
Neither we nor Ellington (including its principals) nor its affiliates (including our Manager) are currently subject to any legal proceedings that we or our Manager consider material. Nevertheless, we and Ellington and its affiliates operate in highly regulated markets that currently are under regulatory scrutiny, and we and Ellington and its affiliates have received, and we expect in the future that we and they may receive, inquiries and requests for documents and information from various federal, state and foreign regulators. For example, in January 2017, we received a subpoena from the SEC requesting documents, communications, and other information relating primarily to a loan originator and the loans originated by such originator, our analyses of such loans, the purchases and securitizations of such loans by us and by certain third parties, and the servicing of such loans. We have responded to the subpoena and intend to continue to cooperate with any further requests. Ellington has advised us that, at the present time, it is not aware that any material legal proceeding against us or Ellington (including its principals) or its affiliates is contemplated in connection with any such inquiries or requests. We and Ellington cannot provide any assurance that these or any future such inquiries and requests will not result in further investigation of or the initiation of a proceeding against us or Ellington or its affiliates or that, if any such investigation or proceeding were to arise, it would not materially adversely affect us. For a discussion of certain risks to which we or Ellington or its affiliates could be exposed as a result of inquiries or requests for documents and information received by us or Ellington or its affiliates, see "Risk Factors—We or Ellington or its affiliates may be subject to regulatory inquiries or proceedings."

USE OF PROCEEDS
Unless otherwise indicated in an applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for the purchase of our targeted assets and for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
The following table sets forth our ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends for each of the periods indicated:

	Three Month Period Ended March 31, 2018	Fiscal Years Ended December 31,
		2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges(1)	2.86x	2.11x	0.01x(2)	4.16x	7.01x	8.19x
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends(1)	2.86x	2.11x	0.01x(2)	4.16x	7.01x	8.19x

(1)	Fixed charges consist of interest expense the three month period ended March 31, 2018 and for the fiscal years ended December 31, 2017, 2016, 2015, 2014, and 2013.

(2)	For the year ended December 31, 2016, our earnings were insufficient to cover fixed charges at a 1:1 ratio by $16.1 million.
We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. We computed the ratio of earnings to combined fixed charges and preferred share dividends by dividing earnings by the sum of fixed charges and dividends on outstanding preferred shares. In each case, earnings represent an increase (decrease) in shareholders' equity resulting from operations plus fixed charges and preferred share dividends, if any. Fixed charges include interest expense. During the periods presented in the table above, no preferred shares were outstanding.

DESCRIPTION OF COMMON SHARES
The following description of our common shares sets forth certain general terms and provisions of the common shares to which any prospectus supplement may relate, including a prospectus supplement which provides for common shares issuable pursuant to shareholder rights or upon conversion of securities which are offered pursuant to such prospectus supplement and convertible into common shares under the terms and conditions set forth in such prospectus supplement, and will apply to any common shares offered by this prospectus unless we provide otherwise in the applicable prospectus supplement or any document incorporated by reference in the applicable prospectus supplement or this prospectus.
Our operating agreement provides for the issuance of our common shares, as well as certain terms of our common shares. The following is a summary of some of the terms of our common shares, our operating agreement and the Delaware LLC Act, and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our operating agreement and the Delaware LLC Act.
Authorized Shares
Each of our common shares represents a limited liability company interest in Ellington Financial LLC. We are authorized to issue, pursuant to action by our Board of Directors and without action by our shareholders, up to 100,000,000 common shares and up to 10,000,000 LTIP units that are convertible into common shares as described below. As of May 1, 2018, 30,202,343 common shares were issued and outstanding.
General
Upon payment in full of the consideration payable with respect to the common shares, as determined by our Board of Directors, such shareholders shall not be liable to us to make any additional capital contributions with respect to such shares (except as otherwise required by Sections 18-607 and 18-804 of the Delaware LLC Act—see “Certain Provisions of Delaware Law and Our Operating Agreement-Limited Liability”). No holder of common shares is entitled to preemptive, redemption or conversion rights.
Voting Rights
The holders of common shares are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all common shares present in person or represented by proxy, voting together as a group.
Distribution Rights
In general, holders of common shares will share ratably (based on the number of common shares held) in any distribution declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred shares. Distributions consisting of common shares may be paid only as follows: (1) common shares may be paid only to holders of common shares; and (2) shares shall be paid proportionally with respect to each outstanding common share.
Liquidation Rights
Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive our remaining assets available for distribution (only to the extent such assets are converted to cash) in accordance with and to the extent of positive balances in the respective capital accounts after taking into account certain adjustments. If our assets remaining after payment or discharge of our debts or liabilities are insufficient to return their capital contributions, the holders of our common shares shall have no recourse against us or any other holder of our common shares or our Manager.
Other Matters
In the event of our merger or consolidation with or into another entity in connection with which our common shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our operating agreement, in the event of an inadvertent termination of partnership status in which the Internal Revenue Service, or the “IRS,” has granted us limited relief, each holder of our common shares also is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership for U.S. federal (and applicable state) income tax purposes.
LTIP Units
In connection with our August 2007 private offering, our Board of Directors and our shareholders prior to such offering adopted the Ellington Incentive Plan for Individuals, or the “individual incentive plan,” and the Ellington Incentive Plan for Entities, or the “entity incentive plan,” referred to collectively in this prospectus as the “incentive plans.” Our Manager’s directors, officers, employees, and affiliates who provide services to us and our officers, directors, employees, consultants and advisors who are natural persons were eligible to receive awards under the individual incentive plan, including awards of Long-Term Incentive Plan ("LTIP") units. Our Manager, consultants, and advisors who are not natural persons were eligible to receive awards under the entity incentive plan, including awards of LTIP units. The incentive plans are administered by our Compensation Committee. The incentive plans each had a term of ten years from the date of adoption.
Our Board of Directors, upon the recommendation of the Compensation Committee, adopted the 2017 Equity Incentive Plan, or the "2017 Plan," on March 20, 2017 to replace the incentive plans, and our shareholders approved the 2017 Plan at our Annual Meeting in May 2017. Upon shareholder approval of the 2017 Plan, the incentive plans were terminated and no further awards will be made under the incentive plans. However, any outstanding awards under the incentive plans will continue in accordance with the terms of the individual incentive plan or the entity incentive plan, as applicable, and any award agreement executed in connection with such outstanding awards.
In general, LTIP units comprise or will comprise a separate class or classes of our limited liability company interests. Each LTIP unit awarded will typically be deemed to be the equivalent of one common share under the incentive plans or the 2017 Plan. In connection with each grant of LTIP units, the Compensation Committee sets the relevant terms of such grant, including the number, vesting schedule (including any performance-based vesting conditions) and forfeiture provisions, rights to distributions, allocations of income and capital accounts, required capital contributions, if any, voting rights and conversion features, among other things. As equity interests, the LTIP units are also subject to the terms of our operating agreement. LTIP units may be granted either as free-standing awards or in tandem with other awards under our 2017 Plan. Upon vesting, LTIP units are transferable on a one-for-one basis into common shares. As of March 31, 2018, 112,565 LTIP units had been issued pursuant to our individual incentive plan, and 237,143 common shares and 375,000 LTIP units had been issued pursuant to our entity incentive plan.
A total of 1,906,046 common shares remain available for issuance under the 2017 Plan as of March 31, 2018. As of March 31, 2018, 26,144 LTIP units had been issued under our 2017 Plan.
Incentive Plans
Under the incentive plans, upon the occurrence of any event that affects our common shares in such a way that an adjustment of outstanding awards is appropriate in order to prevent the dilution or enlargement of rights under the awards (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Compensation Committee shall make appropriate equitable adjustments, which may include, without limitation, adjustments to any or all of the number and kind of common shares (or other securities) which may thereafter be issued in connection with such outstanding awards and adjustments to any exercise price specified in the outstanding awards and shall also make appropriate equitable adjustments to the number and kind of common shares (or other securities) authorized by or to be granted under the incentive plans. Such other substitutions or adjustments shall be made respecting outstanding awards granted under the incentive plans as may be determined by the Compensation Committee, in its sole discretion. In connection with any event described in this paragraph, the Compensation Committee may provide, in its discretion, for the cancellation of any outstanding award and payment in cash or other property in exchange therefor, equal to the difference, if any, between the fair market value of our common shares or other property subject to the award, and the exercise price, if any.
Generally, holders are not permitted to sell, transfer, pledge or assign any award, and all awards shall be exercisable, during the holder’s lifetime, only by the holder; provided, however, that the Compensation Committee may, in its sole discretion, provide that certain awards may be transferable subject to certain restrictions.
2017 Plan
The 2017 Plan is administered by the Compensation Committee of the Board, except that with respect to awards made to non-employee directors, the 2017 Plan is administered by the Board. The 2017 Plan has a term of ten years from the date of adoption by the Board, and unless terminated earlier, will terminate on March 20, 2027. Any officer or employee of our company or one of its affiliates and any member of the Board is eligible to participate in the 2017 Plan. In addition, any other individual who provides services to us or one of our affiliates (including an individual who provides services to us or one of our affiliates by virtue of employment with, or providing services to, the Manager or the Operating Partnership or an affiliate of the Manager or the Operating Partnership), the Manager and any consultant or advisor to us or to any parent or subsidiary of us that is a non-natural person is eligible to participate in the 2017 Plan if such participation in the 2017 Plan is determined, by the Compensation Committee, to be in our best interests.
If any award granted under the 2017 Plan (including LTIP units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of common shares, then any common shares covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award and any forfeited, lapsed, cancelled or expired LTIP units shall be available for the grant of other awards under the 2017 Plan. Common shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award will not be available for future grants or awards.
The Board will make appropriate adjustments in the number and terms of outstanding awards and the number of common shares available for issuance under the 2017 Plan to reflect dividends, stock splits, spin-off and other similar events listed in the 2017 Plan that affect the number or kind of common shares or the fair market value of the common shares.
Awards may be granted in substitution or exchange for any other award granted under the 2017 Plan or under another plan or any other right of a participant to receive payment from us. Awards may be also be granted under the 2017 Plan in substitution for similar awards held by individuals who become participants as a result of a merger, consolidation, acquisition or similar transaction.
The 2017 Plan provides that the Compensation Committee is authorized to take certain actions if there is a change in control of us. The Compensation Committee may prescribe that (i) outstanding awards will become vested and exercisable or earned and non-forfeitable immediately prior to or upon, as applicable, the change in control, (ii) outstanding awards will be assumed by, or replaced with substitute awards issued by, the surviving company in the change in control or (iii) outstanding awards will be cancelled in exchange for a payment substantially equal to the amount received by our shareholders in the transaction or, in the case of options and stock appreciation rights, the amount by which that value exceeds the option exercise price or initial value of the stock appreciation right.
Under the 2017 Plan, a change in control is generally defined to include (i) the acquisition by any person of the direct or indirect beneficial ownership of at least 50% of our outstanding common shares (including common shares issuable upon exercise or conversion of options, warrants, convertible securities or similar rights) or voting securities; (ii) a reorganization, merger, consolidation, statutory share exchange or similar transaction where (A) our shareholders hold less than 50% of the voting power of the surviving or resulting entity, (B) a person beneficially owns more than 50% of the combined voting power of the surviving or resulting entity or (C) less than a majority of the members of the board of the surviving entity or resulting entity or its parent is comprised of our "continuing directors" (as defined in the 2017 Plan); or (iii) the approval of a plan of complete liquidation of us or the direct or indirect sale of substantially all of our assets.
While the Board may terminate or amend the 2017 Plan at any time, no amendment may adversely impair the rights of participants with respect to outstanding awards. In addition, any amendment will be contingent on approval of our shareholders to the extent required by law, the rules of the New York Stock Exchange or other exchange on which the common shares are then listed or if the amendment would increase the benefits accruing to participants under the 2017 Plan, materially increase the aggregate number of common shares that may be issued under the 2017 Plan (except for adjustments made in connection with a stock dividend or similar event), or materially modify the requirements as to eligibility for participation in the 2017 Plan.
Restrictions on Transfer
See “Certain Provisions of Delaware Law and Our Operating Agreement” for a description of restrictions on transfers of our shares including our common shares and for a description of other provisions of the Operating Agreement affecting your investment in our common shares.

DESCRIPTION OF PREFERRED SHARES
The following description of our preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate, including a prospectus supplement which provides for preferred shares issuable pursuant to shareholder rights or upon conversion of securities which are offered pursuant to such prospectus supplement and convertible into preferred shares under the terms and conditions set forth in such prospectus supplement, and will apply to any preferred shares offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.
Our operating agreement authorizes our Board of Directors, without action by our shareholders, to approve the issuance of up to 100,000,000 preferred shares. The following is a summary of some of the terms of our preferred shares, our operating agreement and the Delaware LLC Act, and is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our operating agreement and the Delaware LLC Act.
As of May 1, 2018, no preferred shares were issued and outstanding. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by common shareholders.
Our Board of Directors is able to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•
the amount of preferred shares of the series, which our board may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of preferred shares of the series then outstanding;

•	whether distributions, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for preferred shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares of the series;

•	the amounts payable on preferred shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•
whether the preferred shares of the series will be convertible into or exchangeable for interests of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of preferred shares of the series or of any shares of any other class or series; and

•	the voting rights, if any, of the holders of the preferred shares of the series.
The designations, preferences, rights, powers and duties of each series of preferred shares will be set forth in a designating amendment to our operating agreement that is approved by our Board of Directors and annexed to our operating agreement.
Our operating agreement authorizes our Board of Directors to classify and reclassify any unissued common or preferred shares into other classes or series of shares. We could issue or reclassify a series of preferred shares that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the market value of the common shares.
Restrictions on Transfer
See “Certain Provisions of Delaware Law and Our Operating Agreement” for a description of restrictions on transfers of our shares including our preferred shares and for a description of other provisions of our operating agreement affecting your investment in our preferred shares.

DESCRIPTION OF SHAREHOLDER RIGHTS
This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase common or preferred shares. In this prospectus, we refer to such rights as “shareholder rights.” If shareholder rights are so issued to existing holders of securities, each shareholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.
If shareholder rights are issued, the applicable prospectus supplement will describe the terms of such shareholder rights including the following where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•
aggregate number of common or preferred shares purchasable upon exercise of such shareholder rights and in the case of shareholder rights for preferred shares, the designation, aggregate number, and terms of the class or series of preferred shares purchasable upon exercise of such shareholder rights;

•	the date on which the right to exercise such shareholder rights shall commence and the expiration date on which such right shall expire;

•	material U.S. federal income tax considerations; and

•	other material terms of such shareholder rights.
In addition to the terms of the shareholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such shareholder rights who validly exercises all shareholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised shareholder rights issued to other holders, to the extent such shareholder rights have not been exercised.
Holders of shareholder rights will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our company, except to the extent described in the related prospectus supplement.

DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.
We may issue warrants for the purchase of common shares or preferred shares, respectively referred to as common share warrants and preferred share warrants. Warrants may be issued independently or together with any other securities offered by this prospectus and any applicable prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The warrant agent will act solely as an agent of ours in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of warrant certificates or beneficial owners of warrants.
If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:

•	the offering price;

•
the aggregate number of shares purchasable upon exercise of such warrants, and in the case of warrants for preferred shares, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the securities with which such warrants are being offered, if any, and the number of such warrants being offered with each such security;

•	the date on and after which such warrants and any related securities will be transferable separately;

•
the number of preferred shares or common shares purchasable upon exercise of each of such warrants and the price at which such number of preferred shares or common shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the expiration date on which such right shall expire;

•	material U.S. federal income tax considerations applicable to the warrants; and

•	any other material terms of such warrants.
Holders of future warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of the Company.
If warrants for the purchase of preferred shares are offered, the applicable prospectus supplement will also describe the terms of the preferred shares into which the warrants are exercisable as described under “Description of Preferred Shares.”

DESCRIPTION OF DEBT SECURITIES
General
The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the “Debt Securities.” When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities. The form of open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”
The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[            ]”)) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act,” and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.
We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, form of note, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.
Ranking
Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. We incur indebtedness from time to time to finance many of our assets pursuant to repurchase agreements. This indebtedness is deemed to be secured indebtedness. As a result, we have a significant amount of secured indebtedness at any given time in relation to our total assets. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.
For a more detailed description regarding our risk exposure on our repurchase agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 15, 2018 and incorporated herein by reference.
Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including our repurchase agreements, and the capital markets. Holders of our Debt Securities will effectively have a junior position to claims of our creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.
Provisions of a Particular Series
The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination, if applicable, at which the Debt Securities will bear interest, if any, and:

•	the date from which the interest will accrue;

•	the dates on which we will pay interest;

•	our ability to defer interest payments and any related restrictions during any interest deferral period; and

•	the record date for any interest payable on any interest payment date;

•	the place where:

•	the principal of, premium, if any, and interest on the Debt Securities will be payable;

•	you may register transfer of the Debt Securities;

•	you may exchange the Debt Securities; and

•	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•
the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•
the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•
the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside of the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any addition to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so:

•	any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

•	any limitations on the right to obtain definitive certificates of the Debt Securities; and

•	any other matters incidental to the Debt Securities;

•	whether we are issuing the Debt Securities as bearer certificates;

•
any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

•	the material U.S. federal income tax consequences applicable to the Debt Securities.
For more information, see Section 3.01 of the applicable Debt Securities Indenture.
Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than U.S. dollars.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.
Subordination
The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

•
any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding.
Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities);

•	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments.
In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.
The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness we may issue.
Form, Exchange, and Transfer
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 2.01 and 3.02 of the applicable Debt Securities Indenture.
Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate.
Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.
No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the applicable Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.
We will not be required to:

•
issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	register the transfer of, or exchange any, Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.
For more information, see Section 3.05 of the applicable Debt Securities Indenture.
Payment and Paying Agents
Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the applicable Debt Securities Indenture.
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.
All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the applicable Debt Securities Indenture.
Redemption
You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.03 and 4.04 of the applicable Debt Securities Indenture.
A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.
For more information, see Section 4.04 of the applicable Debt Securities Indenture.
Consolidation, Merger, and Sale of Assets
We may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any other person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•	is organized and validly existing under the laws of any domestic jurisdiction; and

•	expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.
For more information, see Section 11.01 of the applicable Debt Securities Indenture.
Events of Default
Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment on any Debt Securities of that series;

•
breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus.
For more information, see Section 8.01 of the applicable Debt Securities Indenture.
An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.
If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.
The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.
At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay;

•	all overdue interest on all Debt Securities of the particular series;

•
the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful;

•	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•
any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 8.02 of the applicable Debt Securities Indenture.
The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the applicable Debt Securities Indenture.
No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•
the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•
the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 8.07 of the applicable Debt Securities Indenture.
The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the applicable Debt Securities Indenture.
We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 6.06 of the applicable Debt Securities Indenture.
Modification and Waiver
We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of our outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•
to change or eliminate any provision of the applicable indenture or add any new provisions to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•
to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

•	the principal of and any premium and interest on any Debt Securities are payable;

•	any Debt Securities may be surrendered for registration of transfer or exchange; or

•	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.
For more information, see Section 12.01 of the applicable Debt Securities Indenture.
The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 6.07 of the applicable Debt Securities Indenture); and

•
any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the applicable Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the applicable Debt Securities Indenture.
Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

•	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

•	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

•	reduce any premium payable upon the redemption of Debt Securities;

•	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

•	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•
may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•
may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•
changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.
For more information, see Section 12.02 of the applicable Debt Securities Indenture.
If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holder of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the applicable Debt Securities Indenture.
Defeasance
Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof and we deliver to the Debt Securities Trustee an opinion of counsel to the effect that, as a result of a change in law occurring after the date of the applicable Debt Securities Indenture, the holders of the Debt Securities, or portions thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to U.S. federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. For more information, see Section 7.01 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.
Resignation, Removal of Debt Securities Trustee; Appointment of Successor
The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our Board of Directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.
Notices
We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the applicable Debt Securities Indenture.
Title
The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the applicable Debt Securities Indenture.
Governing law
The Debt Securities Indenture and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the applicable Debt Securities Indenture.

GLOBAL SECURITIES
We may issue some or all of our securities or any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee of the custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.
As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.
We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.
Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR OPERATING AGREEMENT
Organization and Duration
We were formed in Delaware in 2007, and will remain in existence until dissolved in accordance with our operating agreement.
Purpose
Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that, except if our Board of Directors determines that it is no longer in our best interests, our management shall not cause us to engage, directly or indirectly, in any business activity that our Board of Directors determines would require us to register as an investment company under the Investment Company Act or cause us to be treated as an association or publicly traded partnership taxable as a corporation or otherwise taxable at the entity level for federal income tax purposes.
Agreement to be Bound by our Operating Agreement; Power of Attorney
Each purchaser of a common share will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our operating agreement. Pursuant to this agreement, each shareholder and each person who acquires a common share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents under and in accordance with, our operating agreement.
Duties of Officers and Directors
Our operating agreement provides that our business and affairs shall be managed under the direction of our Board of Directors, which shall have the power to appoint our officers. Our operating agreement further provides that the authority and function of our Board of Directors and officers shall be identical to the authority and functions of a Board of Directors and officers of a corporation organized under the Delaware General Corporation Law, or “DGCL,” except as expressly modified by the terms of the operating agreement. Finally, our operating agreement provides that except as specifically provided therein, the fiduciary duties and obligations of our Board of Directors owed to us and to our members shall be the same as the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively.
Our operating agreement does not expressly modify the duties and obligations owed by officers and directors under the DGCL. However, there are certain provisions in our operating agreement regarding exculpation and indemnification of our officers and directors that differ from the DGCL. First, our operating agreement provides that to the fullest extent permitted by applicable law our directors will not be liable to us. Under the DGCL, a director or officer would be liable to us for (1) breach of duty of loyalty to us or our shareholders; (2) intentional misconduct or knowing violations of the law that are not done in good faith; (3) improper redemption of stock or declaration of a dividend; or (4) a transaction from which the director derived an improper personal benefit.
Second, our operating agreement provides that we indemnify our directors and officers for acts or omissions to the fullest extent permitted by law. Under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful.
Third, our operating agreement provides that in the event a potential conflict of interest exists or arises between any of our principals, our directors or their respective affiliates, on the one hand, and us, any of our subsidiaries or any of our shareholders, on the other hand, a resolution or course of action by our Board of Directors shall be deemed approved by all of our shareholders, and shall not constitute a breach of the fiduciary duties of members of the board to us or our shareholders, if such resolution or course of action is (1) approved by our nominating and corporate governance committee, which is composed of independent directors, (2) approved by shareholders holding a majority of our shares that are disinterested parties, (3) on terms no less favorable than those generally provided to or available from unrelated third parties, or (4) fair and reasonable to us. Under the DGCL, a corporation is not permitted to automatically exempt board members from claims of breach of fiduciary duty under such circumstances.
In addition, our operating agreement provides that all conflicts of interest described in this prospectus are deemed to have been specifically approved by all of our shareholders.
Election of Members of Our Board of Directors
Since our first annual meeting of shareholders, members of our Board of Directors have been elected by a plurality of our shareholders. Each member of our Board of Directors currently serves for a one-year term expiring in 2019.

Removal of Members of Our Board of Directors
Any director or the entire Board of Directors may be removed, only for cause (as defined in the operating agreement) and then only by a vote of at least two-thirds of the votes entitled to be cast in the election of directors. The vacancy in the Board of Directors caused by any such removal will be filled by a vote of the majority of directors then in office even if the remaining directors do not constitute a quorum.
Shareholder Meetings
Under our operating agreement, we are required to hold an annual meeting of shareholders for the election of directors and other business during the month of May of each year on a date and time to be set by the Board of Directors. In addition, our operating agreement provides that a special meeting of shareholders may be called by our Board of Directors and certain of our officers. Our operating agreement further provides that, subject to the satisfaction of certain procedural and information requirements, a special meeting of shareholders shall be called by the Secretary of the company upon written request of shareholders entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting.
Advance Notice of Nominations and Shareholder Business
Our operating agreement establishes advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors at annual meeting of our shareholders.
Limited Liability
Section 18-607 and Section 18-804 of the Delaware LLC Act provide that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under Section 18-607, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under Section 18-804 of the Delaware LLC Act, a limited liability company that has dissolved and is winding up its affairs may not make a liquidating distribution to its members unless it has paid or made reasonable provision for the payment of all of its known liabilities, the satisfaction of all known claims against it, including contingent, conditional or unmatured claims, and the satisfaction of claims that have not been made known to it or that have not arisen but that, based on facts that are known to it, are likely to arise or become known within 10 years after the date of dissolution. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the operating agreement.
Limitations on Liability and Indemnification of Our Directors and Officers
Our operating agreement provides that our directors will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director’s obligations or duties in connection with us, including breach of fiduciary duty, except as follows: (1) for any breach of the director’s duty of loyalty to us or the holders of the shares; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. The operating agreement provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee, tax matters member or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

Amendment of Our Operating Agreement
Amendments to our operating agreement may be proposed only by or with the consent of our Board of Directors. To adopt a proposed amendment, our Board of Directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total voting power of our outstanding common shares and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series.
Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of shares so affected;

•
provide that we are not dissolved upon an election to dissolve our limited liability company by our Board of Directors that is approved by holders of a majority of the total voting power of our outstanding common shares;

•	change the term of existence of our company; or

•
give any person the right to dissolve our limited liability company other than our Board of Directors’ right to dissolve our limited liability company with the approval of holders of a majority of the total voting power of our outstanding common shares.

The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the total voting power of our outstanding common shares.
No Shareholder Approval. Our Board of Directors may generally make amendments to our operating agreement without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of shareholders in accordance with our operating agreement;

•
the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

•
a change that our Board of Directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed at the entity level for U.S. federal income tax purposes other than as our Board of Directors specifically so designate;

•
an amendment that our Board of Directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under ERISA whether or not substantially similar to plan asset regulations currently applied or proposed;

•
an amendment that our Board of Directors determines, based on the advice of counsel, to be necessary to cause our allocations of profit and loss to conform to the requirements of Section 704(b) of the Code;

•	an amendment or issuance that our Board of Directors determines to be necessary or appropriate for the authorization of additional securities;

•	any amendment expressly permitted in our operating agreement to be made by our Board of Directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;

•
any amendment that our Board of Directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

•	a change in our fiscal year or taxable year and related changes; and

•	any other amendments substantially similar to any of the matters described above.
In addition, our Board of Directors may make amendments to our operating agreement without the approval of any shareholder or assignee if our Board of Directors determines that those amendments:

•	do not adversely affect the shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect;

•
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•
are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our Board of Directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our Board of Directors relating to splits or combinations of shares under the provisions of our operating agreement; or

•	are required to effect the intent expressed in our operating agreement or are otherwise contemplated by our operating agreement.
Merger, Sale or Other Disposition of Assets
Our Board of Directors is generally prohibited, without the prior approval of holders of a majority of the total voting power of all of our outstanding common shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our Board of Directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any shareholder. Our Board of Directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.
If the conditions specified in our operating agreement are satisfied, our Board of Directors may merge our company or any of its subsidiaries into, or convey all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, in each case without any approval of our shareholders. The shareholders are not entitled to dissenters’ rights of appraisal under the operating agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event.
Termination and Dissolution
We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our Board of Directors to dissolve us, if approved by holders of a majority of the total voting power of all of our outstanding common shares; (2) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (3) the entry of a decree of judicial dissolution of our limited liability company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.
Election to be Treated as a Corporation
If the Board of Directors determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to cause us to be treated as an association or as a publicly traded partnership taxable as a corporation, or a corporation electing to be taxed as a REIT, for U.S. federal (and applicable state) income tax purposes.
In the event that the Board of Directors determines our company should seek relief pursuant to Section 7704(e) of the Code to preserve the treatment of our company as a partnership for U.S. federal (and applicable state) income tax purposes, our company and each shareholder shall agree to adjustments required by the tax authorities, and our company and each shareholder shall pay such amounts as required by the tax authorities.
Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting and tax purposes, our fiscal year is the calendar year. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1s) as promptly as practicable after the end of each tax year, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. However, we may not be able to provide holders of our common shares with tax information on a timely basis. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. In addition, delivery of this information by us may be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, holders of our common shares will need to apply for extensions of time to file their tax returns.
Provisions in the Operating Agreement that may have an Anti-Takeover Effect
Some of the provisions in the operating agreement described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

•	allowing only our Board of Directors to fill newly created directorships,

•
requiring advance notice for our shareholders to nominate candidates for election to our Board of Directors or to propose business to be considered by our shareholders at a meeting of our shareholders;

•	our ability to issue additional securities, including, but not limited to, preferred shares, without approval by our shareholders;

•	the ability of our Board of Directors to amend the operating agreement without the approval of the shareholders except under certain specified circumstances;

•
requiring that (subject to certain exceptions) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares (See “—Restrictions on Ownership and Transfer;”) and

•	limitations on the ability of our shareholders to call special meetings of our shareholders or to act by written consent.
Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.
Restrictions on Ownership and Transfer
Our operating agreement, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our operating agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common shares which are transferred to the trust (as described below), will be required to give notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on the qualification as a REIT of any potential REIT subsidiary we may acquire or form in the future.
Our Board of Directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our Board of Directors such representations, covenants and undertakings as our Board of Directors may deem appropriate. Our Board of Directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate. Our Board of Directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliates, subject to certain conditions.
Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions (other than those described in the preceding paragraph) will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our operating agreement) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur, our operating agreement provides that the purported transfer in violation of the restrictions will be void ab initio. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to common shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law and pursuant to our operating agreement, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the common shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that the shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our operating agreement) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that the shares have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the securities shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
All certificates representing the shares bear a legend referring to the restrictions described above.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or might otherwise be in the best interests of our shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Introduction
The following summary discusses the material U.S. federal income tax and, for certain non-U.S. holders (as defined below), estate tax consequences of the acquisition, ownership and disposition of our common shares and preferred shares. Any additional U.S. federal income tax considerations of the ownership and disposition of our preferred shares, shareholder rights, warrants or debt securities will be addressed in an applicable prospectus supplement or free writing prospectus we and any selling security holders may provide you. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that our shares will be held as capital assets for U.S. federal income tax purposes. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of our shares in light of its personal circumstances, or to holders of our shares that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

•	dealers in securities or foreign currencies;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations (except to the extent discussed in “—Taxation of Holders of Our Shares—Unrelated Business Taxable Income”);

•	RICs (except to the extent discussed in “—Taxation of Holders of Our Shares—Mutual Fund Holders”);

•	REITs;

•	non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Holders of Our Shares”);

•	controlled foreign corporations, or “CFCs”;

•	passive foreign investment companies, or “PFICs”;

•	persons who are subject to the alternative minimum tax;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	persons that hold our shares as part of a hedge, straddle, constructive sale, or integrated or conversion transaction;

•	persons whose functional currency is not the U.S. dollar;

•	persons who are, or who hold our shares through, partnerships or other pass-through entities; or

•	holders of options granted by us or persons who acquired our shares as compensation.
The tax treatment of partners in a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our shares generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold our shares should consult their tax advisors.
As used below, a “U.S. holder” is a beneficial owner of our shares who is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of our shares that is not a U.S. holder or a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes). The term “holders” includes both a U.S. holder and a non- U.S. holder.
The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the acquisition, ownership and disposition of our shares, including the applicability and effect of U.S. federal, state and local or foreign income and other tax laws to your particular circumstances.
Our Taxation
Classification of Ellington Financial LLC
In the opinion of Hunton Andrews Kurth LLP, or “Hunton,” we have been and will be treated, for U.S. federal income tax purposes, as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. It must be emphasized that the opinion of Hunton speaks as of the date issued and is based on various assumptions and representations relating to our organization, operations, assets, activities and income, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we, at all times, have operated and will continue to operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants regarding our organization, assets, income, and present and future conduct of our activities and operations, and assumes that such representations and covenants are accurate and complete.
There is limited statutory, administrative and judicial authority addressing certain aspects of the treatment of instruments similar to our shares for U.S. federal income tax purposes. No assurance can be given that the IRS would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of acquiring, owning and disposing of our shares, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.
While we believe that we have been organized and have operated so that we have qualified, and will continue to qualify, to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hunton or us that we will so qualify for any particular year. Hunton will have no obligation to advise us or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by Hunton on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
If, for any reason, including our failure to meet the qualifying income exception, we were treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, items of income, gain, loss, deduction and credit would not pass through to the holders of our shares, and such holders would be treated for U.S. federal (and certain state and local) income tax purposes as shareholders in a corporation. We would be required to pay income tax at regular corporate rates on all of our income. In addition, we could be liable for state and local income and/or franchise taxes on all of our income. Distributions to holders of our shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. Additionally, distributions paid to non-U.S. holders of our shares would be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty). Thus, if we were treated as a corporation, such treatment would likely result in a material reduction in cash flow and potentially a corresponding reduction of after-tax returns for holders of our shares.
Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that we are treated, and will continue to be treated, as a publicly traded partnership.
A publicly traded partnership will be treated as a partnership, and not taxable as a corporation, for U.S. federal income tax purposes if 90% or more of the income of such publicly traded partnership during each taxable year consists of “qualifying income,” and such publicly traded partnership would not be included in the definition of a RIC in Section 851(a) of the Code if it were a domestic corporation (which generally applies to entities required to register under the Investment Company Act). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the “conduct of a financial or insurance business” or is based, directly or indirectly, on the income or profits of any person. Our income currently consists primarily of interest income, income and gains from interest rate derivatives, credit derivatives and other derivatives, and gains from the sale of securities (including income from the short sale of securities), all of which is generally qualifying income for purposes of the qualifying income exception. However, no assurance can be given as to the types of income we will earn in the future.

We believe we satisfy the qualifying income exception and we intend to continue to conduct our activities and operations so that we will continue to qualify for this exception in each taxable year. There can be no assurance, however, that the IRS will not challenge our compliance with the qualifying income exception requirements and, therefore, assert that we are taxable as a corporation for U.S. federal income tax purposes. Such treatment would likely result in a material reduction in cash flow and potentially a corresponding reduction in after-tax returns for holders of our shares.
If, at the end of any year, we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) we and each of the holders of our shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under our operating agreement, each holder of our shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership for U.S. federal (and applicable state) income tax purposes. It is not possible to state whether we would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of the shares (during the failure period) will be required to pay such amounts as are required by the IRS.
Certain Federal, State, Local and Non-U.S. Tax Matters
We may be subject to state, local or non-U.S. taxation, and any corporate or REIT subsidiary of ours may be subject to U.S. federal, state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. We or a subsidiary of ours may be required to file tax returns in some or all of those jurisdictions. In addition, the state, local or non-U.S. tax treatment of us and of the holders of our shares may not conform to the U.S. federal income tax treatment discussed herein. We may pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liabilities in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to holders of our shares as a credit against their federal income tax liability.
Taxation of Holders of Our Shares
Taxation of Holders of Our Shares on Our Profits and Losses
As a partnership for U.S. federal income tax purposes, we are not subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of our items of income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether you have received any distributions. Individuals, trusts and estates that are U.S. holders and whose income exceeds certain thresholds will also be subject to the Medicare tax on “net investment income” of 3.8% on their allocable share of our taxable income. It is possible that your U.S. federal tax liability with respect to your allocable share of our earnings in a particular taxable year could exceed the cash distributions to you, thus requiring an out-of-pocket tax payment by you. See “—Nature of Our Business Activities—Non-Cash Income from Our Investments” below. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at the partnership level (rather than at the shareholder level).
Allocation of Profits and Losses
For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us will be allocated among the holders of our shares in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. The allocable share of such items for a holder of our shares will be determined by our operating agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with such holder’s interest in us. We believe that the allocations provided by our operating agreement have “substantial economic effect.” If the allocations provided by our operating agreement were successfully challenged by the IRS on the basis that they do not have "substantial economic effect," however, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.
You may be allocated different amounts of our income, gain, loss, deduction and credit than other holders as a result of Section 704(c) of the Code and certain elections made by us and our Operating Partnership. Since January 1, 2013, we have held all of our assets and conducted all of our operations through our Operating Partnership. We own approximately 99% of the OP Units. The remaining OP Units are held by EMG Holdings, L.P., an affiliate of our Manager, and certain related parties. Although we have made an election to adjust the basis in our assets upon a transfer of our shares under Section 754 of the Code, our Operating Partnership did not make and does not intend to make a Section 754 election. See “—Administrative Matters—Section 754 Election.” As a result of our Section 754 election, each holder that purchases our shares will have an initial tax basis in our assets (i.e., our OP Units) that reflects such holder’s purchase price. Because our Operating Partnership did not make and will not make a Section 754 election, we believe that our Operating Partnership will not be required to make corresponding tax basis adjustments with respect to its assets.

If we were to sell all or part of our OP Units, then the tax basis adjustment required as result of our Section 754 election could result in holders of our shares being allocated different amounts of income or gain from that sale. In addition, it is possible that the IRS might challenge our position that our Section 754 election does not require our Operating Partnership to make tax basis adjustments with respect to its assets. If such challenge were upheld, any holder who purchased our shares when our diluted book value per share exceeded the holder’s per share purchase price would be allocated additional income (and/or a lesser amount of loss) in an amount per share approximately equal to such excess, ignoring any offsetting allocations of operating loss and assuming that our diluted book value per share at the end of the taxable year was equal to or greater than the diluted book value per share at the time of purchase. No assurance can be provided that the IRS will not successfully assert that the tax basis of the assets held by our Operating Partnership must be adjusted upon a purchase of our shares.
In accordance with applicable Treasury Regulations, we will apply a monthly convention pursuant to which our taxable income and losses will be determined annually and will be prorated on a monthly basis. Then the income and losses will be apportioned among the holders in proportion to the shares owned by each of them as of the first business day of the month, or the “Allocation Date.” However, certain “extraordinary items,” such as income or gain realized on a sale or other disposition of our assets other than in the ordinary course of business, will be allocated among the holders owning our shares on the Allocation Date in the month in which that gain or loss is recognized. It is not entirely clear whether certain items, such as the mark-to-market gains and losses recognized at the end of the year and allocated to us as a result of our Operating Partnership’s election under Section 475(f) of the Code (see “—Nature of Our Business Activities-Mark-to-Market Election”), will be treated as “extraordinary items.” We do not intend to treat these mark-to-market gains and losses as “extraordinary items.” If the IRS successfully asserted a contrary position, there would be a disproportionate allocation of our income to holders owning our shares in the month in which our mark-to-market gains and losses are recognized. As a result of the monthly convention for allocating items, holders of our shares may be allocated items of income, gain, loss, deduction, and credit realized before the date on which they acquired the shares or after the date on which they disposed of the shares. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any cash distributions.
Adjusted Tax Basis of Shares
Our distributions generally will not be taxable to you to the extent of your adjusted tax basis in our shares (see “—Treatment of Distributions” below). In addition, you will be allowed to deduct your allocable share of our losses (if any) only to the extent of your adjusted tax basis in your shares at the end of the taxable year in which the losses occur. Your initial tax basis in your shares will be generally equal to the amount of cash you paid for your shares and will be generally increased by your allocable share of our profits (and items of income and gain). Your adjusted tax basis in our shares will be generally decreased (but not below zero) by your allocable share of our losses (and items of loss, deduction and expense), the amount of cash distributed to you and our tax basis in property (other than cash) distributed to you by us. Moreover, your adjusted tax basis will include your allocable share of our liabilities, if any.
To the extent a deduction of your allocable share of our losses (if any) is not allowed because you had insufficient adjusted tax basis in your shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed to the extent of your adjusted tax basis in your shares in those subsequent taxable years.
Treatment of Distributions
Cash distributions by us with respect to our shares or in redemption of less than all of your shares generally will not be taxable to you. Instead, such distributions will be treated as a distribution from a partnership and will reduce, but not below zero, your adjusted tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted tax basis in your shares, the excess will be taxable to the holder as gain from a sale or exchange of shares (as described in “—Disposition of Our Shares” below). It is possible that partial redemptions made during the taxable year could result in taxable gain to you where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in your allocable share of our liabilities, and certain distributions of marketable securities by us, are treated as cash distributions for U.S. federal income tax purposes.
Disposition of Our Shares
A sale or other taxable disposition of all or a part of your shares (including in redemption for cash of all of your shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including any cash deemed received by reason of the reduction in your share of our liabilities) and your adjusted tax basis in your shares (as described in “—Adjusted Tax Basis of Shares” above). Your adjusted tax basis as so described will also be adjusted for this purpose by your allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of unrealized gain or loss in our assets to the extent described in Section 751 of the Code. This may include, among other things, accrued market discount on debt securities having a stated

redemption price at maturity that is greater than our tax basis in those debt securities and unremitted earnings of any CFC held by us, although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code. If you dispose of your shares at a time when we hold stock in a PFIC that is not a qualified electing fund, or “QEF,” you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by us, so that gain attributable to such investment would be taxable as ordinary income and would be subject to an interest charge.
The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that adjusted tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the adjusted tax basis allocated to the interests sold equals an amount that bears the same relation to the partner’s adjusted tax basis in all of the partner’s interests in the partnership as the value of the interests sold bears to the value of all of the partner’s interests in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling holder of our shares who can identify shares transferred with an ascertainable holding period to elect to use the actual holding period of the shares transferred. Thus, according to the IRS ruling discussed above, a holder of our shares will be unable to select high or low basis shares to sell as would be the case with corporate stock but, according to the Treasury Regulations, such holder may designate specific shares sold for purposes of determining the holding period of shares transferred. A holder electing to use the actual holding period of shares transferred must consistently use that identification method for all subsequent sales or exchanges of shares. A holder considering the purchase of additional shares or a sale of shares purchased in separate transactions is urged to consult the holder’s own tax advisor as to the possible consequences of this IRS ruling and application of the Treasury Regulations.
Limitation on Deductibility of Capital Losses
If you are an individual, any capital losses generated by us (or upon a disposition of our shares) generally will be deductible only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by us (or upon a disposition of shares) generally will be deductible to the extent of your capital gains for the taxable year. Corporations generally may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.
Limitation on Deductibility of Certain of Our Losses
Individuals and certain closely held subchapter C corporations will be allowed to deduct their allocable share of our losses (if any) only to the extent of each such holder’s “at risk” amount in us at the end of the taxable year in which the losses occur. The amount for which a holder is at risk with respect to its interest generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (1) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (2) from persons who have a proprietary interest in us and from certain persons related to such persons; and (3) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder’s allocable share of our losses is not allowed because the holder has an insufficient amount at risk in us, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder’s at risk amount in subsequent years.
We do not expect to generate any material amount of income or losses from “passive activities” for purposes of Section 469 of the Code. However, to the extent that we generate any income from passive activities, such income may not be used to offset your passive activity losses from other activities. To the extent that we generate any losses from passive activities, such losses will be suspended and will only be allowed as an offset to passive activity income from us in future years or allowed as a loss upon the complete disposition of a holder’s interest in us. Accordingly, income allocated by us to you generally will not be able to be offset by your other passive activity losses, and passive activity losses allocated to you by us generally will not be able to be used to offset your other passive activity income. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.
The TCJA imposes new limitations on the deductibility of “excess business losses”. To the extent that we generate a business loss for any taxable year, that loss will flow through to our holders. However, our holders’ ability to deduct that loss against income from other sources may be limited by the new excess business loss rules applicable to non-corporate taxpayers. Any disallowed loss may be carried forward (but not backward) by the shareholder as an NOL to future taxable years, subject to certain limitations, including a provision limiting NOL deductions to 80% of taxable income in the carryforward year. The impact of the limitation on excess business losses and NOL carryforwards on our holders remains uncertain, although administrative guidance interpreting these provisions may be forthcoming at any time.
Investment Interest Limitation
Individuals and other noncorporate holders of our shares will be allowed to deduct their allocable share of our “investment interest” (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder’s net investment income for the taxable year. A holder’s net investment income generally is the excess, if any, of the holder’s investment income from all sources (which is gross income from property held for investment such as an investment in our shares) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as “qualified dividend income” that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.
To the extent that your allocable share of our investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed to the extent of your net investment income in those subsequent years. If you borrow to finance the purchase of our shares, any interest paid or accrued on the borrowing will be allocated among our assets for purposes of determining the portion of such interest that is investment interest subject to the foregoing limitations or passive activity interest subject to the passive activity rules under Section 469 of the Code. The portion of such interest allocated to property held for investment (such as bonds or other securities) will be treated as investment interest. You should consult your tax advisors regarding the application to you of the allocation of such interest among our assets. Because the amount of a holder’s allocable share of our investment interest that is subject to this limitation will depend on the holder’s aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which our investment interest will be disallowed under this rule will depend on your particular circumstances each year.
Limitation on Deduction of Certain Other Expenses
We believe that, based on the scope of our current activities, most of the expenses incurred directly by us and by our Operating Partnership, including base management fees and incentive fees paid to our Manager, will not be treated as “miscellaneous itemized deductions” and will be deductible as ordinary trade or business expenses. We have made investments, however, including investments in partnerships, whose related expenses will be treated as miscellaneous itemized deductions. At present, we do not believe that our share of such expenses will be significant, but no assurance can be provided that we will not in the future incur significant amounts of expenses that will be treated as miscellaneous itemized deductions. While the ability to deduct miscellaneous itemized deductions is currently limited for holders of our shares who are individuals, estates, or trusts, for taxable years beginning after December 31, 2017 and before January 1, 2026, under the TCJA, miscellaneous itemized deductions will no longer be deductible at all by those holders. A holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by us.
The TCJA also imposes new limitations on the deductibility of business interest expense. The new business interest expense limitation applies to net interest expense (i.e., interest expense in excess of interest income). Any disallowed partnership interest expense may generally be carried forward to future taxable years, subject to additional requirements and limitations. Because our activities generate substantial amounts of interest income, it is anticipated that the deductibility of partnership interest expense generally will not be impacted by the new limitation. However, there can be no complete assurance that our activities will not produce net interest expense, the deductibility of which is limited by the new rules. In addition, it is possible that interest expense deductions by one or more of our domestic taxable corporate subsidiaries will be limited by the new rules.
Our organizational expenses are not currently deductible, but must be amortized ratably over a period of 15 years. Our syndication expenses (i.e., expenditures made in connection with the marketing and issuance of shares) are neither deductible nor amortizable.
Mutual Fund Holders
U.S. mutual funds that are treated as RICs for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in our shares for purposes of these tests will depend on whether we will be treated as a “qualified publicly traded partnership.” If we are so treated, then our shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from our shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more “qualified publicly traded partnerships” is limited to 25% of the RIC’s total assets. If, however, we are not treated as a “qualified publicly traded partnership,” then the relevant assets are the RIC’s allocable share of the underlying assets held by us and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by us. However, the 25% limitation on a RIC’s ability to invest in the securities of “qualified publicly traded partnerships” would not apply. We will qualify as a “qualified publicly traded partnership” if we derive less than 90% of our income from sources that are qualifying income for purposes of the RIC 90% gross income test. We believe that we have not been, and anticipate that we will not in the future be, treated as a “qualified publicly traded partnership” for this purpose However, because such qualification will depend on the nature of our future investments, no complete assurance can be provided that we will or will not be treated as a “qualified publicly traded partnership” in any particular year. RICs should consult their own tax advisors regarding an investment in our shares.

Qualified Business Income
Under the TCJA, individuals, estates and trusts may deduct up to 20% of certain pass-through income, including "qualified business income," "qualified publicly traded partnership income," and "qualified REIT dividends," subject to certain limitations. However, certain specified types of investment income are excepted from this provision, including income from a business that consists of investing, trading, or dealing in securities. Therefore, we do not believe that our income is qualified publicly traded partnership income. Accordingly, we do not anticipate that our shareholders will be eligible for this deduction with respect to more than a small percentage of our taxable income
Unrelated Business Taxable Income
We expect that tax-exempt holders of our shares will recognize a significant amount of UBTI as a result of our indebtedness with respect to our assets. A holder that is a tax-exempt organization or account (such as an individual retirement account) for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation (a "tax-exempt holder"), may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner in a partnership (or an entity or arrangement treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include, in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, such tax- exempt partner could be treated as earning UBTI to the extent that such entity derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (e.g., indebtedness incurred in acquiring or holding property). We have incurred, and we expect that we will incur in the future, “acquisition indebtedness” with respect to certain of our assets.
To the extent we recognize income in the form of interest and dividends from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year.
To the extent we recognize gain from disposition of securities with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year.
Under the TCJA, tax-exempt holders that recognize UBTI from us will not be able to offset it with losses from other unrelated trade or businesses they may be engaged in, effective for taxable years beginning after December 31, 2017.
In addition, a portion of our income from any residual interest in a real estate mortgage investment conduit, or a REMIC, or a taxable mortgage pool arrangement owned by a REIT could be treated as “excess inclusion income.” See “—Nature of Our Business Activities—Excess Inclusion Income” below. Excess inclusion income is subject to tax as UBTI in the hands of most tax-exempt holders.
For certain types of tax-exempt entities, the receipt of any UBTI might have adverse consequences. Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning our shares.
Shares Held Offshore
A U.S. withholding tax at a 30% rate will be imposed on distributions on our shares received by U.S. holders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for payments after December 31, 2018 on proceeds from the sale of our shares received by U.S. holders who own our shares through foreign accounts or foreign intermediaries. Any withholding payment, if made by us, will be treated as a distribution of cash to the holder of shares with respect to whom the payment is made, and will reduce the amount of cash to which such holder would otherwise be entitled. We will not pay any additional amounts to the holder of such shares in respect of any amounts thus withheld.
Taxation of Non-U.S. Holders of Our Shares
Section 864(b)(2) of the Code provides a safe harbor (the “Safe Harbor”) applicable to a non-U.S. holder (other than a dealer in securities) that, by virtue of owning our shares, is deemed to engage in trading securities (including contracts or options to buy or sell securities) in the United States for its own account, pursuant to which such non-U.S. holder will not be deemed to be engaged in a U.S. trade or business. The Safe Harbor also provides that a non-U.S. corporation (other than a dealer in commodities) that, by virtue of owning our shares, is deemed to engage in the U.S. in trading commodities for its own account, is not deemed to be engaged in a

U.S. trade or business if “the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place.” Pursuant to proposed regulations, a non-U.S. holder (other than a dealer in stocks, securities or derivatives) that, by virtue of owning our shares, is deemed to effect transactions in the United States in derivatives (including (i) derivatives based upon stocks, securities, and certain commodities and currencies, and (ii) certain notional principal contracts based upon an interest rate, equity, or certain commodities and currencies) for its own account, is not deemed to be engaged in a U.S. trade or business. Although the proposed regulations are not final, the IRS has indicated in the preamble to the proposed regulations that for periods prior to the effective date of the proposed regulations, taxpayers may take any reasonable position with respect to the application of Section 864(b)(2) of the Code to derivatives, and that a position consistent with the proposed regulations will be considered a reasonable position. We intend to conduct our business in a manner so as to meet the requirements of the Safe Harbor. However, there can be no assurance that the IRS will agree that each of our transactions qualify for the Safe Harbor. If certain of the our activities were determined not to be of the type described in the Safe Harbor, our activities may cause non-U.S. holders to be engaged in a U.S. trade or business.
So long as our income is not treated as effectively connected with a U.S. trade or business, a non-U.S. holder will generally be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of our gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Although the matter is not entirely clear, income from derivative transactions may also be subject to U.S. federal withholding taxes. Moreover, dividend equivalent payments from certain derivative transactions are subject to U.S. federal withholding tax. We currently intend not to withhold on derivative income allocated to non-U.S. holders, except to the extent that such income is attributable to certain dividend equivalent payments. We expect that most of our interest income will constitute “portfolio interest” that is not subject to this withholding tax. We have made investments, including investments in domestic corporate subsidiaries (one of which elected to be taxed as a REIT), the income from which will generally be subject to this withholding tax. At present, we do not believe that we will receive significant income from those investments, but no assurance can be provided that we will not in the future receive significant income that is subject to the withholding tax described above. We expect that any dividend income that we earn, including actual dividends received, dividend equivalent payments from certain derivative transactions and consent dividends deemed received from any corporate or REIT subsidiaries, will be subject to this withholding tax. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you.
Non-U.S. holders generally are not subject to U.S. federal income tax on capital gains (including gains recognized as a result of our Operating Partnership’s mark-to-market election under Section 475(f) of the Code that are treated as ordinary income for U.S. federal income tax purposes) if (1) such gains are not effectively connected income of such non-U.S. holder (or, if certain income tax treaties apply, such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. holder); and (2) if such non-U.S. holder is an individual, such holder is not present in the United States for 183 or more days during the taxable year (provided that certain other conditions are met).
While we expect that our method of operation will not result in our generating significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders. In addition, in the case of dividends paid to us by our REIT subsidiary or any other REIT which we form as a subsidiary or in which we own an interest, to the extent that such dividends are attributable to gains from the disposition of a “United States real property interest,” such gains will be treated as income that is effectively connected with a U.S. trade or business, unless the class of stock we own in such REIT is regularly traded on an established securities market and we did not own more than 10% of that class of stock during the one-year period prior to the payment of the dividends that paid out such gains. We do not expect our REIT subsidiary or any other REIT which we form or in which we invest to generate material amounts of gain from the disposition of United States real property interests, but we cannot provide complete assurance that any of our REIT subsidiaries or investments will not generate income that is effectively connected with a U.S. trade or business (See “—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Taxation of Non-U.S. Holders of REIT Shares”).
If a non-U.S. holder were treated as being engaged in a U.S. trade or business in any year because an investment by us in such year constituted a U.S. trade or business, such holder generally would be required to (1) file a U.S. federal income tax return for such year reporting its allocable share, if any, of our income or loss effectively connected with such trade or business and (2) pay U.S. federal income tax at regular graduated tax rates applicable to U.S. holders on any such income. Moreover, a corporate non-U.S. holder might be subject to a 30% U.S. branch profits tax on its allocable share of our effectively connected income, although such tax may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. holder resides or is organized. In addition, a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder’s allocable share of our effectively connected income. Any amount so withheld would be creditable against such non-U.S. holder’s U.S. federal income tax liability, and such non- U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. To the extent our income is treated as effectively connected income, it may also be treated as non-qualifying income for purposes of the qualifying income exception discussed above under “—Our Taxation-Classification of Ellington Financial LLC.” Finally, if we are engaged in a U.S. trade or business, a portion of any gain recognized by an investor who is a non-U.S. holder on the sale or exchange of its shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax and witholding tax under Section 1446(f) of the Code on the sale or exchange. Notwithstanding the foregoing, the withholding rules under Section 1446(f) of the Code have been suspended with respect to dispositions of interests in publicly traded partnerships, until further regulations or other guidance is issued on how to withhold, deposit, and report the tax withheld for such dispositions.
In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (1) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (2) who is an individual present in the United States for 183 or more days and has a “tax home” in the United States for U.S. federal income tax purposes; or (3) who is a former citizen or resident of the United States.
A U.S. withholding tax at a 30% rate will be imposed on distributions on our shares received by certain non-U.S. holders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed for payments after December 31, 2018 on proceeds from the sale of our shares received by certain non-U.S. holders. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. That payment, if made by us or your broker or financial institution, will be treated as a distribution of cash to the holder of shares with respect to whom the payment is made, and will reduce the amount of cash to which such holder would otherwise be entitled. We will not pay any additional amounts to holders of such shares in respect of any amounts thus withheld.
If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning, receiving distributions from and disposing of your shares, as well as the effects of state, local and non-U.S. tax laws.
U.S. Federal Estate Taxes for Non-U.S. Holders
Non-U.S. holders who are individuals may be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. It is unclear whether partnership interests (such as our shares) will be considered to be U.S.-situs property. Accordingly, non-U.S. holders may be subject to U.S. federal estate tax on all or a portion of the value of our shares owned at the time of their death. Prospective non-U.S. holders who are individuals are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our shares.
Nature of Our Business Activities
We have invested or may invest, directly or indirectly, in a variety of assets, including, but not limited to, debt and equity securities of various U.S. and foreign issuers (including short positions with respect to such securities) and interest rate, credit risk, and other derivatives. Such investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances. Certain of our business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (1) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash, (2) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (3) adversely alter the tax characterization of certain financial transactions.
The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.
Interest Income
Interest income derived by us will generally be qualifying income for purposes of the qualifying income exception provided the income is not derived from “the conduct of a financial or insurance business” and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes “the conduct of a financial or insurance business,” we believe that our investment activities generally will not constitute “the conduct of a financial or insurance business” for purposes of the qualifying income exception. For example, we believe that we have not been engaged in the loan origination business, although our domestic corporate and REIT subsidiaries have originated loans and/or have acquired interests in mortgage originators. We anticipate that any loan origination activities conducted (or deemed to be conducted) by our domestic or foreign corporate or REIT subsidiaries will not be attributed to us, and we do not otherwise intend to engage in a loan origination business directly or indirectly. Nevertheless, there can be no assurance that the IRS will not successfully contend that all or a portion of our interest income, including interest income earned by our domestic or foreign corporate or REIT subsidiaries, is related to the “conduct of a financial or insurance business” by us, in which case such interest income would not be treated as qualifying income for the qualifying income exception and we could fail to qualify for that exception. We intend to continue to conduct our operations so that at least 90% of our gross income in each taxable year is qualifying income for purposes of the qualifying income exception. See “—Our Taxation—Classification of Ellington Financial LLC” above.
Derivative Income
From time to time, we enter into derivative transactions, such as interest rate swaps, caps and floors, credit default swaps, total rate of return swaps, options to purchase these items, TBAs and futures and forward contracts. We expect that many of our derivative transactions will be treated as “notional principal contracts” for U.S. federal income tax purposes. For purposes of the qualifying income exception, unless we are treated as a dealer in notional principal contracts, our income from a notional principal contract will be treated as qualifying income, provided the property, income, or cash flow that measures the amounts to which we are entitled under the contract would give rise to qualifying income if held or received directly by us or the notional principal contract is related to our business of investing in stock or securities. We do not anticipate that we would be treated as a dealer in notional principal contracts. We expect that, in general, payments under our derivative instruments will be measured by reference to an interest rate or interest rate index, with a cash flow that would be treated as interest income if received directly. As stated above, interest (other than interest derived from the “conduct of a financial or insurance business” or interest that is based, directly or indirectly, on the profits of any person) is qualifying income for purposes of the qualifying income exception. In addition, we expect that all income and gain from our notional principal contracts will be related to our business of investing in stock or securities. Accordingly, we expect that the income and gain from such derivative transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a derivative transaction as a notional principal contract. In addition, we may enter into derivative transactions that do not produce qualifying income for the qualifying income exception. We intend to structure our derivative transactions in a manner that does not jeopardize our satisfaction of the qualifying income exception. See “—Our Taxation—Classification of Ellington Financial LLC” above.
Dividends and Capital Gains
Dividends and capital gains earned by us will generally be qualifying income for purposes of the qualifying income exception. We also believe that our income generated from short sales of securities generally constitutes qualifying income for purposes of the qualifying income exception. Long-term capital gains and “qualified dividend income” earned by taxpayers taxed at individual rates from certain domestic and foreign corporations (but generally excluding REITs) are taxed at reduced U.S. federal income tax rates. Subject to the discussion under “—Taxation of Holders of Our Shares—Disposition of Our Shares,” the reduced rates applicable to long-term capital gains generally will also apply to capital gains recognized by holders of our shares who sell the shares that they have held for more than one year. The reduced rates do not apply to short-term capital gains and income generated from short sales of securities. Any dividend income allocated to holders that are corporations generally will not be eligible for a full dividend-received deduction. Dividends paid to us by our REIT subsidiary or any other REIT which we form as a subsidiary or in which we own an interest, and allocate to holders that are individuals, estates and trusts, generally should be treated as "qualified REIT dividends." See “-Taxation of Holders of Our Shares-Qualified Business Income” above.
Domestic Partnership Subsidiaries
As noted above, since January 1, 2013, we have held all of our assets and conducted all of our operations through our Operating Partnership. We believe our Operating Partnership will be treated as a partnership for U.S. federal income tax purposes. As described above, partnerships are not subject to U.S. federal income tax. Rather, we will be required to take into account our allocable share of our Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of our Operating Partnership’s ending within or with our taxable year (including any non-qualifying income or income that is treated as effectively connected with the conduct of a U.S. trade or business), without regard to whether we have received or will receive any distribution from our Operating Partnership. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income, gain, loss, deductions, and credits are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations. We or our Operating Partnership have invested and may invest in other entities that are treated as partnerships for U.S. federal income tax purposes.
Domestic Corporate Subsidiaries
We use domestic corporate subsidiaries to make certain investments that could generate income that would not be qualifying income if earned directly by us. For example, we do not originate loans, but instead cause a domestic corporate subsidiary to originate loans, because we anticipate that such activities, if we were to carry them out, could cause us to be treated as engaged in a “financial business” for purposes of the qualifying income exception. We anticipate that any loan origination activities conducted (or deemed to be conducted) by our domestic or REIT subsidiaries will not be attributed to us. Nevertheless, there can be no assurance that the IRS will not successfully contend that all or a portion of our income from loans, including income earned by our domestic or REIT subsidiaries, is related to the “conduct of a financial or insurance business” by us, in which case such income would not be treated as qualifying income for the qualifying income exception and we could fail to qualify for that exception. We have also contributed non-performing residential or commercial mortgage loans to a domestic corporate or REIT subsidiary so that the subsidiary, rather than us, would modify such loans or hold the real estate following foreclosure. Finally, we may hold a portion of our interests in MSRs that we may acquire through one or more domestic corporate subsidiaries to avoid generating non-qualifying income for purposes of the qualifying income exception applicable to publicly traded partnerships. Our domestic corporate subsidiaries are subject to U.S. federal, state, and local corporate income tax on their income. To the extent that our domestic corporate subsidiaries pay any taxes, they will have less cash available for distribution to us, which would reduce the amount of cash available for distribution to holders of our shares. Our dividend income from our domestic corporate subsidiaries will be qualifying income for the qualifying income exception. See also “—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs” below.
Foreign Corporate Subsidiaries
We have formed, and may in the future acquire, equity interests in foreign corporate entities that are treated as corporations for U.S. federal income tax purposes (each, a “foreign corporate subsidiary”). We believe that the foreign corporate subsidiaries we have formed are CFCs. We anticipate that any foreign corporate subsidiary that we form or acquire in the future would be treated as a CFC or PFIC for U.S. federal income tax purposes and, in the case of a PFIC, we would elect to treat the PFIC as a QEF, unless our investment in the PFIC is subject to mark-to-market treatment under our election under Section 475(f) of the Code. Our income from a CFC or PFIC generally is qualifying income for purpose of the qualifying income exception. However, each holder of our shares is generally required to include in income a portion of the income earned by the CFC or PFIC regardless of whether we receive cash distributions from the CFC or PFIC or the holder receives a distribution from us. Moreover, such income inclusions from a CFC or PFIC are not eligible for the favorable tax rate applicable to “qualified dividend income,” and any gain allocated to you from a disposition of stock in a CFC by us would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. Net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC or PFIC are not passed through to the holders of our shares.
Under the TCJA, deferred foreign income of our foreign corporate subsidiaries that has not previously been subject to tax would be deemed repatriated and would be included in income. As stated above, each holder of our shares is generally required to include in income a portion of the income earned by the CFC or PFIC regardless of whether we receive cash distributions from the CFC or PFIC or the holder receives a distribution from us. Thus, we do not expect our foreign corporate subsidiaries to have any deferred foreign income that was deemed to be repatriated in 2017 or will be deemed repatriated in 2018.
The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We anticipate that the foreign corporate subsidiaries we have formed and any foreign corporate subsidiaries that we may hold in the future would either (1) rely on the exemption described above or (2) otherwise operate in a manner so that they should not be subject to U.S. federal income tax on their net income at the entity level. There can be no assurance, however, that any foreign corporate subsidiaries in which we own an interest would be able to satisfy the requirements for such exemption and, therefore, would not be subject to U.S. federal income tax on their income on a net basis. Moreover, there can be no assurance that, as a result of any change in applicable law, treaty, rule or regulation or interpretation thereof, the activities of any of our foreign corporate subsidiaries would not become subject to U.S. federal income tax. We anticipate that any trade or business activities deemed to be conducted by our foreign subsidiaries will not be attributed to us. Nevertheless, there can be no assurance that the IRS will not successfully contend that all or a portion of our income from loans, including income earned by our foreign subsidiaries, is related to the “conduct of a financial or insurance business” by us, in which case such income would not be treated as qualifying income for the qualifying income exception and we could fail to qualify for that exception. While our foreign corporate subsidiaries are generally not expected to be subject to U.S. federal income tax on their net income, such subsidiaries may receive income that is subject to withholding taxes imposed by the United States or other countries. Even if the intended U.S. federal income tax treatment of our foreign corporate subsidiaries is respected, those entities may be subject to income, franchise or other taxes in the jurisdictions and/or the states in which they are organized or operate. Any taxes paid by our foreign corporate subsidiaries will reduce the cash available for distribution to our shareholders.
You are urged to consult your tax advisor regarding the consequences of our investment in non-U.S. entities.
Non-U.S. Currency Gains or Losses
If we make an investment denominated in a currency other than the U.S. dollar, then we may recognize gain or loss attributable to fluctuations in such currency relative to the U.S. dollar. We may also recognize gain or loss on such fluctuations occurring between the time we obtain and dispose of non-U.S. currency, between the time we accrue and collect income denominated in a non-U.S. currency, or between the time we accrue and pay liabilities denominated in a non-U.S. currency. Such gains or losses generally will be treated as ordinary income or loss, and such gain generally will be treated as qualifying income under the qualifying income exception.
Non-Cash Income from Our Investments
As discussed below, we make investments that cause us (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called “non-cash” or “phantom income” could arise for a variety of reasons, including:

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We recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount is treated as interest income by us and an applicable portion will be passed- through to you, even though we generally do not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

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We may recognize taxable income in advance of related cash flow on our assets as a result of our or our Operating Partnership’s mark-to-market election. See “—Mark-to-Market Election.” For example, we will recognize ordinary income at the end of each taxable year to the extent of any increase in unrealized gain on our securities held as a trader.

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We are required to include in income on a current basis the earnings of our foreign corporate subsidiaries and the earnings from PFICs for which we have made a QEF election regardless of whether there has been a cash distribution of such earnings.

•	Any consent dividends deemed paid to us by a REIT will be taxable as ordinary income to us to the extent of the REIT’s earnings and profits, even though no cash will be distributed by the REIT.
Under the TCJA, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on our financial statements, which may require the accrual of income with respect to our debt instruments or MBS, such as original issue discount or market discount, earlier than would be the case under the general tax rules. This rule generally is effective for tax years beginning after December 31, 2017, or will be effective for debt instruments or MBS issued with original issue discount for tax years beginning after December 31, 2018. This rule could increase our “phantom income.” However, the application of this rule to a partnership such as ours that makes an election under Section 475(f) of the Code to mark to market for U.S. federal income tax purposes the securities that it holds as a trader is not entirely clear. In any event, we do not anticipate that this rule will have a material impact on the timing of our income recognition.
You will be required to take such “non-cash” or “phantom” income into account in determining your taxable income, regardless of whether you receive a cash distribution from us. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of our taxable income.
Mark-to-Market Elections
On its initial tax return, our Operating Partnership attached the election it made under Section 475(f) of the Code to mark to market for U.S. federal income tax purposes the securities it holds as a trader. We attached such an election to our initial tax return as well. The election can only be revoked with the consent of the IRS. As noted above under “—Taxation of Holders of Our Shares—Allocation of Profits and Losses,” since January 1, 2013, we have held all of our assets through our Operating Partnership. Because an interest in a non-publicly traded partnership, such as our Operating Partnership, is not considered a “security” subject to the mark-to-market rules of Section 475(f) of the Code, we do not anticipate that the assets we hold directly (i.e., our OP Units) will be required to be marked to market. As noted above, we caused our Operating Partnership to attach its election to be a trader under Section 475(f) of the Code to its initial tax return. As a result of its Section 475(f) election, our Operating Partnership will be required each year to mark-to-market certain securities that it holds, and thereby recognize gain or loss as if it had sold those securities for their fair market value. Our Operating Partnership’s basis in the marked-to-market securities is adjusted accordingly. We will include in our income our allocable share of the mark-to-market gain recognized by our Operating Partnership. The mark-to-market election also requires our Operating Partnership to recognize any accrued market discount on our debt securities held at the end of each year. Any gain that we recognize from our Operating Partnership’s mark-to-market deemed sale of its securities will be treated as qualifying income for purposes of the qualifying income exception. See “—Our Taxation—Classification of Ellington Financial LLC” above, for a discussion of this requirement.
There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. We believe that our Operating Partnership qualifies as a trader, and that we qualified as a trader prior to January 1, 2013. There can be no assurance that we or our Operating Partnership have qualified or will continue to qualify as a trader in securities eligible for the mark-to-market election. We have not received, nor are we seeking, an opinion from counsel or a ruling from the IRS regarding our or our Operating Partnership’s qualification as a trader. If our or our Operating Partnership’s qualification for, or our application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount of taxable income and the tax character of taxable income recognized by us and allocated to the holders of our shares. An inability to utilize the mark-to-

market election might also have an adverse effect on our ability to provide tax information to holders of our shares on a timely basis. The IRS could also challenge any conventions that we use in computing, or in allocating among holders of our shares, any gain or loss resulting from the mark-to-market election. See “—Taxation of Holders of Our Shares—Allocation of Profits and Losses” above.
Our Operating Partnership is required to identify any securities that are not held in connection with the trade or business of trading securities on the day such positions are acquired. If our Operating Partnership fails to properly identify a security that is not held in connection with such trade or business, the IRS may require the Operating Partnership to recognize "mark-to-market" gains on such securities as ordinary income at the end of each taxable year, but defer recognition of any "mark-to-market" losses, to the extent they exceed gains previously recognized with respect to such security, until the security is sold. In addition, we have taken the position that our Operating Partnership's mark-to-market gain or loss in its securities held as a trader, and any gain or loss on the actual disposition of such securities, should be treated as ordinary income or loss. However, because the law is unclear as to the treatment of assets that are held for investment, and the determination of which assets are held for investment, the IRS could take the position that the mark-to-market gain or loss attributable to certain of our Operating Partnership's assets should be treated as capital gain or loss and not as ordinary gain or loss. Additionally, the IRS could take the position that the gain on securities our Operating Partnership identified as not held in connection with the trade or business of trading securities should be treated as ordinary gain rather than capital gain. In either case, we might not be able to use some or all of our losses to offset our income, which could increase the amount of taxable income allocated to the holders of our shares, without any corresponding increase in our economic income or in the distributions we make to the holders of our shares. The tax on our taxable income allocated to you may be in excess of our cash distributions to you.
Excess Inclusion Income
Excess inclusion income is generated by residual interests in REMICs and taxable mortgage pool arrangements owned by REITs. Although we do not currently own any residual interests in REMICs or interests in REITs that generate excess inclusion income, we may acquire such investments in the future. We would be taxed at the highest corporate income tax rate on any excess inclusion income from a REMIC residual interest that is allocable to the percentage of our shares held in record name by disqualified organizations and, although the law is not clear, we may also be subject to that tax if excess inclusion income arises from a taxable mortgage pool arrangement owned by a REIT in which we invest. Disqualified organizations are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from UBTI (including certain state pension plans and charitable remainder trusts). Disqualified organizations are permitted to own our shares. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with our ownership of REMIC residual interests and with the classification of any REIT subsidiaries or a portion of the assets of any REIT subsidiaries in which we may invest as a taxable mortgage pool. A RIC or other pass-through entity owning our shares may also be subject to tax at the highest corporate rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Nominees who hold our shares on behalf of disqualified organizations also potentially may be subject to this tax. Excess inclusion income cannot be offset by losses of our holders. If the holder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as UBTI. A non-U.S. holder would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.
Personal Holding Company Tax
We currently own and may in the future acquire corporate subsidiaries that could be treated as personal holding companies for U.S. federal income tax purposes. A personal holding company is a “closely-held” domestic corporation at least 60% of whose income constitutes “personal holding company income,” which generally includes dividends, interest, certain royalties, annuities and rents. We anticipate that all of our majority-owned domestic corporate subsidiaries will be treated as “closely-held” under the constructive ownership rules applicable to personal holding companies. In addition, substantially all of the income of certain of those subsidiaries could constitute personal holding company income. A personal holding company generally is subject to a 20% corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose. We intend to cause any personal holding company subsidiaries to distribute their income so as to avoid the personal holding company tax.
Administrative Matters
Section 754 Election
We have elected under Section 754 of the Code to adjust the tax basis in all or a portion of our assets in the event of a distribution of property to a holder or in the event of a transfer of an interest in us, including our shares, by sale or exchange or as a result of the death of a holder. We are also required to reduce the tax basis in our assets in connection with certain redemptions and dispositions of our shares. As a result of our election under Section 754 of the Code, each holder that purchases our shares will have an initial tax basis in our assets (i.e., our OP Units) that reflects such holder’s purchase price. Because our holders are treated as having differing tax bases in the OP Units, if we were to sell all or a part of our OP Units, this may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on when a holder purchases our shares and the fair market value of the OP Units at that time, the holder may recognize gain for U.S. federal income tax purposes from the sale of certain of our OP Units even though the sale would cause us to recognize a loss for financial accounting purposes. In addition, if we redeem all of the shares of a holder, pursuant to our share repurchase program or otherwise, then our tax basis in our OP Units will be reduced by the amount of the holder’s loss, if any, recognized on the redemption. An election under Section 754 of the Code can be revoked only with the consent of the IRS.
As noted above, since January 1, 2013, we have held all of our assets and conducted all of our operations through our Operating Partnership. Although we have made an election to adjust the basis in our assets upon a transfer of our shares under Section 754 of the Code, our Operating Partnership did not make and does not intend to make a Section 754 election. Because our Operating Partnership did not make and does not intend to make a Section 754 election, we believe that our Operating Partnership will not be required to make corresponding tax basis adjustments with respect to its assets. It is possible that the IRS might challenge this position, and if such challenge were upheld, any holder who purchased our shares when our diluted book value per share exceeded the holder’s per share purchase price would be allocated additional income (and/or a lesser amount of loss) in an amount per share approximately equal to such excess, ignoring any offsetting allocations of operating loss and assuming that our diluted book value per share at the end of the taxable year was equal to or greater than the diluted book value per share at the time of purchase. No assurance can be provided that the IRS will not successfully assert that the tax basis of the assets held by our Operating Partnership must be adjusted upon a purchase of our shares, which could result in holders of our shares being allocated differing amounts of income and gain from an actual or deemed sale of our Operating Partnership’s assets, as discussed above in “—Taxation of Holders of Our Shares—Allocation of Profits and Losses.”
Information Returns
We have agreed to use reasonable efforts to furnish you with tax information (including IRS Schedule K-1, which describes your allocable share of our income, gain, loss, deduction and credit for our preceding taxable year) as promptly as practicable after the end of each taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss, deduction and credit. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns, which may increase the cost of your tax preparation. Similarly, because holders of our common shares will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of our common shares will be significantly more complicated and expensive than for shareholders in a REIT or a regular corporation. The IRS may successfully contend that certain of our reporting conventions are impermissible, which could result in an adjustment to your income or loss, which may be retroactive. If you are a non-U.S. holder, there can be no assurance that this information will meet your jurisdiction’s tax compliance requirements.
It is possible that we may engage in transactions that subject us and, potentially, the holders of our shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.
Nominee Reporting
Persons who hold our shares as nominees for another person are required to furnish to us (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (A) a person that is not a U.S. person, (B) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (C) a tax-exempt entity; (3) the amount and description of shares held, acquired or transferred for the beneficial owner; and (4) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us.
Brokers and financial institutions are required to furnish additional information about the beneficial owners, including whether they are U.S. persons and specific information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to us. If we do not receive information from these brokers, financial institutions and nominees in a timely or accurate manner, then we may not be able to provide tax information to you in a timely or accurate manner.
Taxable Year
A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. Our taxable year is currently the calendar year. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest in us changes to a group of holders with a different tax year and we have not been forced to change our tax year during the preceding two year period, we would be required to change our tax year to the tax year of that group of holders.

Elective Procedures for Large Partnerships
The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on IRS Schedule K-1s that are issued to the holders of our shares, and such IRS Schedules K-1s would have to be provided on or before March 15 following the close of each taxable year. If an election is made, IRS audit adjustments will flow through to the holders of the shares for the year in which the adjustments take effect, rather than the holders of the shares in the year to which the adjustment relates. In addition, we, rather than the holders of our shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. We have not elected and do not currently anticipate that we will elect to be subject to the large partnership procedures.
Treatment of Amounts Withheld
If we, or your broker or financial institution, are required to withhold any U.S. tax on distributions made to any holder of our shares, we, or your broker or financial institution, will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.
Tax Audits
Adjustments in tax liability with respect to our items generally will be made at the Ellington Financial LLC level in a partnership proceeding rather than in separate proceedings with each holder. Ellington Financial Management LLC will represent us as our “tax matters partner” or "partnership representative" during any audit and in any dispute with the IRS. If Ellington Financial Management LLC ceases to own shares or ceases to be our Manager, our Board of Directors may designate a replacement tax matters partner or partnership representative. Each holder of our shares will be informed of the commencement of an audit of us. In general, the tax matters partner or partnership representative may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of our shares. For taxable years beginning after December 31, 2017, new IRS audit procedures apply to partnerships. These new partnership audit procedures require partnerships to pay tax (including interest and penalties) on any adjustments to taxable income made as a result of an IRS audit. Because the audit adjustment tax is paid by the partnership, the economic burden of any such tax on us would fall on the holders of our common shares at the time that the audit adjustment tax is paid. However, a partnership may instead elect to pass through any audit adjustments to those who were partners of the partnership in the year that was audited. If we were to make this election with respect to an audit adjustment, the tax burden associated with such adjustment would fall on those who were holders of our common shares in the year that was audited. These new rules are complex and may be clarified and possibly revised. As a result of these new audit procedures, our shareholders could bear the cost of an audit adjustment relating to a previous tax year, including a tax year prior to when such shareholder acquired our common shares.
Tax Shelter Regulations
In certain circumstances, a holder who disposes of our shares resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction, or a “reportable transaction,” in accordance with regulations governing tax shelters and other potentially tax-motivated transactions, or the “Tax Shelter Regulations.” In addition, an investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. You should consult with your tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of your shares or your allocable share of certain losses incurred by us.
Backup Withholding
We or your broker or financial institution will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of our shares who do not provide their correct taxpayer identification number (or, in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding (currently at a rate of 24%). Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
New Legislation or Administrative or Judicial Action
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made.
The TCJA significantly changed the federal income tax laws applicable to businesses and their owners, including publicly traded partnerships and their shareholders. Some of those changes may lessen the relative competitive advantage of operating as a publicly traded partnership, rather than as a corporation. For example, as of January 1, 2018, the federal income tax rate applicable to corporations is reduced to 21% (from the prior maximum rate of 35%), and the corporate (but not the individual) alternative minimum tax is repealed. These changes generally will reduce the federal income taxes paid by corporations, thereby making a corporation a more attractive form for conducting business than under prior federal income tax law and reducing the relative benefit of the pass-through tax treatment applicable to partnerships. These changes could also reduce the federal income taxes paid by our U.S. corporate subsidiaries.
For taxable years that begin after December 31, 2017, and before January 1, 2026, (1) the TCJA modifies the U.S. federal income tax brackets generally applicable to ordinary income of individuals, trusts and estates and generally reduces the related rates and (2) the highest marginal individual income tax rate is reduced to 37%.
The maximum rate of withholding with respect to our distributions to non-U.S. holders that are attributable to gains from the sale or exchange of U.S. real property interests (or to dividends received by us from a REIT that are attributable to such gains) is reduced from 35% to 21%. The TCJA included significant changes to the federal income tax rules applicable to foreign corporations, which, among other consequences, could affect the amount, timing, or character of the income that we recognize with respect to our foreign subsidiaries. The TCJA makes other significant changes to the Code. To date, the IRS has issued only limited guidance with respect to certain provisions of the TCJA. There are numerous interpretive issues and ambiguities that will require guidance and that have not yet been clearly addressed. Technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on publicly traded partnerships and their holders.
We and holders of our shares could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the Board of Directors to modify the operating agreement from time to time, without the consent of the holders of shares, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse effect on some or all of the holders of our shares.
Certain State, Local and Non-U.S. Tax Matters
Holders of our shares may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of acquiring, owning and disposing of your shares, including potential state tax filing requirements.
Material U.S. Federal Income Tax Considerations Relating to Investments in REITs
General
We invest in REITs from time to time. We own one entity that elected to be treated as a REIT, or our "REIT subsidiary," and we may also form other REIT subsidiaries for a variety of reasons, including, without limitation, in order to engage in certain mortgage-related activities that generate income that might not be considered qualifying income for the publicly traded partnership gross income test, but that we believe would be considered qualifying income for the various REIT gross income tests. Any dividend income from a REIT subsidiary we may form will be qualifying income for purposes of the qualifying income exception. In light of our investments in REITs and the complexity of the REIT rules, certain aspects of those rules are discussed below.
Taxation of a REIT
Under the Code, a REIT itself is generally not subject to tax to the extent that it currently distributes (or is deemed to distribute) its income to its shareholders. To qualify as a REIT, an entity is required to meet a number of technical U.S. federal income tax requirements, including various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its shareholders and the ownership of its shares. In summary form, these technical requirements include the following:

•	a REIT must have at least 100 shareholders;

•
no more than 50% in value of the REIT’s outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined to include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts) during the last half of any calendar year (other than the first REIT taxable year);

•	a REIT generally must distribute 90% of its REIT taxable income each year to its shareholders;

•
at least 75% of a REIT’s gross income must be from rents from real property, interest on mortgages and certain real estate related income, or the “75% gross income test,” and at least 95% of the REIT’s gross income must be derived from those sources together with certain types of passive investment income, including interest and dividends, or the “95% gross income test”;

•
at least 75% of the value of a REIT’s total assets at the end of each calendar quarter must be represented by real estate assets (which generally includes interest in real property, stock in other entities that qualify as REITs, interest in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular and residual interests in a REMIC), cash and cash items and government securities, or the “75% asset test”;

•	no more than 20% (25% for taxable years beginning prior to December 31, 2017) of the value of a REIT’s total assets may consist of the securities of one or more TRSs; and

•
the amount of securities of a single issuer, other than a TRS, that a REIT holds at the end of each calendar quarter generally must not exceed either 5% of the value of its gross assets or 10% of the voting securities or 10% of the value of such issuer’s outstanding securities, or the “10% value test.”

Our REIT subsidiary, or any other REIT in which we invest, will generally not be subject to U.S. federal income tax on the portion of its ordinary income and capital gain it distributes currently or is deemed to distribute to its shareholders. The REIT would be subject to tax at corporate rates on any net ordinary income or capital gain not so distributed. The REIT would also be subject to a tax equal to 100% of net income from any prohibited transaction and to alternative minimum tax liability (which could arise if it has significant items of tax preference). A “prohibited transaction” is a sale of inventory or property held for sale to customers in the ordinary course of business. The REIT may also be subject to income, franchise or other taxes in the jurisdictions and/or the states in which it is organized or operates. For example, the income generated by the TRS owned by our REIT subsidiary is subject to U.S. federal, state, and local income tax. Any taxes paid by our REIT subsidiary or a TRS will reduce the cash available for distribution to our shareholders.
We cannot assure you that our REIT subsidiary or any other REIT in which we invest will be able to comply with the technical requirements for REIT qualification. If our REIT subsidiary or a REIT in which we invest failed to qualify as a REIT and was not able to cure such failure under the applicable provisions of the Code, such REIT would be subject to U.S. federal income tax (including any applicable state and local taxes) on its taxable income at regular corporate rates, and it would not be permitted to deduct distributions to its shareholders. In addition, to the extent of current and accumulated earnings and profits, all distributions we receive from such REIT would be taxable to our holders as dividend income, although, subject to certain limitations under the Code, corporate distributees could be eligible for the dividends-received deduction and individual U.S. holders could be eligible for the reduced U.S. federal income tax rate on corporate dividends. Unless entitled to relief under specific statutory provisions, such REIT and any “successor entity” will also be disqualified from taxation as a REIT for the four taxable years following the year in which it lost its qualification. It is not possible to state whether in all circumstances such a REIT subsidiary would be entitled to this statutory relief.
Taxation of Holders as a Result of Our Ownership of REIT Shares
You will be allocated a portion of the income that we realize with respect to our ownership of the equity of our REIT subsidiary and any other REIT in which we invest. You generally will be taxed with respect to this allocated income in the same manner as if you held the REIT shares directly.
U.S. Holders. Distributions made by a REIT to us out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by our taxable U.S. holders as ordinary income and will not be eligible for the dividends-received deduction for corporations or the reduced rate of U.S. federal income tax on qualified dividend income for taxpayers taxed at individual rates. Such distributions which are allocated to holders that are individuals, estates and trusts generally should be treated as "qualified REIT dividends." See “—Taxation of Holders of Our SharesQualified Business Income” above. Distributions that a REIT designates as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT’s actual net capital gain for the taxable year) without regard to the period for which the holder has held its shares. Corporate holders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will generally not be taxable to the extent that they do not exceed our adjusted basis in the REIT, but rather will reduce such adjusted basis. To the extent that such distributions exceed our adjusted basis in our shares of the REIT, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in our hands. Any consent dividends deemed paid by a REIT will be taxable as ordinary income to the holders to the extent of the REIT’s earnings and profits, even though no cash will be distributed by the REIT. We will not be able to pass through any net operating losses or capital losses of a REIT to our holders.
Gain on the sale of our shares in a REIT will be treated as long-term or short-term capital gain rates, depending on how long the shares were held, and assuming the shares were a capital asset in our hands. In general, however, any loss upon a sale or exchange of shares, to the extent that we held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of previous distributions from the REIT that were required to be treated as long-term capital gain.
Tax-Exempt Holders. Unless the REIT is a “pension-held REIT,” distributions by a REIT to us generally will not constitute UBTI to our holders that are tax-exempt entities, other than any amounts that represent excess inclusion income, provided that the REIT shares are not debt-financed in our hands or used by us in an unrelated trade or business and the holder’s shares in us are not debt-financed or used in an unrelated trade or business. Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning shares in a REIT.
Taxation of Non-U.S. Holders of REIT Shares. Dividends received by us from a REIT that are not attributable to gains from the sale of “United States real property interests” and allocable to non-U.S. holders of our shares would be subject to U.S. withholding tax at a 30% rate (subject to reduction by applicable treaty). For most types of foreign shareholders, dividends that are attributable to excess inclusion income would be subject to withholding at the maximum rate of 30%, without reduction for any otherwise applicable income tax treaty. However, if a non-U.S. holder were treated as being engaged in a U.S. trade or business in any year because an investment by us in such year constituted a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and may be subject to the 30% branch profits tax in the case of corporate non-U.S. holders. (See “—Taxation of Non-U.S. Holders of Our Shares”).
Dividends received by us that are attributable to gains from the sale of United States real property interests and allocable to non-U.S. holders of our shares would be subject under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” to withholding tax at a rate of 21% and would be considered income effectively connected with a U.S. trade or business (which would require the filing of U.S. federal income tax returns by non-U.S. persons and which would be subject to the branch profits tax for corporate non-U.S. holders). For these purposes, dividends paid by the REIT are first considered attributable to gains from the sale of United States real property interests, if any. The term “United States real property interest” does not include mortgage loans or mortgage-backed securities, and we anticipate that we would cause our REIT subsidiary to hold and sell real property acquired on foreclosure of a mortgage loan through a TRS. As a result, we do not anticipate that our REIT subsidiary will generate material amounts of gain that would be subject to FIRPTA, but no complete assurance can be provided that our REIT subsidiary or any other REIT in which we invest will not generate gains that are subject to FIRPTA.
If at least 50% of the assets that a REIT holds are United States real property interests, gains from the sale of the REIT shares by a non-U.S. shareholder would be subject to FIRPTA tax. Gains on the sale of shares in such a REIT, however, would not be subject to the FIRPTA tax, so long as the REIT was “domestically controlled.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. persons. We believe it is unlikely that gains from the sale of the equity in our REIT subsidiary or any other REIT subsidiary we form will be subject to the FIRPTA tax, however, we cannot assure you that we will not hold stock in a REIT that exceeds the 50% threshold.
You should consult your tax advisors regarding the application and effect of state, local and foreign income and other tax laws on the indirect investment in stock or other securities of any REIT in which we invest.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.
The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents, any compensation they receive from us and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering. Sales made directly on the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts sold, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares, which is currently listed on the NYSE. We currently intend to list any common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS
Certain legal matters in connection with offerings of securities hereunder will be passed upon for us by Vinson & Elkins L.L.P., and with respect to U.S. federal income tax matters, Hunton Andrews Kurth LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the next paragraph.
Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.ellingtonfinancial.com) as soon as reasonably practicable after filing with the SEC. The information contained on, or otherwise accessible through our website is not part of, or incorporated by reference into, this prospectus.
The Company will furnish you with annual reports as required by the rules and regulations of the SEC, as well as those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Company. The monthly Account Statements and the annual audited financial statements for the Company that are required to be prepared under the CFTC’s rules will be published online at http://ir.ellingtonfinancial.com/phoenix.zhtml?c=214142&p=irol-CFTCReg. Additional reports may be posted online at http://ir.ellingtonfinancial.com/phoenix.zhtml?c=214142&p=irol-CFTCReg in the discretion of the Company or the Manager or as required by regulatory authorities. A copy of this prospectus (also referred to as a “disclosure document” for commodities law purposes) is also available at http://ir.ellingtonfinancial.com/phoenix.zhtml?c=214142&p=irol-CFTCReg.
DOCUMENTS INCORPORATED BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. These documents contain important information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus or in any applicable prospectus supplement modifies or supersedes the original statement. The following documents previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” are incorporated by reference into this prospectus and registration statement of which this prospectus is a part except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018;

•	Our Current Reports on Form 8-K filed on February 7, 2018, April 2, 2018, May 2, 2018, and May 17, 2018;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2018;

•	All other reports we have filed pursuant to Section 13(a), 13(c), 14 and 15(a) of the Exchange Act since December 31, 2017; and

•
The description of our common shares incorporated by reference in our registration statement on Form 8-A/A filed on October 5, 2010 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

If any statement in this prospectus is inconsistent with a statement in one of the incorporated documents referred to above, then the statement in the incorporated document will be deemed to have been superseded by the statement in this prospectus.
We also incorporate by reference any of the following documents that we file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part through the date the offering of securities under this registration statement is terminated (other than any portion of these documents that is furnished or otherwise deemed not to be filed):

•	Reports filed under Section 13(a) and (c) of the Exchange Act;

•	Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and

•	Any reports filed under Section 15(d) of the Exchange Act.
To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us in writing or by phone at:
Ellington Financial LLC
53 Forest Avenue
Old Greenwich, CT 06870
(203) 409-3575

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*
The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant. All amounts set forth below are estimates, except for SEC registration fee.

Securities and Exchange Commission registration fee	$—
Printing and engraving fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*
*These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The applicable prospectus supplement filed pursuant to Rule 424 or one or more Current Reports on Form 8-K, which will be incorporated by reference herein, will set forth the estimated amount of such expenses payable in respect of such offering of securities.

Item 15.	Indemnification of Directors and Officers.
Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify any member or manager or other person from and against any and all claims and demands whatsoever. Our operating agreement provides that our directors will not be liable to us, or any subsidiary of ours, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director’s obligations or duties in connection with us, including breach of fiduciary duty, except as follows: (1) for any breach of the director’s duty of loyalty to us or the holders of the shares; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. The operating agreement provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was our director, officer, employee, tax matters member or agent, or is or was serving at our request as a director, officer, employee or agent of another company, to the fullest extent permitted by law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify our directors and executive officers to the fullest extent permitted by law and advance our directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 16.	Financial Statements and Exhibits.
The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-3:

Exhibit	Description of Document

1.1*	Form of Underwriting Agreement

3.1
Second Amended and Restated Operating Agreement of Ellington Financial LLC, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-160562, filed on November 3, 2009

3.2
First Amendment to Second Amended and Restated Operating Agreement of Ellington Financial LLC dated August 8, 2011, incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

3.3
Second Amendment to Second Amended and Restated Operating Agreement of Ellington Financial LLC dated August 7, 2017, incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017

4.1	Form of Common Share Certificate of Ellington Financial LLC, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-160562

4.2*	Form of certificate representing Preferred Shares

4.3	Form of Indenture, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3, Commission File No. 333-177754

4.4*	Form of Warrant

4.5*	Form of Warrant Agreement

4.6*	Form of Subscription Rights Agreement (including form of subscription rights certificate)

5.1**	Opinion of Vinson & Elkins L.L.P. as to legality of the securities being issued

8.1	Opinion of Hunton Andrews Kurth LLP as to certain U.S. federal income tax matters

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges

21.1	List of Subsidiaries, incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017

23.1**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP

24.1**	Power of Attorney (included on Signature Page)

25.1***	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment, or as an exhibit to a Current Report on Form 8-K and incorporated by reference into this registration statement subsequent to its effectiveness.

**	Previously filed.

***	Where applicable, to be filed subsequently in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
The undersigned registrant hereby further undertakes that:
For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Old Greenwich, Connecticut, on the 29th day of May, 2018.

ELLINGTON FINANCIAL LLC.
Date:	May 29, 2018	By:	/s/ LAURENCE PENN
Laurence Penn Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAURENCE PENN	Chief Executive Officer, President and Director (Principal Executive Officer)	May 29, 2018
LAURENCE PENN

/s/ JR HERLIHY	Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2018
JR HERLIHY

*	Director	May 29, 2018
MICHAEL W. VRANOS

*	Chairman of the Board**	May 29, 2018
THOMAS F. ROBARDS

*	Director**	May 29, 2018
RONALD I. SIMON PH.D

*	Director**	May 29, 2018
EDWARD RESENDEZ

**	Independent Director

*By:	/s/ Laurence Penn
Name: Laurence Penn

Title:	As attorney-in-fact